AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1999
                                                      REGISTRATION NO. 333-72621
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                  ON FORM S-3+
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                        OAKWOOD MORTGAGE INVESTORS, INC.
                                  (Registrant)
             (Exact name of registrant as specified in its charter)

        NORTH CAROLINA                                      56-886793
   (State of Incorporation)                       (I.R.S. Employee I.D. No.)


                                7800 MCCLOUD ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9634
                                 (336) 664-2400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ----------------------------
         DOUGLAS R. MUIR, TREASURER                                COPY TO:
              7800 MCCLOUD ROAD                                JACK A. MOLENKAMP
      GREENSBORO, NORTH CAROLINA  27409                        HUNTON & WILLIAMS
               (336) 664-2400                            RIVERFRONT PLAZA, EAST TOWER
          (336) 664-3224 (TELECOPY)                          951 EAST BYRD STREET
(Name, address, including zip code and telephone        RICHMOND, VIRGINIA  23219-4074
number, including area code, of agent for service)              (804) 788-8200
                                                           (804) 788-8218 (TELECOPY)
                          -----------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|


                             -----------------------

                                      CALCULATION OF REGISTRATION FEE
---------------------------------- --------------- ------------- --------------- --------------

                                                     PROPOSED       PROPOSED
       TITLE OF SECURITIES          AMOUNT TO BE     MAXIMUM        MAXIMUM
        BEING REGISTERED            REGISTERED*      OFFERING      AGGREGATE       AMOUNT OF
                                                      PRICE         OFFERING     REGISTRATION
                                                    PER UNIT*        PRICE*           FEE
---------------------------------- --------------- ------------- --------------- --------------
    Pass-Through Certificates        $1,000,000        100%        $1,000,000       $278**
================================== =============== ============= =============== ==============

     *   Estimated solely for calculating the registration fee.
     **  Previously paid.
The within Prospectus and related Prospectus Supplements cover the $1,000,000 in principal amount of Pass-Through Certificates being registered hereunder, plus the $3,500,000,000 in principal amount of Pass-Through Certificates registered by the Registrant under Registration Statements No. 333-58497 on Form S-3, $255,998,141 of which is being carried forward. The registration fees in respect to the latter Pass-Through Certificates were paid at the time of the original filing of Registration No. 333-58497 relating to those Pass-Through Certificates in the aggregate of $970,444.10.

                       ----------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     +In addition, pursuant to Rule 429, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 2 to Registration Statement 333-58497 on Form S-3 (filed by Registrant on July 2, 1998).
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Prospectus Supplement to Prospectus dated April 16, 1999


                                                                     [Logo]

                           OMI Trust 1999-___, Issuer

                   Oakwood Mortgage Investors, Inc., Depositor

                                $________________

         Senior/Subordinated Pass-Through Certificates, Series 1999-___

               Oakwood Acceptance Corporation, Seller and Servicer

                            -------------------------


The trust initially will consist of contracts and mortgage loans secured by manufactured homes and related real estate with an aggregate principal balance of approximately $___________. An election will be made to treat a portion of the assets of the trust as one or more REMICs under the Internal Revenue Code, and the offered certificates will be "regular interests" in one of the REMICs. The underlying accounts, contracts, and mortgage loans are not insured or guaranteed by any governmental agency. [Oakwood Homes will guaranty some collections on the contracts and mortgage loans.]


Investing in the certificates involves risks. See "Risk Factors" on page S-4 of this prospectus supplement and page 1 of the prospectus.


Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete.
Any representation to the contrary is a criminal offense.




                                                                           Underwriting
                             Principal  Class Monthly       Price to       Discounts and   Proceeds to
                            Amount         Interest Rate     Public        Commissions       Issuer
-------------------------------------------------------------------------------------------------------
  A-1 Certificates.....    $__________          (1)         __________%       ______%       __________%
  A-2 Certificates.....    $__________      ______%         __________%       ______%       __________%
  A-3 Certificates.....    $__________      ______%         __________%       ______%       __________%
  A-4 Certificates.....    $__________      ______%         __________%       ______%       __________%
  A-5 Certificates.....    $__________      ______%         __________%       ______%       __________%
  M-1 Certificates.....    $__________      ______%(2)      __________%       ______%       __________%
  M-2 Certificates.....    $__________      ______%(2)      __________%       ______%       __________%
  B-1 Certificates.....    $__________      ______%(2)      __________%       ______%       __________%
  B-2 Certificates.....    $__________      ______%(2)      __________%       ______%       __________%
  Total................    $__________                    $___________    $_________      $____________


(1) The lesser of one-month LIBOR plus ______% and the weighted average net asset rate.

(2) The lesser of the stated rate per annum and the weighted average net asset rate.

   The price to the public is per certificate, plus accrued interest from _____ 1, 199___ in the case of the class A-2, A-3, A-4, A-5, M and B certificates and from the date the certificates are issued, in the case of the class A-1 certificates.

   Proceeds to issuer has been calculated before deducting expenses payable by Oakwood Mortgage, estimated to be approximately $__________.


The first monthly distribution date will be __________ 15, 199__. The record date for each distribution date will be the last business day of the month preceding a distribution date.


Delivery of the certificates will be made through The Depository Trust Company on or about _________ __, 199___, against payment in immediately available funds.


                                               [Underwriters]

                                Prospectus Supplement dated _______________.

            Important notice about the information we present in this
                   prospectus prospectus supplement and in the
                            accompanying prospectus.


        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We provide information to you about the certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your certificates and this prospectus supplement, which describes the specific terms of your certificates.


        Your certificates will not be listed on any trading exchange.


        This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

        [We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.]

        Until ____________ all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS




PROSPECTUS SUPPLEMENT

                                                          Page
Summary of Terms..........................................S-1
Risk Factors..............................................S-4
Description of the Offered Certificates...................S-5
    General...............................................S-5
    [Book-Entry Certificates..............................S-5
    Collection of Payments on Assets......................S-6
    Realized Losses on Liquidated Loans...................S-7
    Allocation of Writedown Amounts.......................S-7
    Distributions.........................................S-7
    Subordination of the Subordinated Certificates .......S-14
    [The Limited Guarantee................................S-14
The Asset Pool............................................S-15
    General...............................................S-15
    Fixed Rate Assets.....................................S-15
    Adjustable Rate Assets................................S-17
    Selected Data.........................................S-17
    Underwriting Guidelines...............................S-24
    Conveyance of Assets..................................S-24
    [Conveyance of Subsequent Assets and Pre-Funding
          Account ........................................S-26
Maturity and Prepayment Considerations....................S-27
    Weighted Average Lives of the Offered Certificates ...S-27
    Modeling Assumptions and MHP Tables...................S-28
    [Pre-Funding..........................................S-33
    Factors Affecting Prepayments.........................S-33
Yield on the Offered Certificates.........................S-34
The Trust.................................................S-36
    General...............................................S-36
    The Trustee...........................................S-37
    Optional Termination..................................S-37
    Auction Sale..........................................S-38
    Termination of the Agreement..........................S-38
    Voting Rights.........................................S-38
    Reports to Certificateholders.........................S-39
Servicing of the Assets...................................S-40
    The Servicer..........................................S-40
    Servicing Portfolio...................................S-40
    Delinquency and Loan Loss/Repossession Experience ....S-41
    Collection and Other Servicing Procedures.............S-43
    Servicing Compensation and Payment of Expenses........S-43
    Advances..............................................S-43
    Successors to Servicer, Delegation of Duties..........S-44
Use of Proceeds...........................................S-44
Underwriting..............................................S-44
Legal Matters.............................................S-46
ERISA Considerations......................................S-46
Ratings...................................................S-48
Legal Investment Considerations...........................S-49

PROSPECTUS
                                                          Page
Risk Factors.................................................1
Description of the Certificates..............................5
  General....................................................5
  Book-Entry Procedures......................................7
  Allocation of Collections from the Assets..................9
  Optional Redemption or Termination........................10
Maturity and Prepayment Considerations......................11
  Maturity..................................................11
  Prepayment Considerations.................................11
Yield Considerations........................................12
The Trusts..................................................13
  General...................................................13
  The Assets................................................13
  Substitution of Contracts or Mortgage Loans...............17
  Pre-Funding...............................................18
  Distribution Account......................................19
  Reserve Funds.............................................19
  Insurance.................................................19
  Delivery of Additional Assets.............................24
  Investment of Funds.......................................24
  Certificate Guarantee Insurance...........................25
  Oakwood Homes Guarantee...................................25
  Alternate Credit Enhancement..............................25
Underwriting Policies.......................................25
  Oakwood's Contract Underwriting Guidelines................25
  General Underwriting Standards for Mortgage Loans ........27
Sale and Servicing of  Contracts and Mortgage Loans ........27
  Assignment of Contracts and Mortgage Loans................27
  Representations and Warranties............................29
  Servicing.................................................30
  Advances..................................................33
  Compensating Interest.....................................34
  Maintenance of Insurance Policies and Other Servicing
     Procedures ............................................34
The Pooling and Servicing Agreements........................36
  The Servicer..............................................36
  The Trustee...............................................36
  Reports to Certificateholders.............................37
  Events of Default.........................................37
  Certificateholder Rights..................................38
  Amendment.................................................38
  Termination...............................................39
Certain Legal Aspects of Contracts and Mortgage Loans ......39
  The Contracts.............................................39
  The Mortgage Loans............................. ..........44
  Environmental Considerations..............................48
  Enforceability of Considerations..........................49
Use of  Proceeds............................................49
The Company.................................................50
The Servicer................................................50
Federal Income Tax Consequences.............................50
  General...................................................51
  REMIC Certificates........................................51
  Tax Treatment of Residual Certificates....................64
  Taxation of Certain Foreign Holders of REMIC Certificates.75
  Reporting and Tax Administration..........................76
  Non-REMIC Certificates....................................77
State Tax Considerations....................................83
ERISA Considerations........................................83
Available Information.......................................85
Incorporation of Certain Documents by Reference.............86
Plan of Distribution........................................86
Legal Investment Considerations.............................87
Experts   ..................................................88
Legal Matters...............................................88
Index of Terms  ............................................89

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THIS INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

INFORMATION ABOUT YOUR TRUST

The certificates are being offered by OMI trust 1999-___, which will be established by Oakwood Mortgage Investors, Inc. Oakwood Mortgage maintains its principal office at 7800 McCloud Road, Greensboro, North Carolina 27409-9634. Its telephone number is (336) 664-2400. The trust will acquire contracts and mortgage loans from Oakwood Mortgage. The contracts and mortgage loans will secure payment of the certificates.


Only the class A-1, class A-2, class A-3, class A-4, class A-5, class M-1, class M-2, class B-1 and class B-2 certificates are being offered by this prospectus supplement. The trust will also issue the class X and class R certificates, which are not offered hereby.

Oakwood Acceptance Corporation will be responsible for servicing the contracts and mortgage loans.

The trustee is _______________________________________. The trustee's corporate trust office's address is _________________________________________________. Its
telephone number is ______________________.


INFORMATION ABOUT YOUR CERTIFICATES

The certificates will be issued pursuant to a pooling and servicing agreement among Oakwood Mortgage, Oakwood Acceptance and the trustee. The proceeds from the issuance of certificates will be used to purchase the contracts and mortgage loans and to pay the costs of issuing the certificates and pooling the contracts and mortgage loans.

SEE "THE POOLING AND SERVICING AGREEMENTS" IN THE PROSPECTUS.


The certificates will not be listed on any exchange. Although the underwriter intends to make a secondary market in the certificates, it is not required to do so. A secondary market for the certificates may not develop. If one does develop, it may not continue or provide sufficient liquidity.


NEITHER YOUR CERTIFICATES NOR THE UNDERLYING ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY [OR ANY OTHER INSURER].


Issuance of the certificates is scheduled for _______________.


CREDIT ENHANCEMENT AND SUBORDINATION

The subordination of the class M-1, M-2, B-1, B-2, X and R certificates provides credit support for the class A-1, A-2, A-3, A-4 and A-5 certificates. The subordination of the class M-2, B-1, B-2, X and R certificates provides credit support for the class M-1 certificates. The subordination of the class B-1, B-2, X and R certificates provides credit support for the class M-2 certificates. The subordination of the class B-2, X and R certificates provides credit support for the class B-1 certificates. The subordination of the class X and R certificates [and the limited guarantee of Oakwood Homes] provide credit support for the class B-2 certificates.

SEE "DESCRIPTION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

In the ordinary course, monies received on the contracts and mortgage loans will be applied first to distributions of interest on each class of certificates in the order of their priority, and then to principal. Until the occurrence of events described in this prospectus supplement, principal distributions will be applied first to the class A certificates, and only thereafter to the other classes of certificates. If performance criteria are met, a portion of principal may be distributed to subordinated classes simultaneously with principal distributions on the class A certificates.

SEE "DESCRIPTION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

Distributions on the certificates of a particular class will be made in proportion to their percentage interests.

SEE "DESCRIPTION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING OF THE ASSETS OF YOUR TRUST

Oakwood Acceptance will act as servicer for the assets. It will make advances in respect of delinquent payments on the assets and in respect of liquidation expenses and taxes and insurance premiums not paid by an obligor on a timely basis, to the extent it considers the advances to be recoverable out of liquidation proceeds.


Oakwood Acceptance will be entitled to a monthly fee with respect to the assets equal to 1.00% per annum on the scheduled principal balance of the assets.


SEE "SERVICING OF THE ASSETS" IN THIS PROSPECTUS SUPPLEMENT.

THE ASSETS CONTAINED IN YOUR TRUST


The primary assets of the trust consist of


o manufactured housing installment sales contracts secured by security interests in the manufactured homes and, in some cases, by liens on the real estate on which the manufactured homes are located, and


o mortgage loans secured by first liens on the real estate on which the manufactured homes are permanently affixed.

The total number of assets is ______. Their total principal balance is approximately $______. Of the total number of assets, ______ are fixed-rate assets and ______ are variable-rate assets.


 SEE "THE ASSET POOL" IN THIS PROSPECTUS SUPPLEMENT.

The assets may be prepaid at any time without penalty. The yield on the certificates may not match your expectations if these prepayments are faster or slower than expected.

SEE "DESCRIPTION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

[YOUR TRUST CONTAINS A PRE-FUNDING ACCOUNT


A portion of the trust's initial assets will consist of cash in a pre-funding account. The pre-funded amount initially will equal the difference between the principal balance of the certificates and the principal balance of the initial assets. Funds in the pre-funding account may be used to purchase additional manufactured housing installment sales contracts and mortgage loans during the [first 3 months] following the closing date. These additional assets will have characteristics very similar to the existing assets. If all of the pre-funded amount is not used to acquire pre-funded assets, then amounts left in the pre-funding account after the [3-month] period will be distributed to you as a principal prepayment. Interest income earned on the pre-funded amount during the pre-funding period will not be allocated to you, but will belong to Oakwood Mortgage.


SEE "THE ASSET POOL - CONVEYANCE OF ASSETS" AND " - CONVEYANCE OF SUBSEQUENT ASSETS AND PRE-FUNDING" IN THIS PROSPECTUS SUPPLEMENT.]

THE FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for each class of offered certificates is the distribution date occurring in ________. This was determined by adding three months to the maturity date of the asset with the latest stated maturity. Because the rate of principal distributions on the certificates will depend upon the rate of principal payments, including prepayments, on the assets, the actual final distribution on the classes of certificates could occur significantly earlier than this date. We can provide no assurance as to the actual payment experience of the assets.

[LIMITED GUARANTEE ON THE CLASS B-2 CERTIFICATES


[Oakwood Homes will provide a limited guarantee of collections on the contracts and mortgage loans for the benefit of the class B-2 certificates. This limited guarantee will not be available to support any other class of certificates.


SEE "DESCRIPTION OF THE OFFERED CERTIFICATES -- THE LIMITED GUARANTEE" IN THIS PROSPECTUS SUPPLEMENT.]

OPTIONAL TERMINATION OF YOUR TRUST BY THE SERVICER

The servicer may terminate the trust by buying all of the assets at any time when the current aggregate principal balance of all certificates is less than ______% of their original amount. THE TERMINATION PRICE PAID FOR YOUR TRUST'S ASSETS DURING AN OPTIONAL TERMINATION MAY, IN SOME CIRCUMSTANCES, BE LESS THAN THE OUTSTANDING PRINCIPAL BALANCE AND UNPAID INTEREST OF THE CERTIFICATES.


The servicer may also terminate the trust if it determines that there is a substantial risk that either the pooling REMIC or the issuing REMIC will lose its REMIC status.


SEE "THE TRUST--OPTIONAL TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

AUCTION SALE OF YOUR TRUST'S ASSETS

If the servicer does not exercise its optional termination rights when it is initially permitted to do so, the trustee will solicit bids on the assets remaining in the trust. THE TERMINATION PRICE

PAID FOR YOUR TRUST'S ASSETS DURING AN AUCTION SALE MAY, IN SOME CIRCUMSTANCES, BE LESS THAN THE OUTSTANDING PRINCIPAL BALANCE AND UNPAID INTEREST OF THE CERTIFICATES.


SEE "THE TRUST -- AUCTION SALE" IN THIS PROSPECTUS SUPPLEMENT.


FEDERAL INCOME TAX CONSEQUENCES TO YOU

The assets of the trust will be treated as a pooling REMIC for federal income tax purposes. The "regular interests" of the pooling REMIC will be treated as a different REMIC, an issuing REMIC, for federal income tax purposes. Class A-1, A-2, A-3, A-4, A-5, M-1, M-2, B-1, B-2 and X certificates will be "regular interests" in the issuing REMIC. Therefore, the certificates will evidence debt obligations under the Internal Revenue Code of 1986, as amended, and interest paid or accrued thereon will be taxable to certificateholders. By acceptance of this certificate, you will be deemed to have agreed to treat your certificate as a debt instrument for purposes of federal and state income tax, franchise tax, and any other tax measured in whole or in part by income. The class A-2, A-3, A-4 and A-5 certificates earn interest at a fixed rate and will be issued with original issue discount only if their stated principal amount exceeds their issue prices. The class A-1, M-1, M-2, B-1 and B-2 certificates are non-VRDI certificates and will be treated as issued with original issue discount as described in the prospectus. We will use ______% MHP as the prepayment assumption to calculate the accrual rate of original issue discount, if any. However, there is no assurance as to what the rate of prepayment will be.

SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

ERISA CONSIDERATIONS FOR PLANS AND PLAN INVESTORS


Fiduciaries of employee benefit plans and certain other retirement plans that are subject to ERISA or corresponding provisions of the Internal Revenue Code who propose to cause a plan to acquire any of the offered certificates should consult with their own counsel to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited either under ERISA or the Internal Revenue Code. Certain prohibited transaction exemptions may be applicable to the purchase and holding of the class A-1, A-2, A-3, A-4 and A-5 certificates.


BECAUSE THE CLASS M-1, M-2, B-1 AND B-2 CERTIFICATES ARE SUBORDINATED TO OTHER CLASSES OF CERTIFICATES, THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS WILL NOT BE SATISFIED. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THESE CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. ACCORDINGLY, THE CLASS M-1, M-2, B-1 AND B-2 CERTIFICATES ARE NOT OFFERED TO OR TRANSFERABLE TO PLAN INVESTORS UNLESS THE PLAN INVESTOR MEETS CERTAIN REQUIREMENTS.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

YOUR CERTIFICATES MAY BE LEGAL INVESTMENTS FOR REGULATED ORGANIZATIONS


The class A-1, A-2, A-3, A-4, A-5 and M-1 certificates will be "mortgage related securities" for purposes of SMMEA as long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.

[If pre-funding account is used, classes become "mortgage related securities" for SMMEA after pre-funded amount is reduced to zero.]


THE CLASS M-2, B-1 AND B-2 CERTIFICATES WILL NOT BE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA BECAUSE THEY ARE NOT RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES.


SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.


THE RATINGS ASSIGNED TO YOUR CERTIFICATES


It is a condition to the issuance of the certificates that the classes of certificates obtain the following ratings by _____________ and _____________________________:


Class A-1      ____                ____
Class A-2      ____                ____
Class A-3      ____                ____
Class A-4      ____                ____
Class A-5      ____                ____
Class M-1      ____                ____
Class M-2      ____                ____
Class B-1      ____                ____
Class B-2      ____                ____

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS



        In addition to the risk factors in the prospectus, you should note the following:



You May Experience A Loss on        Manufactured housing usually depreciates
 Your Investment If Losses and      in value. Over time, the market values of
Delinquencies On Assets in The      the manufactured homes could be less than
Trust Are High                      the loans they secure. This may cause
                                    delinquencies and may increase the amount of loss following default. In this event, your trust may not be able to recover the full amount owed, which may result in a loss on your certificates. The statistical information related to the loss experience of Oakwood Acceptance as servicer is available under "Servicing of the Assets" in this prospectus supplement. We can provide you with no assurance that the performance of your trust's assets will be similar to the statistical information provided, in part because the values of manufactured homes can be sharply affected by downturns in regional or local economic conditions. Generally, the statistical information provided reflects higher delinquencies and loan losses since 1994.

[The Limited Guarantee Will         [The limited guarantee is an unsecured
Provide Credit Enhancement for the  obligation of Oakwood Homes, and will
Class B-2 Certificates Only]        not be supported by any credit
                                    arrangement. The limited guarantee will not benefit any class other than the class
                                    B-2 certificates.]

Losses Will Affect Subordinated     The class M-1, class M-2, class B-1 and
Certificates before Affecting More  class B-2 certificates are subordinated to
Senior Certificates                 the class A-1, A-2, A-3, A-4 and A-5
                                    certificates. Losses in excess of the credit support provided by the class X and R certificates will be experienced first by the class B-2 certificates, next by the class B-1 certificates, next by the class
                                    M-2 certificates, and next by the class M-1 certificates. Thereafter, losses on the assets exceeding the amount of the subordinated certificates could result in a loss being realized by the class A-1, A-2, A-3, A-4 and A-5 certificates.


Prepayments May Cause Cash          Obligors are not required to pay
Shortfalls                          interest on their assets after the date
                                    of a full prepayment of principal. As a
                                    result, a full prepayment may reduce the amount of interest received from obligors during that collection period to less than one month's interest on the assets. If a sufficient number of assets are prepaid in full, then interest payable on the assets during that collection period may be less than the interest due on the certificates.

[Class A-1 Certificates Have An     [Class A-1 certificates bear interest
Uncertain Yield]                    based on one-month LIBOR, which is variable
                                    and which changes differently than do other indices. In addition, regardless of the level of one-month LIBOR, the interest rate of the class A-1 certificates may not exceed the weighted average net asset rate.]


[Year 2000 Information Systems      [The servicer has analyzed the potential
Procedures]                         effects of year 2000 issues on the computer
                                    systems that support its business. This
                                    review included issues associated with the servicer's internally developed software and software licensed from others. The servicer also is in the process of reviewing year
                                    2000 issues faced by significant third
                                    parties with whom it conducts business.

                                    The servicer has begun remediation of
                                    internally developed software to resolve year 2000 compliance issues. The costs incurred by the servicer to date have not been material, and the servicer does not anticipate that the expected remaining costs will be material. Based upon its assessment of internally developed and licensed software and the status of remediation undertaken to date, the servicer believes that all of its significant computer systems will be year 2000 compliant before January 1, 2000. The servicer continues to test and monitor year 2000 compliance issues, and this testing may or may not be successful. You may experience losses or delays in payment if the servicer does not achieve year 2000 compliance. ]



                   Description of the Offered Certificates



General


        The Senior/Subordinated Pass-Through Certificates, Series 1999-___, will consist of the class A-1, class A-2, class A-3, class A-4, class A-5, class M-1, class M-2, class B-1, class B-2, class X and class R certificates. Only the class A-1, class A-2, class A-3, class A-4, class A-5, class M-1, class M-2, class B-1 and class B-2 certificates are offered by this prospectus supplement. The class M-1, class M-2, class B-1, class B-2, class X and class R certificates will be subordinated to the class A certificates in respect of distributions of principal and interest. The offered certificates will be issued in book-entry form only, in denominations of $1,000 and integral multiples of $1 in excess of this amount. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of ______________ (the "Trustee") at its Corporate Trust Department. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge incurred in connection with the exchange or transfer.

        Distributions of principal and interest on the offered certificates will be made on the 15th day of each month, or, if this day is not a business day, on the next succeeding business day (a "Distribution Date"), beginning in ____________, to the persons in whose names the certificates are registered on the "Record Date", which is the close of business on the last business day of the month preceding the month in which the Distribution Date occurs. Each distribution with respect to a book-entry certificate will be paid to the Depository, which will credit the amount of this distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing this distribution to the Beneficial Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Beneficial Owners that it represents. All credits and disbursements with respect to book-entry certificates are to be made by the Depository and the Participants in accordance with the Depository's rules.

        The class X certificates are interest-only securities that have no stated certificate principal balance, but are entitled to receive a distribution on each Distribution Date of certain interest amounts, as more fully set forth in the pooling and servicing agreement. The class R certificates will have no stated certificate principal balance or Pass-Through Rate, and will represent the beneficial ownership of the "residual interest" in each of the REMICs.

[Book-Entry Certificates

        The offered certificates will be book-entry certificates as described in the prospectus under "Description of the Certificates -- Book-Entry Procedures." The offered certificates will initially be registered in the name of Cede & Co., the nominee of the Depository Trust Company.

        Unless and until the offered certificates are issued in certificated, fully-registered form, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Beneficial Owners are only permitted to exercise the rights of certificateholders indirectly through Depository Participants and DTC.

        DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to certificateholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to:

o impress upon them the importance of these services being Year 2000 compliant; and

o determine the extent of their efforts for Year 2000 remediation --- and, as appropriate, testing --- of their services.

In addition, DTC is in the process of developing contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.]

Collection of Payments on Assets

        Oalwood Acceptance Corporation (in this capacity, the "Servicer") will establish and maintain the Certificate Account for the benefit of the Trustee. The Certificate Account must be an Eligible Account. The Certificate Account is to be held in trust for the benefit of the Trustee on behalf of the certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in this account are held for the benefit of the Trustee. A single Certificate Account may be maintained for more than one series of certificates provided that in this event, the Servicer shall cause separate accounting and records to be maintained within the Certificate Account with respect to each separate series. Funds in the Certificate Account will be invested in Eligible Investments that will mature or be subject to redemption not later than the business day preceding the applicable monthly Distribution Date. Earnings on amounts deposited into the Certificate Account shall be credited to the account of the Servicer as servicing compensation in addition to the Servicing Fee and may be used to offset P&I Advances due from the Servicer in respect of the Distribution Date next succeeding the date on which these earnings were made or, at the Servicer's option, may be released to the Servicer on the related Distribution Date. The amount of any losses incurred in respect of any of these investments shall be deposited into the Certificate Account by the Servicer out of its own funds promptly after any of these losses are incurred.

        All payments in respect of principal and interest on the assets received by the Servicer on or after the Cut-off Date, exclusive of collections relating to scheduled payments due on or prior to the Cut-off Date, including principal prepayments and net liquidation proceeds, will be deposited into the Certificate Account no later than the second business day following the Servicer's receipt. Amounts collected as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing compensation. In addition, amounts paid by Oakwood Acceptance for assets repurchased as a result of breach of a representation or warranty under the pooling and servicing agreement and amounts required to be deposited upon substitution of a qualified substitute asset because of a breach of a representation or warranty, as described under "The Asset Pool -- Conveyance of Assets" in this prospectus supplement, will be paid into the Certificate Account.

        Subject to the following sentence, on or prior to the business day before each Distribution Date, the Servicer will remit all scheduled payments of principal and interest due on the assets during the Collection Period and collected by the Servicer and all unscheduled collections in respect of principal and interest on the assets received during the related Prepayment Period, in each case to the extent these collections comprise part of the Available Distribution Amount for the upcoming Distribution Date, together with the amount of any required Advances to the Trustee for deposit into the Distribution Account. If, however, the Certificate Account is maintained by the Trustee, the Trustee may withdraw this amount, and any portion of the P&I Advance to be covered by investment earnings on the Certificate Account, from the Certificate Account on the applicable Distribution Date and deposit it into the Distribution Account. In such event, the Servicer will remit the portion, if any, of the required P&I Advance that is not to be covered by investment earnings on the Certificate Account to the Trustee on business day preceding the Distribution Date for deposit into the Distribution Account. The Distribution Account shall be an Eligible Account established and maintained by the Trustee.

        The Trustee or its Paying Agent will withdraw funds from the Distribution Account, but only to the extent of the Available Distribution Amount, to make distributions to certificateholders as specified under " -- Distributions -- Priority of Distributions" in this prospectus supplement.

        From time to time, as provided in the pooling and servicing agreement, the Servicer will also withdraw funds from the Certificate Account for other purposes as permitted by the pooling and servicing agreement.

Realized Losses on Liquidated Loans

        The Principal Distribution Amount for any Distribution Date is intended to include the Scheduled Principal Balance of each asset that became a liquidated loan during the related Prepayment Period. A Realized Loss will be incurred on a liquidated loan in the amount, if any, by which the net liquidation proceeds from the liquidated loan are less than the unpaid principal balance of the liquidated loan, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Servicing Advances. To the extent that the amount of the Realized Loss is in excess of interest collected on the nondefaulted assets in excess of certain interest payments due to be distributed on the offered certificates and any portion of this interest required to be paid to a Servicer other than Oakwood Acceptance as servicing compensation ("Excess Interest"), then the amount of this shortfall will be allocated to the subordinated certificates as a Writedown Amount. See " -- Allocation of Writedown Amounts".

Allocation of Writedown Amounts

        Any Writedown Amount on a Distribution Date will be allocated to reduce to zero the certificate principal balance of a class, as adjusted for write-downs, in the following order:

        o    first, to the class B-2 certificates;

        o    second, to the class B-1 certificates;

        o    third, to the class M-2 certificates; and

        o    fourth, to the class M-1 certificates.

Distributions

        Available Distribution Amount

        The "Available Distribution Amount" for a Distribution Date will include

        o Monthly Payments of principal and interest due on the assets during the related Collection Period, regardless of whether these payments were actually collected from the obligors or advanced by the Servicer and unscheduled payments received with respect to the assets during the related Prepayment Period, including principal prepayments, proceeds of repurchases, net liquidation proceeds and net insurance proceeds, less

        o if Oakwood Acceptance is not the Servicer, Servicing Fees for the related Collection Period, amounts required to reimburse the Servicer for previously unreimbursed Advances in accordance with the pooling and servicing agreement, amounts required to reimburse Oakwood Mortgage or the Servicer for reimbursable expenses in accordance with the pooling and servicing agreement and amounts required to reimburse any party for an overpayment of a Repurchase Price for an asset.

        Distributions

        Distributions will be made on each Distribution Date to holders of record on the preceding Record Date. Distributions on a class of certificates will be allocated among the certificates of the class in proportion to their percentage interests.

        Interest

        On each Distribution Date, holders of the class A certificates will be entitled to receive, to the extent of the Available Distribution Amount:

        o interest accrued on their class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the certificate principal balance of their class immediately prior to the Distribution Date (the "Interest Distribution Amount"), plus

        o any interest amounts remaining unpaid from a previous Distribution Date, plus interest accrued on this amount during the related Interest Accrual Period, at the then applicable Pass-Through Rate.

        On each Distribution Date, holders of the subordinated certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described under " -- Priority of Distributions" [and, in the case of the class B-2 certificates, the extent of any Limited Guarantee Payment Amounts]

        o interest accrued on their class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the certificate principal balance immediately following the most recently preceding Distribution Date, reduced by all Writedown Amounts allocated on that Distribution Date, of their class immediately prior to the Distribution Date (the "Interest Distribution Amount"), plus

        o any interest amounts remaining unpaid from a previous Distribution Date, plus interest accrued on this amount during the related Interest Accrual Period, at the then applicable Pass-Through Rate.

        "Interest Accrual Period" shall mean, with respect to each Distribution Date

        o for the class A-1 certificates, the period commencing on the 15th day of the preceding month through the 14th day of the month in which this Distribution Date is deemed to occur, except that the first Interest Accrual Period for the class A-1 certificates will be the period from the closing date through ______________, and

        o for the other classes of offered certificates, the calendar month preceding the month in which the Distribution Date occurs.

Interest on the class A-1 certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Interest on the other classes of offered certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        The Pass-Through Rate for the classes of offered certificates on any Distribution Date will be the per annum rates set forth on the cover page of this prospectus supplement.

        In addition, on each Distribution Date, to the extent of the Available Distribution Amount and on a subordinated basis as described under " -- Priority of Distributions" [and, in the case of the class B-2 certificates, the extent of any Limited Guarantee Payment Amounts] the holders of the subordinated certificates will be entitled to receive

        o interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount (the class' "Writedown Interest Distribution Amount"), plus

        o any interest amounts remaining unpaid from a previous Distribution Date, plus interest accrued on this amount during the related Interest Accrual Period at the then applicable Pass-Through Rate (the class' "Carryover Writedown Interest Distribution Amount"). See " -- Realized Losses on Liquidated Loans."

        [Floating Rate Determination

        [On each Floating Rate Determination Date, the Servicer will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Interest Accrual Period on the basis of the Reference Banks' offered LIBOR quotations provided to the Servicer as of 11:00 a.m., London time, on the Floating Rate Determination Date. With respect to a Floating Rate Determination Date, "Reference Banks" means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London, whose quotations appear on the Bloomberg Screen US0001M Index page on the Floating Rate Determination Date in question and which have been designated as such by the Servicer and are able and willing to provide these quotations to the Servicer on each Floating Rate Determination Date; and "Bloomberg Screen US0001M Index Page" means the display designated as page "US0001M" on the Bloomberg Financial Markets Commodities News, or another page as may replace this page on that service for the purpose of displaying LIBOR quotations of major banks. If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Servicer may, in its sole discretion, designate an alternative Reference Bank.

        o On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Interest Accrual Period will be established by the Servicer as follows:

        o if, on any Floating Rate Determination Date, two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next applicable Interest Accrual Period will be the arithmetic mean of the offered quotations, rounding the arithmetic mean, if necessary, to the nearest five decimal places.

        o if, on any Floating Rate Determination Date, only one or none of the Reference Banks provides offered quotations, One-Month LIBOR for the next applicable Interest Accrual Period will be the higher of:

            o One-Month LIBOR as determined on the previous Floating Rate Determination date, and

            o    the Reserve Interest Rate.

        The "Reserve Interest Rate" will be the rate per annum that the Servicer determines to be either

o the arithmetic mean, rounding the arithmetic mean upwards if necessary to the nearest five decimal places, of the one-month Eurodollar lending rate that New York City banks selected by the Servicer are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market, or

o in the event that the Servicer can determine no arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Servicer are quoting on the Floating Rate Determination Date to leading European banks.

If, on any Floating Rate Determination Date, the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

        Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period for two consecutive Floating Rate Determination Dates. If One-Month LIBOR for an Interest Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Servicer shall select an alternative index over which the

Servicer has no control used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent third party.

        The establishment of One-Month LIBOR, or an alternative index, by the Servicer and the Servicer's subsequent calculation of the Pass-Through Rate on the class A-1 certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        This table provides you with monthly One-Month LIBOR rates on the last day of the related calendar month beginning in 1995, as published by Bloomberg. The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.

MONTH                         1999         1998          1997        1996        1995
---------------------------------------------------------------------------------------
January.................                    5.60%        5.44%        5.44%       6.09%
February................                    5.69         5.44         5.31        6.13
March...................                    5.69         5.69         5.44        6.13
April...................                    5.66         5.69         5.44        6.06
May.....................                    5.66         5.69         5.43        6.06
June....................                    5.66         5.69         5.47        6.13
July....................                    5.66         5.63         5.46        5.88
August..................                    5.63         5.66         5.44        5.88
September...............                    5.38         5.66         5.43        5.88
October.................                    5.25         5.65         5.38        5.83
November................                    5.62         5.97         5.56        5.98
December................                    5.06         5.72         5.50        5.69]

        Principal

        The "Principal Distribution Amount" for any Distribution Date will equal the sum of the following amounts:

        o the sum of the principal components of all Monthly Payments scheduled to be made on the Due Date occurring during the related Collection Period on the assets that were outstanding at the opening of business on this Due Date, regardless of whether such Monthly Payments were received by the Servicer from the obligors, not including any Monthly Payments due on liquidated loans or repurchased assets;
        o the sum of the amounts of all principal prepayments received by the Servicer on the assets during the related Prepayment Period;
        o the Scheduled Principal Balance of any asset that became a liquidated loan during the related Prepayment Period; and
        o the Scheduled Principal Balance of any asset that was purchased or repurchased by the Servicer, Oakwood Acceptance or Oakwood Mortgage during the related Prepayment Period.

        The "Class A Principal Distribution Amount" for any Distribution Date will equal

        o    prior to the Cross-over Date, the Principal Distribution Amount,

        o on any Distribution Date as to which the Principal Distribution Tests are not met, the Principal Distribution Amount, or

        o on any other Distribution Date, the class A percentage of the Principal Distribution Amount.

        The "Class M-1 Principal Distribution Amount" for any Distribution Date will equal

        o as long as any class A certificates remain outstanding and prior to the Cross-over Date, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and any class A certificates remain outstanding, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and the class A certificates have been retired, the Principal Distribution Amount, or

        o on any other Distribution Date, the class M-1 percentage of the Principal Distribution Amount.

        The "Class M-2 Principal Distribution Amount" for a Distribution Date will equal

        o as long as any class A certificates or any class M-1 certificates remain outstanding and prior to the Cross-over Date, zero;

        o on any Distribution Date as to which the Principal Distribution Tests are not met and any class A certificates or any class M-1 certificates remain outstanding, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and the class A certificates and the class M-1 certificates have been retired, the Principal Distribution Amount, or

        o on any other Distribution Date, the class M-2 percentage of the Principal Distribution Amount.

        The "Class B-1 Principal Distribution Amount" for any Distribution Date will equal

        o as long as any class A certificates or any class M certificates remain outstanding and prior to the Cross-over Date, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and any class A certificates or any class M certificates remain outstanding, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and the class A certificates and the class M certificates have been retired, the Principal Distribution Amount, or

        o on any other Distribution Date, the class B-1 percentage of the Principal Distribution Amount.

        The "Class B-2 Principal Distribution Amount" for any Distribution Date will equal

        o as long as any class A certificate, any class M certificates or any class B-1 certificates remain outstanding and prior to the Cross-over Date, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and any class A certificates, any class M certificate or any class B-1 certificates remain outstanding, zero,

        o on any Distribution Date as to which the Principal Distribution Tests are not met and the class A certificates, the class M certificates and the class B-1 certificates have been retired, the Principal Distribution Amount, or

        o on any other Distribution Date, the class B-2 percentage of the Principal Distribution Amount.

        For any Distribution Date, if the Principal Distribution Amount for a class exceeds the certificate principal balance of that class, less any Principal Distribution Amounts remaining unpaid from previous Distribution Dates, with respect to this class and Distribution Date, then these amounts shall be allocated to the Principal Distribution Amount of the relatively next junior class of certificates. If the class A, class, class M and class B certificates have not been reduced to zero on or before a Distribution Date, then amounts then allocable to the Class B-2 Principal Distribution Amount shall be allocated first to the Class B-1 Principal Distribution Amount, next to the Class M-2 Principal Distribution Amount, next to the Class M-1 Principal Distribution Amount, next to the Class A Principal Distribution Amount, and finally to the Class B-2 Principal Distribution Amount, to the extent that allocation of these amounts to the Class B-2 Principal Distribution Amount would reduce the class B-2 certificate principal balance below the Class B-2 Floor Amount.

        The principal distribution "percentage" for any class is the percentage derived from the fraction, which shall not be greater than 1, the numerator of which is the certificate principal balance of the class, as adjusted for write-downs, immediately prior to the related Distribution Date, and the denominator is the sum of the aggregate certificate principal balances, as adjusted for write-downs, of all other classes of certificate immediately prior this Distribution Date.

        Priority of Distributions

        On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

        (1) first, concurrently, to each class of the class A certificates, their Interest Distribution Amount for that Distribution Date pro rata among the class A certificates based on their respective Interest Distribution Amounts and then any Interest Distribution Amounts remaining unpaid from any previous Distribution Date, plus interest on this carryover amount, if any, for that Distribution Date, pro rata among the classes of class A certificates based on their respective carryover amounts;

        (2) second, to the class M-1 certificates, their Interest Distribution Amount for that Distribution Date and then any Interest Distribution Amounts remaining unpaid from any previous Distribution Date, plus interest on this carryover amount, if any, for that Distribution Date;

        (3) third, to the class M-2 certificates, their Interest Distribution Amount for that Distribution Date and then any Interest Distribution Amounts remaining unpaid from any previous Distribution Date, plus interest on this carryover amount, if any, for that Distribution Date;

        (4) fourth, to the class B-1 certificates, their Interest Distribution Amount for that Distribution Date and then any Interest Distribution Amounts remaining unpaid from any previous Distribution Date, plus interest on this carryover amount, if any, for that Distribution Date;

        (5) fifth, to the class B-2 certificates, their Interest Distribution Amount for that Distribution Date and then any Interest Distribution Amounts remaining unpaid from any previous Distribution Date, plus interest on this carryover amount, if any, for that Distribution Date;

        (6) sixth, concurrently, to each class of the class A certificates, any Principal Distribution Amounts remaining unpaid previous Distribution Dates, to be allocated among the class A certificates pro rata based on their respective unpaid Principal Distribution Amounts;

        (7) seventh, to the class A certificates, the Class A Principal Distribution Amount, allocated in the following sequential order:

        o first, to the class A-1 certificates in reduction of its certificate principal balance, until reduced to zero;

        o second, to the class A-2 certificates in reduction of its certificate principal balance, until reduced to zero;

        o third, to the class A-3 certificates in reduction of its certificate principal balance, until reduced to zero;

        o fourth, to the class A-4 certificates in reduction of its certificate principal balance, until reduced to zero; and

        o fifth, to the class A-5 certificates in reduction of its certificate principal balance, until reduced to zero;

provided, however, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate certificate principal balance of the class A certificates immediately prior to the related Distribution Date, the Class A Principal Distribution Amount will be allocated among the class A certificates pro rata based upon their respective certificate principal balances.

        (8) eighth, to the class M-1 certificates, any related Writedown Interest Distribution Amount for the related Distribution Date, any related Carryover Writedown Interest Distribution Amount for the related Distribution Date, any related Principal Distribution Amounts remaining unpaid from previous Distribution Dates, and any related Principal Distribution Amount until the class M-1 certificate principal balance is reduced to zero;

        (9) ninth, to the class M-2 certificates, any related Writedown Interest Distribution Amount for the related Distribution Date, any related Carryover Writedown Distribution Amount for the related Distribution Date, any related Principal Distribution Amounts remaining unpaid from previous Distribution Dates, and any related Principal Distribution Amount until the class M-2 certificate principal balance is reduced to zero;

        (10) tenth, to the class B-1 certificates, any related Writedown Interest Distribution Amount for the related Distribution Date, any related Carryover Writedown Interest Distribution Amount for the related Distribution Date, any related Principal Distribution Amounts remaining unpaid from previous Distribution Dates, and any related Principal Distribution Amount until the class B-1 certificate principal balance is reduced to zero;

        (11) eleventh, to the class B-2 certificates, any related Writedown Interest Distribution Amount for the related Distribution Date, any related Carryover Writedown Interest Distribution Amount for the related Distribution Date, any related Principal Distribution Amounts remaining unpaid from previous Distribution Dates, and any related Principal Distribution Amount until the class B-2 certificate principal balance is reduced to zero;

        (12) twelfth, if Oakwood Acceptance is the Servicer, to the Servicer in the following sequential order:

        (i)  the Servicing Fee with respect to the related Distribution Date;
             and

        (ii) any Servicing Fees from previous Distribution Dates remaining unpaid;

        (13) thirteenth, to the class X certificates, in the following sequential order:

        (i)  the current Class X Strip Amount; and

        (ii) any Class X Strip Amounts from previous Distribution Dates remaining unpaid; and

        (14) finally, any remainder to the class R certificates.

        The "Cross-over Date" will be the later to occur of

        o    the Distribution Date occurring in _________ and

        o the first Distribution Date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the aggregate certificate principal balance as adjusted for write-downs of the subordinated certificates for the related Distribution Date and the denominator of which is the Pool Scheduled Principal Balance on the related Distribution Date, equals or exceeds ____ times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the initial aggregate certificate principal balance as adjusted for write-downs of the subordinated certificates and the denominator of which is the Pool Scheduled Principal Balance as of the Cut-off Date.

        The "Principal Distribution Tests" are met in respect of a Distribution Date if the following conditions are satisfied:

        o the Average Sixty Day Delinquency Ratio as of the related Distribution Date does not exceed ___%; (2) the Average Thirty-Day Delinquency Ratio as of the related Distribution Date does not exceed ___%;

        o the Cumulative Realized Losses as of the related Distribution Date do not exceed a specified percentage of the original Pool Scheduled Principal Balance, depending on the year in which the related Distribution Date occurs; and

        o the Current Realized Loss Ratio as of the related Distribution Date does not exceed ___%.

        The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio are, in general, the ratios of the average of the aggregate principal balances of assets delinquent 60 days or more and 30 days or more, respectively, for the preceding three Collection Periods to the average Pool Scheduled Principal Balance for these periods. Cumulative Realized Losses are, in general, the aggregate Realized Losses incurred in respect of liquidated loans since the Cut-off Date. The Current Realized Loss Ratio is, in general, the ratio of the aggregate Realized Losses incurred on liquidated loans for the periods specified in the pooling and servicing agreement to an average Pool Scheduled Principal Balance specified in the pooling and servicing agreement.

        With respect to any Distribution Date the "Class B-2 Floor Amount" will mean

        o ____% of the Pool Scheduled Principal Balance as of the Cut-off Date, if the class A, class M and class B-1 certificates have not been reduced to zero immediately prior to the related Distribution Date, and

        o zero, if the class A, class M and class B-1 certificates have been reduced to zero immediately prior to the related Distribution Date.

Subordination of the Subordinated Certificates

        The primary credit support for the class A certificates is the subordination of the subordinated certificates, effected by the allocation of Writedown Amounts as described in this prospectus supplement and by the preferential application of the Available Distribution Amount to the class A certificates relative to the subordinated certificates to the extent described in this prospectus supplement. See " -- Distributions -- Priority of Distributions" in this prospectus supplement.

[The Limited Guarantee

        The class B-2 certificateholders will have the benefit of a limited guarantee (the "Limited Guarantee") provided by Oakwood Homes of collections on the assets. The Limited Guarantee will not be available to support the other classes of certificates. Pursuant to the Limited Guarantee, the Trustee shall be entitled to receive on each Distribution Date for application on the class B-2 certificates the "Limited Guarantee Payment Amount," if any, for the related Distribution Date. The "Limited Guarantee Payment Amount" for any Distribution Date after giving effect to the allocation of the Available Distribution Amount for this date will equal the amount of shortfalls in collections on the assets otherwise distributable on the related Distribution Date, but will not exceed the sum of any unpaid Interest Distribution Amount and carryover amounts payable pursuant to clause (5) under " -- Priority of Distributions" in this prospectus supplement, and any unpaid Writedown Interest Distribution Amount, Carryover Writedown Interest Distribution Amount, any Principal Distribution Amounts remaining unpaid from previous Distribution Dates, and Principal Distribution Amount payable on the related Distribution Date pursuant to clause (11) under " -- Priority of Distributions" in this prospectus supplement.

        The Limited Guarantee will be an unsecured general obligation of Oakwood Homes and will not be supported by any letter of credit or other credit enhancement arrangement. Payments under the Limited Guarantee will be allocated only to the class B-2 certificates and these payments will not benefit in any way, or result in any payment to, the other classes of certificates.

        The consolidated financial statements of Oakwood Homes and its subsidiaries as of September 30, ____ and ____ and for each of the three years in the period ended September 30, ____, included in the Annual Report on Form 10-K of Oakwood Homes for the year ended September 30, ____, are incorporated by reference into the prospectus and this prospectus supplement and shall be deemed to be a part of the prospectus and this prospectus supplement. Any statement contained in a document incorporated by reference in the prospectus and this prospectus supplement shall be modified or superseded for purposes of the prospectus and this prospectus supplement to the extent that a statement contained in the prospectus or this prospectus supplement, or in any other subsequently filed document which also is incorporated by reference in the prospectus or this prospectus supplement, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus or this prospectus supplement.

        All financial statements of Oakwood Homes and its subsidiaries included in the documents filed by Oakwood Homes pursuant to Section 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

        This table presents selected financial information of Oakwood Homes and its subsidiaries:

                                                         Fiscal Year Ended September 30,

                                                       (in thousands, except per share data)
Net sales................................      $_______            $________               $________
Total revenues...........................      $_______            $________               $________
Net income...............................      $_______            $________               $________
Earnings per common share
   Basic.................................      $_______            $________               $________
   Diluted...............................      $_______            $________               $________
Total assets.............................      $_______            $________               $________
Notes and bonds payable..................      $_______            $________               $________]


                                 The Asset Pool


General

        The certificates represent the entire beneficial ownership interest in OMI trust 1999-___. This trust will be established by the pooling and servicing agreement dated as of __________, together with the standard terms, July 1998 Edition, among the Oakwood Mortgage Investors, Inc., the Servicer and the Trustee. Oakwood Mortgage will acquire the assets from Oakwood Acceptance under a sales agreement on the closing date. Oakwood Acceptance will have funded the origination of each asset, either in its own name or in the name of Oakwood Mobile Homes, Inc. or another manufactured housing dealer. Each asset not originated directly in Oakwood Acceptance's name will have been assigned to Oakwood Acceptance immediately after its origination. Each asset will be either an installment sales contract secured by a unit of manufactured housing or a residential mortgage loan secured by a lien on the real estate on which the manufactured home is deemed permanently affixed. You will find a description of Oakwood Acceptance's general practices with respect to the origination of manufactured housing contracts and mortgage loans in the prospectus under "Underwriting Policies."

        Under the pooling and servicing agreement, the manufactured homes securing the assets are required to comply with federal law requirements. These statutes require that the manufactured homes have a minimum of 400 square feet of living space, a minimum width of 102 inches and be of a kind customarily used at a fixed location. These statutes also require that the manufactured homes be transportable in one or more sections, be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes include the plumbing, heating, air conditioning and electrical systems. Oakwood Acceptance's management estimates that in excess of 90% of the manufactured homes are used as primary residences by the obligors.

        The pooling and servicing agreement requires the Servicer to maintain or cause to be maintained standard hazard insurance policies with respect to each manufactured home and mortgaged property. Generally, no other insurance will be maintained with respect to the manufactured homes, the mortgaged properties or the assets. See "The Trusts -- Insurance -- Hazard Insurance -- Standard Hazard Insurance Policies" in the prospectus.

        Oakwood Mortgage will convey to the Trustee the assets and all rights to receive payments due after _________ 1, 19___ (the "Cut-off
Date"), including scheduled payments due after the Cut-off Date but received prior to this date, and prepayments and other unscheduled collections on the assets received on or after the Cut-off Date. The right to payments that were due on or prior to the Cut-off Date but which are received later will not be conveyed to Oakwood Mortgage by Oakwood Acceptance, and these payments will be the property of Oakwood Acceptance when collected. The Servicer will retain physical possession of the contract documents. Except to the extent required to service a mortgage loan, the Trustee will maintain physical possession of the mortgage loan documents. See " -- Conveyance of Assets" in this prospectus supplement.


Fixed Rate Assets


        The assets will consist of ________ Fixed Rate Assets having Scheduled Principal Balance as of the Cut-off Date of approximately $______________. A total of _______ Fixed Rate Assets, representing approximately ____% of the Fixed Rate Assets, are step-up rate loans.
The remainder of the Fixed Rate Assets are Level Payment Loans. Step-up rate loans are assets that provide for periodic increases of 0.50%, 0.75%, 1.00%, 1.25% or 1.50% in the applicable asset rates at the end of intervals of twelve months during the first five years following origination (the "Step-up Periods"), after which the asset rates are fixed. The total amount and the principal portion of each Monthly Payment on any step-up rate loan during any period is determined on a basis that would cause the asset to be fully amortized over its term if the asset were to bear interest during its entire term at the asset rate applicable during this period and as if the asset were to provide for level payments over its entire term based on the asset rate. In addition to being subject to interest rate adjustments during their Step-up Periods, some step-up rate loans will be subject to a one-time increase in their asset rates with respect to their final Monthly Payments. The statistical information concerning the Fixed Rate Assets sets forth only the asset rates borne by these assets as of the Cut-off Date. See "The Trust -- The Assets" in the prospectus.

        Except in the case of the step-up rate loans during their Step-up Periods, each Fixed Rate Asset bears interest at a fixed annual percentage rate and provides for level payments over the term of the asset that fully amortize the principal balance of the asset. All of the Fixed Rate Assets are actuarial obligations. The portion of each Monthly Payment for any Fixed Rate Asset allocable to principal is equal to the total amount of the Monthly Payment less the portion allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Fixed Rate Asset, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months, regardless of whether the Monthly Payments were made in a timely fashion, and all prior partial principal prepayments. Thus, each scheduled Monthly Payment on an asset will be applied to interest and to principal in accordance with the precomputed allocation regardless of whether the Monthly Payment was received in advance of or subsequent to its Due Date. See "Servicing of the Assets -- Collection and Other Servicing Procedures" in this prospectus supplement.

        As of the Cut-off Date, approximately _____% of the Fixed Rate Assets were mortgage loans or Land Secured Contracts. For each Land Secured Contract, the originator financed the purchase of the related manufactured home and either took as additional security a mortgage on the property on which the manufactured home is located or took a mortgage on the property on which the manufactured home is located in lieu of all or a portion of the obligor's required down payment. As of the Cut-off Date, approximately _____% of the Fixed Rate Assets were mortgage loans.

        As of the Cut-off Date, each Fixed-Rate Asset had an asset rate of at least ________% per annum and not more than _____% per annum. The weighted average asset rate of the Fixed-Rate Assets was approximately ____% per annum, without giving effect to any subsequent increase in the asset rates of the step-up rate loans. The Fixed Rate Assets had remaining terms to stated maturity as of the Cut-off Date of at least ___ months but not more than 360 months and original terms to stated maturity of at least ___ months but not more than 360 months. Each Fixed Rate Asset was originated on or after ___________. As of the Cut-off Date, the Fixed Rate Assets had a weighted average original term to stated maturity of approximately ____ months, and a weighted average remaining term to stated maturity of approximately ____ months. The remaining term to stated maturity of an asset is calculated as the number of Monthly Payments scheduled to be made on the asset over its term less the number of Monthly Payments made or scheduled to have been made on or before the Cut-off Date. The average Scheduled Principal Balance of the Fixed Rate Assets as of the Cut-off Date was approximately $_________ and the Scheduled Principal Balance of the Fixed Rate Assets as of the Cut-off Date ranged from $______ to $________.

        Approximately ________% of the Fixed Rate Assets have Loan-to-Value Ratios greater than 95%. Oakwood Acceptance computes each Contract Loan-to-Value Ratio with respect to which a lien on land has been granted in lieu of a cash down payment by determining the ratio of the principal amount of the related contract to the sum of the purchase price of the home, including taxes, insurance and any land improvements, the tax value or the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed. Oakwood Acceptance computes each Contract Loan-to-Value Ratio for all other contracts by determining the ratio of the principal amount of the contract to the purchase price of the home, including taxes, insurance and any land improvements, and the amount of any prepaid finance charges or closing costs that are financed. Oakwood Acceptance computes each Mortgage Loan-to-Value Ratio by determining the ratio of the principal amount of the mortgage loan to either

        o the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed, or

        o the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed.

Manufactured homes, unlike site-built homes, usually depreciate in value. Consequently, at any time after origination it is possible, especially in the case of assets with high Loan-to-Value Ratios at origination, that the market value of a manufactured home may be lower than the asset's principal amount outstanding.

        The Fixed Rate Assets are secured by manufactured homes or mortgaged properties, or Real Properties, in the case of Land Secured Contracts, located in ___ states. Approximately [>10]% and [>10]% of the Fixed Rate Assets were secured as of the Cut-off Date by mortgaged properties or manufactured homes, or Real Properties, in the case of Land Secured Contracts, located in ______ and _______, respectively. As of the Cut-off Date, no fewer than approximately _____% of the Fixed Rate Assets were secured by manufactured homes which were new at the time the related assets were originated. As of the Cut-off Date, no more than approximately ____%, ____% and ____% of the Fixed Rate Assets were secured by manufactured homes which were used, repossessed or transferred to an assignee of the original obligor, respectively, at the time the related assets were originated.


Adjustable Rate Assets


        The asset pool will consist of ___ Adjustable Rate Assets having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $________.

        Each Adjustable Rate Asset has an asset rate that adjusts annually based on __________, and provides for [level] payments over the term of the asset that fully amortize the principal balance of the asset. All of the Adjustable Rate Assets are actuarial obligations.

        Each Adjustable Rate Asset has an annual cap of ___% per annum. The weighted average lifetime cap of the Adjustable Rate Assets as of the Cut-off Date was approximately ___% per annum. The Adjustable Rate Assets had Gross Margins as of the Cut-off Date of at least ___% per annum but not more than ___% per annum, with a weighted average Gross Margin of approximately ___% per annum. The portion of each Monthly Payment for any Adjustable Rate Asset allocable to principal is equal to the total amount of the Monthly Payment less the portion allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Adjustable Rate Asset, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months, regardless of whether the Monthly Payments were made in a timely fashion, and all prior partial principal prepayments. Thus, each scheduled Monthly Payment on an asset will be applied to interest and to principal in accordance with the precomputed allocation regardless of whether the Monthly Payment was received in advance of or subsequent to its Due Date. As of the Cut-off Date all of the Adjustable Rate Assets were mortgage loans.
See "Servicing of the Assets -- Collection and Other Servicing Procedures" in this prospectus supplement.

        As of the Cut-off Date, each Adjustable Rate Asset had an asset rate of at least ____% per annum and not more than ____% per annum. The weighted average asset rate of the Adjustable Rate Assets was approximately ____% per annum, without giving effect to any subsequent adjustment in the asset rates of the Adjustable Rate Loans. The Adjustable Rate Assets had remaining terms to stated maturity as of the Cut-off Date of at least ____ months but not more than ____ months and original terms to stated maturity of ____ months. Each Adjustable Rate Asset was originated on or after ____________. As of the Cut-off Date, the Adjustable Rate Assets had a weighted average original term to stated maturity of approximately ______ months, and a weighted average remaining term to stated maturity of approximately ____ months. The remaining term to stated maturity of an asset is calculated as the number of Monthly Payments scheduled to be made on the asset over its term less the number of Monthly Payments made or scheduled to have been made on or before the Cut-off Date. The average Scheduled Principal Balance of the Adjustable Rate Assets as of the Cut-off Date was approximately $________ and the Scheduled Principal Balance of the Adjustable Rate Assets as of the Cut-off Date ranged from $________ to $________. Approximately ____% of the Adjustable Rate Assets have Loan-to-Value Ratios greater than 95%.


        The Adjustable Rate Assets are secured by mortgaged properties located in ____ states. Approximately [ >10 ]%, [ >10 ]%, [ >10 ]%, [ >10 ]% and
[ >10 ]% of the Adjustable Rate Assets were secured as of the Cut-off Date by mortgaged properties located in __________, __________, __________,
__________ and __________, respectively.


Selected Data


        It is possible that some of the assets may be repaid in full or in part, or otherwise removed from the asset pool. In this event, other assets may be transferred to the trust. Consequently, the actual asset pool may vary slightly from the presentation in this prospectus supplement.

        Whenever reference is made to a percentage of the assets, or to a percentage of the Scheduled Principal Balance of the assets, the percentage is calculated based on the Scheduled Principal Balances of the assets as of the Cut-off Date. In addition, numbers in any columns in these tables may not sum exactly to the total number at the bottom of the column due to rounding.


                                             Fixed Rate Assets


                    Geographic Distribution of Manufactured Homes -- Fixed Rate Assets



                                                                                             Percentage of
                                                   Number of              Aggregate           Fixed Rate
                                                  Fixed Rate              Scheduled           Asset Pool
Geographic Location                                 Assets            Principal Balance         By SPB
--------------------                                ------            -----------------         -------
Alabama.............................                _____                 _________            ____
Arizona.............................                _____                 _________            ____
Arkansas............................                _____                 _________            ____
California..........................                _____                 _________            ____
Colorado............................                _____                 _________            ____
Delaware............................                _____                 _________            ____
Florida.............................                _____                 _________            ____
Georgia.............................                _____                 _________            ____
Idaho...............................                _____                 _________            ____
Illinois............................                _____                 _________            ____
Indiana.............................                _____                 _________            ____
Kansas..............................                _____                 _________            ____
Kentucky............................                _____                 _________            ____
Louisiana...........................                _____                 _________            ____
Maine...............................                _____                 _________            ____
Maryland............................                _____                 _________            ____
Michigan............................                _____                 _________            ____
Minnesota...........................                _____                 _________            ____
Mississippi.........................                _____                 _________            ____
Missouri............................                _____                 _________            ____
Montana.............................                _____                 _________            ____
Nevada..............................                _____                 _________            ____
New Jersey..........................                _____                 _________            ____
New Mexico..........................                _____                 _________            ____
New York............................                _____                 _________            ____
North Carolina......................                _____                 _________            ____
Ohio................................                _____                 _________            ____
Oklahoma............................                _____                 _________            ____
Oregon..............................                _____                 _________            ____
Pennsylvania........................                _____                 _________            ____
South Carolina......................                _____                 _________            ____
Tennessee...........................                _____                 _________            ____
Texas...............................                _____                 _________            ____
Utah................................                _____                 _________            ____
Virginia............................                _____                 _________            ____
Washington..........................                _____                 _________            ____
West Virginia.......................                _____                 _________            ____
Wisconsin...........................                _____                 _________            ____
Wyoming.............................                _____                 _________            ____

     Total..........................                                             $                %


------------
Based on the mailing address of the obligor on the related Fixed Rate Asset as of the Cut-off Date.



                            Distribution of Original Fixed Rate Asset Amounts


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Original Fixed Rate Asset Amount       Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
$4,999 or less......................    _____                  _________               ____
$5,000  - $9,999....................    _____                  _________               ____
$10,000 - $14,999...................    _____                  _________               ____
$15,000 - $19,999...................    _____                  _________               ____
$20,000 - $24,999...................    _____                  _________               ____
$25,000 - $29,999...................    _____                  _________               ____
$30,000 - $34,999...................    _____                  _________               ____
$35,000 - $39,999...................    _____                  _________               ____
$40,000 - $44,999...................    _____                  _________               ____
$45,000 - $49,999...................    _____                  _________               ____
$50,000 - $54,999...................    _____                  _________               ____
$55,000 - $59,999...................    _____                  _________               ____
$60,000 - $64,999...................    _____                  _________               ____
$65,000 - $69,999...................    _____                  _________               ____
$70,000 - $74,999...................    _____                  _________               ____
$75,000 - $79,999...................    _____                  _________               ____
$80,000 - $84,999...................    _____                  _________               ____
$85,000 - $89,999...................    _____                  _________               ____
$90,000 - $94,999...................    _____                  _________               ____
$95,000 - $99,999...................    _____                  _________               ____
$100,000  or more...................    _____                  $________               ____%
    Total      .....................


The highest original Fixed Rate Asset amount was $_________, which represents approximately _____% of the aggregate principal balance of the Fixed
Rate Assets at origination. The average original principal amount of the Fixed
Rate Assets was approximately $______ as of the Cut-off Date.

                   Distribution of Original Loan-to-Value Ratios of Fixed Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Loan-to-Value Ratio                    Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
50% or less......................      _____                  _________               ____
51% - 55%........................      _____                  _________               ____
56% - 60%........................      _____                  _________               ____
61% - 65%........................      _____                  _________               ____
66% - 70%........................      _____                  _________               ____
71% - 75%........................      _____                  _________               ____
76% - 80%........................      _____                  _________               ____
81% - 85%........................      _____                  _________               ____
86% - 90%........................      _____                  _________               ____
91% - 95%........................      _____                  _________               ____
96% - 100%.......................      _____                  _________               ____
101%-110%........................      _____                  _________               ____
        Total....................                             $________               ___%


   The weighted average original Loan-to-Value Ratio of the Fixed Rate Assets was approximately ____% as of the Cut-off Date.
   Rounded to nearest 1%.



                                         Fixed Rate Asset Rates


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Asset Rate                             Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
    6.000  - 6.999% ...............   _____           _________                  ____
    7.000  - 7.999% ...............   _____           _________                  ____
    8.000  - 8.999% ...............   _____           _________                  ____
    9.000  - 9.999% ...............   _____           _________                  ____
    10.000 - 10.999%...............   _____           _________                  ____
    11.000 - 11.999%...............   _____           _________                  ____
    12.000 - 12.999%...............   _____           _________                  ____
    13.000 - 13.999%...............   _____           _________                  ____
    14.000 - 14.999%...............   _____           _________                  ____

    Total..........................          $                       %


The weighted average Fixed Rate Asset Rate was approximately _____1% per annum as of the Cut-off Date. This table reflects the Fixed Rate Asset Rates of the step-up rate loans as of the Cut-off Date and does not reflect any subsequent increases in the Rates of the step-up rate loans.


                                  Year of Origination of Fixed Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Year of Origination                    Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
1996...........................        _____                   _________               ____
1997...........................        _____                   _________               ____
1998...........................        _____                   _________               ____

Total..........................                                $                          %


The weighted average seasoning of the Fixed Rate Assets was approximately
___ months as of the Cut-off Date.



                     Remaining Terms to Maturity, in months, of Fixed Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Remaining Term to Maturity             Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
 1  - 60 months......................  _____                   _________                ____
61  - 96 months......................  _____                   _________                ____
97  - 120 months.....................  _____                   _________                ____
121 - 156 months.....................  _____                   _________                ____
157 - 180 months.....................  _____                   _________                ____
181 - 216 months.....................  _____                   _________                ____
217 - 240 months.....................  _____                   _________                ____
241 - 300 months.....................  _____                   _________                ____
301 - 360 months.....................  _____                   _________                ____
      Total..........................  $                               %


   The weighted average remaining term to maturity of the Fixed Rate Assets was approximately ____ months as of the Cut-off Date.

                     Original Terms to Maturity, in months, of Fixed Rate Assets



                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Original Term to Maturity              Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
 1 - 60 months.....................   _____                    _________               ____
61 - 96 months.....................   _____                    _________               ____
97 - 120 months....................   _____                    _________               ____
121 -156 months....................   _____                    _________               ____
157 -180 months....................   _____                    _________               ____
181 -216 months....................   _____                    _________               ____
217 -240 months....................   _____                    _________               ____
241 -300 months....................   _____                    _________               ____
301 -360 months....................   _____                    _________               ____

  Total............................                            $                          %


The weighted average original term to maturity of the Fixed Rate Assets was approximately ___ months as of the Cut-off Date.



                                           Adjustable Rate Assets


                  Geographic Distribution of Manufactured Homes - Adjusted Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Geographic Location                    Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
Arizona......................        _____                  _________                  ____
California...................        _____                  _________                  ____
Colorado.....................        _____                  _________                  ____
Florida......................        _____                  _________                  ____
Georgia......................        _____                  _________                  ____
Idaho........................        _____                  _________                  ____
Kentucky.....................        _____                  _________                  ____
New Mexico...................        _____                  _________                  ____
North Carolina...............        _____                  _________                  ____
Oregon.......................        _____                  _________                  ____
South Carolina...............        _____                  _________                  ____
Tennessee....................        _____                  _________                  ____
Virginia.....................        _____                  _________                  ____
Washington...................        _____                  _________                  ____

Total........................                               $                             %


Based on the mailing address of the obligor on the related Adjustable Rate Asset as of the Cut-off Date.



                         Distribution of Original Adjustable Rate Asset Amounts


                                          Number of               Aggregate            Percentage of
                                          Fixed Rate               Scheduled           Fixed Rate Asset
Original Adjustable Rate Asset Amount       Assets             Principal Balance          Pool By SPB
-------------------------------------       ------             -----------------          -----------

$45,000 -$49,999.......................   _____                  _________                 ____
$55,000 -$59,999.......................   _____                  _________                 ____
$60,000 -$64,999.......................   _____                  _________                 ____
$65,000 -$69,999.......................   _____                  _________                 ____
$70,000 -$74,999.......................   _____                  _________                 ____
$75,000 -$79,999.......................   _____                  _________                 ____
$80,000 -$84,999.......................   _____                  _________                 ____
$85,000 -$89,999.......................   _____                  _________                 ____
$90,000 -$94,999.......................   _____                  _________                 ____
$95,000 -$99,999.......................   _____                  _________                 ____
$100,000 or more.......................   _____                  _________                 ____

   Total     ......................                              $                            %


The highest original Adjustable Rate Asset amount was $__________, which represents approximately _____% of the aggregate principal balance of the Adjustable Rate Assets at origination. The average original principal amount of the Adjustable Rate Assets was approximately $_______ as of the Cut-off Date.


                 Distribution of Original Loan-to-Value Ratios of Adjustable Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Loan-to-Value Ratio                    Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
51% -- 55%.......................     _____                 _________                  ____
66% -- 70%.......................     _____                 _________                  ____
71% -- 75%.......................     _____                 _________                  ____
76% -- 80%.......................     _____                 _________                  ____
81% -- 85%.......................     _____                 _________                  ____
86% -- 90%.......................     _____                 _________                  ____
91% -- 95%.......................     _____                 _________                  ____
96% --100%.......................     _____                 _________                  ____
101% --105%......................     _____                 _________                  ____
 Total  .........................                           $                             %



The weighted average original Loan-to-Value Ratio of the Adjustable Assets was approximately _____% as of the Cut-off Date.
Rounded to nearest 1%.


                              Current Asset Rates of Adjustable Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Asset Rate                             Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
7.000% - 7.999%..................     _____                _________                    ____
8.000% - 8.999%..................     _____                _________                    ____
9.000% - 9.999%..................     _____                _________                    ____
    Total........................                          $                               %


The weighted average Adjustable Rate Asset Rate was approximately _____% per annum as of the Cut-off Date. This table reflects the Asset Rates of the Adjustable Rate Assets as of the Cut-off Date and does not reflect any subsequent adjustments in the Asset Rates of the Adjustable Rate Assets.



                         Distribution of Gross Margins of Adjustable Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Gross Margin                           Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
3.250% - 3.500%...................    _____                  _________                  ____
4.500% - 4.750%...................    _____                  _________                  ____
   Total..........................                           $                             %


The weighted average Gross Margin of the Adjustable Rate Assets was approximately ____% per annum as of the Cut-off Date.


                              Maximum Asset Rates of Adjustable Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Maximum Asset Rates                    Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
13.000% to 13.625%..................     _____               _________                  ____
14.000% to 14.625%..................     _____               _________                  ____
   Total............................                         $                             %


The weighted average maximum Asset Rate of the Adjustable Rate Assets was approximately ______% per annum as of the Cut-Off Date.





                              Year of Origination of Adjustable Rate Assets



                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Year of Origination                    Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
1997..........................        _____                 _________                  ____
1998..........................        _____                 _________                  ____
   Total......................                              $                             %


The weighted average seasoning of the Adjustable Rate Assets was approximately ___ months as of the Cut-off Date.





                  Remaining Terms to Maturity, in months, of Adjustable Rate Assets



                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Remaining Term to Maturity             Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
348 - 360 months....................     _____               _________                ____
   Total............................                         $                           %


The weighted average remaining term to maturity of the Adjustable Rate Assets was approximately ____ months as of the Cut-off Date.



                   Original Terms to Maturity, in months, of Adjustable Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Original Terms to Maturity             Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
360 months.....................         _____               _________                  ____
   Total.......................                             $                              %


The weighted average original term to maturity of the Adjustable Rate Assets was approximately ___ months as of the Cut-off Date.



                        Date of Next Asset Rate Adjustment of Adjustable Rate Assets


                                      Number of               Aggregate            Percentage of
                                     Fixed Rate               Scheduled           Fixed Rate Asset
Date of Next Asset Rate Adjustment     Assets             Principal Balance          Pool By SPB
--------------------------------       ------             -----------------          -----------
April 1, 1999........................ _____                 _________                  ____
April 15, 1999....................... _____                 _________                  ____
May 1, 1999.......................... _____                 _________                  ____
June 1, 1999......................... _____                 _________                  ____
August 1, 1999....................... _____                 _________                  ____
August 15, 1999...................... _____                 _________                  ____
October 1, 1999...................... _____                 _________                  ____
November 1, 1999..................... _____                 _________                  ____
December 1, 1999..................... _____                 _________                  ____
January 1, 2000...................... _____                 _________                  ____
   Total.............................                       $                             %

Underwriting Guidelines


        The assets were underwritten by Oakwood Acceptance and were underwritten and originated substantially in accordance with the guidelines described in the prospectus under "Underwriting Policies."


Conveyance of Assets


        On the date of issuance of the certificates [or on each Subsequent Transfer Date], Oakwood Mortgage will transfer to the Trustee, without recourse, all of its right, title and interest in and to the assets, including all principal and interest received on or with respect to the assets, not including principal and interest due on the assets on or before the Cut-off Date and any other amounts collected on the assets before the Cut-off Date other than early collections of Monthly Payments that were due after the Cut-off Date, and all rights under the standard hazard insurance policies maintained with respect to the related manufactured homes, Real Properties and mortgaged properties. [The pooling and servicing agreement permits the trust to purchase Subsequent Assets on one or more dates through the close of business on ________ (each, a "Subsequent Transfer Date"). The asset schedule will identify the Scheduled Principal Balance of each asset, the amount of each Monthly Payment due on each asset, and the asset rate on each asset, in each case as of the Cut-off Date. Prior to the conveyance of the assets to the Trustee, Oakwood Acceptance's operations department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes and the mortgages relating to the Land Secured Contracts to check the accuracy of the contract schedule delivered to the Trustee. The Trustee will complete a review of the mortgage loan files to check the accuracy of the mortgage loan schedule.

        Oakwood Mortgage will represent and warrant only that:

        o the information set forth in the asset schedule was true and correct as of the date or dates on which the information was furnished;

        o Oakwood Mortgage is the owner of, or holder of a first-priority security interest in, each asset;

        o Oakwood Mortgage acquired its ownership of, or security interest in, each asset in good faith without notice of any adverse claim;

        o except for the sale of the assets to the Trustee, Oakwood Mortgage has not assigned any interest or participation in any asset that has not been released; and

        o Oakwood Mortgage has the full right to sell the trust estate to the Trustee.

        The Servicer, on behalf of the certificateholders, will hold the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home and any Real Property relating to each contract. In order to provide notice of the assignment of the assets to the Trustee, UCC-1 financing statements identifying the Trustee as the secured party or purchaser and identifying all the assets as collateral will be filed in the appropriate offices in the State of North Carolina. Despite these filings, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the Trustee, the Trustee's interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the certificates or after each Subsequent Transfer Date, as applicable, the contracts will be stamped or otherwise marked to reflect their assignment to the Trustee. The Trustee, on behalf of the certificateholders, will hold the original mortgage notes and mortgages, and copies of documents and instruments relating to each mortgage loan. See "Certain Legal Aspects of Contracts and Mortgage Loans" in the prospectus.

        Oakwood Acceptance will make representations and warranties regarding the assets in the sales agreement. These representations and warranties are detailed in the prospectus under the heading "Sale and Servicing of the Contracts and Mortgage Loans --- Representations and Warranties."

        Under the terms of the pooling and servicing agreement and the sales agreement, and subject to Oakwood Acceptance's option to effect a substitution as described in the next paragraph, Oakwood Acceptance will be obligated to repurchase any asset for its Repurchase Price within 90 days after Oakwood Acceptance's discovery, or receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty made by Oakwood Acceptance in the sales agreement that materially and adversely affects the Trustee's interest in any asset, if the breach has not been cured by the 90th day. The "Repurchase Price" for any asset will be the unpaid principal balance of the asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the asset following the repurchase. Prior to being distributed to certificateholders, this Repurchase Price will be used to reimburse the Servicer for any previously unreimbursed Advances made by the Servicer in respect of the repurchased asset and, if the repurchaser is the Servicer, the Repurchase Price may be remitted net of reimbursement amounts.

        In lieu of repurchasing an asset as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the certificates, Oakwood Acceptance may, at its option, substitute a qualified substitute asset for any asset to be replaced. A "qualifed substitute asset" is any asset that, on the date of substitution,

        o has an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the replaced asset,

        o has an asset rate not less than, and not more than one percentage point in excess of, the asset rate of the replaced asset,

        o has a net rate at least equal to the net rate of the replaced asset,

        o has a remaining term to maturity not greater than, and not more than one year less than, that of the replaced asset,

        o has a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the replaced asset as of such date, in each case, using the appraised value at origination, and after taking into account the Monthly Payment due on this date, and

        o complies with each representation and warranty in Section 2.05 of the pooling and servicing agreement and in the sales agreement.

In the event that more than one asset is substituted for a replaced asset, the unpaid principal balances may be determined on an aggregate basis, and the asset rate, net rate and term on a weighted average basis, provided that no qualified substitute asset may have an original term to maturity beyond the latest original term to maturity of any asset assigned to the trust on the closing date. In the case of a trust for which a REMIC election has been made, a qualified substitute asset also shall satisfy the following criteria as of the date of its substitution for a replaced asset:

        o    the asset shall not be 30 or more days delinquent,

        o the asset file for such asset shall not contain any material deficiencies in documentation, and shall include an executed contract or mortgage note, as applicable, and, if it is a Land Secured Contract or a mortgage loan, a recorded mortgage;

        o the Loan-to-Value Ratio of the asset must be 125% or less either on the date of origination of the asset, or, if any of the terms of such asset were modified other than in connection with a default or imminent default on such asset, on the date of such modification, or on the date of the substitution, based on an appraisal conducted within the 60 day period prior to the date of the substitution;

        o no property securing such asset may be subject to foreclosure, bankruptcy, or insolvency proceedings; and

        o such asset, if a Land Secured Contract or a mortgage loan, must be secured by a valid first lien on the related Real Property or mortgaged property.

        In addition, any replaced asset that is a mortgage loan may only be replaced by another mortgage loan.

        Oakwood Acceptance will deposit cash into the Certificate Account in the amount, if any, by which the aggregate of the unpaid principal balances of any replaced assets exceeds the aggregate of the unpaid principal balances of the assets being substituted for the replaced assets. Also, if it is discovered that the actual Scheduled Principal Balance of an asset is less than the Scheduled Principal Balance identified for the asset on the asset schedule, Oakwood Acceptance may, at its option, deposit the amount of the discrepancy into the Certificate Account instead of repurchasing the asset. Any deposit will be treated as a partial principal prepayment.

        In addition, Oakwood Acceptance is required to indemnify Oakwood Mortgage and its assignees, including the trust, against losses and damages they incur as a result of breaches of Oakwood Acceptance's representations and warranties. Oakwood Acceptance's obligation to repurchase or substitute for an asset affected by a breach of a representation or warranty and to indemnify Oakwood Mortgage and its assignees for losses and damages caused by a breach constitute the sole remedies available to the Trustee and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement or the sales agreement with respect to the assets.


               [Conveyance of Subsequent Assets and Pre-Funding Account


        A Pre-Funding Account will be established by the Trustee and funded by Oakwood Mortgage on the closing date to provide the trust with funds to purchase Subsequent Assets. The Subsequent Assets will be purchased by the trust during the Pre-Funding Period, which will begin on the closing date and end on ______ __, 1999. The Pre-Funded Amount will initially equal the difference between the aggregate certificate principal balance of the offered certificates on the closing date and the aggregate Scheduled Principal Balance of the initial assets as of the Cut-Off Date. In the event that the trust is unable to acquire sufficient qualifying assets by _______, any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to certificateholders entitled to the payment on the first date distributions are made. The Pre-Funding Account will be part of the trust but not part of the Pooling REMIC or the Issuing REMIC. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to Oakwood Mortgage and will not be available for distribution to certificateholders.

        Under the pooling and servicing agreement, the trust will be obligated to purchase Subsequent Assets from Oakwood Mortgage during the Pre-Funding Period, subject to their availability. Subsequent Assets will be transferred to the trust pursuant to subsequent transfer instruments between Oakwood Mortgage and the trust. Each Subsequent Asset will have been underwritten in accordance with Oakwood Mortgage's standard underwriting criteria. In connection with the purchase of

Subsequent Assets on each Subsequent Transfer Date, the trust will be required to pay to Oakwood Mortgage from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Assets as of the related Cut-Off Date. Any conveyance of Subsequent Assets on a Subsequent Transfer Date must satisfy conditions including, but not limited to:

        o each Subsequent Asset must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

        o Oakwood Mortgage will not select Subsequent Assets in a manner that it believes is adverse to the interests of the certificateholders;

        o each Subsequent Asset must not be more than 30 days delinquent as of its Cut-off Date;

        o as a result of the purchase of the Subsequent Assets, the certificates will not receive from _______ or ________ a lower credit rating than the rating assigned at the initial issuance of the certificates; and

        o an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in this prospectus supplement.

Following the end of the Pre-Funding Period, the asset pool must satisfy the following criteria:

        o the weighted average asset rate must not be less than ____% or more than ____%;

        o the weighted average remaining term to stated maturity must not be less than ____ months or more than ____ months;

        o the weighted average Loan-to-Value Ratio must not be greater than ____%;

        o    not less than ____% of the asset pool, by Scheduled
             Principal Balance, must be attributable to loans to purchase new manufactured homes;

        o not more than ____%, ____% and ____% of the assets located in _______________, ______________, or any other individual state, respectively, and

        o not less than ____% of the assets will be either Land Secured Contracts or mortgage loans.

        Information regarding Subsequent Assets comparable to the disclosure regarding the initial assets provided in this prospectus supplement will be filed on a report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.]

                     Maturity and Prepayment Considerations

        The assets had terms to maturity at origination ranging from ___ months to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the assets, including prepayments due to liquidations of defaulted assets, will affect the weighted average life of each class of the certificates. Based on Oakwood Acceptance's experience with the portfolio of conventional manufactured housing contracts it services, Oakwood Mortgage anticipates that a number of assets will be liquidated or prepaid in full prior to their respective maturities. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, any repurchases of assets on account of breaches of representations and warranties will have the same effect as prepayments of the assets and accordingly will affect the life of the certificates. Natural disasters may also influence prepayments. Most of the assets contain provisions that prohibit the obligors from selling an underlying manufactured home or mortgaged property without the prior consent of the holder of the asset.
These provisions may not be enforceable in some states. The Servicer's policy is to permit most sales of manufactured homes and mortgaged properties without accelerating the assets where the proposed buyer meets Oakwood Acceptance's then-current underwriting standards and either enters into an assumption agreement or executes a new contract for the unpaid balance of the existing asset. The execution of a new contract or mortgage note and mortgage would have the same effect as a prepayment of the existing asset in full. See "Certain
Legal Aspects of Contracts and Mortgage Loans" in the prospectus.


Weighted Average Lives of the Offered Certificates


        The following information is given solely to illustrate the effect of prepayments of the assets on the weighted average life of each class of the offered certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced with respect to the assets.

        Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average lives of the offered certificates will be affected by the rate at which principal on the assets is paid. Principal payments on assets may be in the form of scheduled amortization or prepayments --- for this purpose, the term "prepayment" includes any voluntary prepayment by an obligor, the receipt of Liquidation Proceeds upon disposition of the property securing any defaulted asset and the receipt of the Repurchase Price for any asset upon its repurchase by Oakwood Acceptance as a result of any breaches of its representations and warranties. Prepayments on contracts and mortgage loans may be measured relative to a prepayment standard or model. The Prepayment Model (the "MHP") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new manufactured housing installment sales contracts and mortgage loans. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of the contracts and mortgage loans in the first month of the life of the contracts and mortgage loans and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts and mortgage loans, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

        As used in the following tables "0% MHP" assumes no prepayments on the assets; "100% MHP" assumes the assets will prepay at rates equal to 100% of the MHP assumed prepayment rates; "200% MHP" assumes the assets will prepay at rates equal to 200% of the MHP assumed prepayment rates; and so on.

        There is no assurance, however, that the rate of prepayments of the assets will conform to any level of the MHP model, and no representation is made that the assets will prepay at the prepayment rates shown or any other prepayment rate. Oakwood Mortgage makes no representations as to the appropriateness of the MHP model.


Modeling Assumptions and MHP Tables


        The manufactured housing prepayment tables (the "MHP Tables") were prepared based upon the assumptions that there are no delinquencies on the assets and that there will be a sufficient Available Distribution Amount to distribute all accrued interest and the Principal Distribution Amount due (collectively, the "Modeling Assumptions").


        The percentages and weighted average lives in the following tables were determined assuming that


        o scheduled interest and principal payments on the assets will be received each month on their Due Dates and full prepayments on and liquidations of the assets will be received on the last day of each month, commencing in ________ 1999, and will include 30 days of interest thereon;

        o the Servicer exercises the right of optional termination at the earliest possible date;

        o the assets have the characteristics set forth in the two tables provided;

        o the initial certificate principal balance and Pass-Through Rate of each class of the offered certificates are as described in this prospectus supplement;

        o no Due Date Interest Shortfalls will arise in connection with prepayments in full or liquidations of the assets;

        o no losses will be experienced on any assets included in the asset pool;

        o the closing date for the issuance of the certificates will be _________________;

        o cash distributions will be received by the holders of the certificates on ____________ and on the 15th day of each month thereafter until retirement of the certificates;


        o 1 year CMT is assumed to be ____% per annum, and One-Month LIBOR is assumed to be ____% per annum; and


        o the assets will prepay monthly at the percentages of MHP indicated in the MHP Tables.

No representation is made that the assets will experience delinquencies or losses at the respective rates assumed or at any other rates.


                                  Assumed Fixed Rate Asset Characteristics

                               Scheduled                               Remaining
                           Principal Balance                            Term to
                               As of the                               Maturity           Seasoning
                             Cut-off-Date     Asset Rate               (Months)           (Months)
                             ------------     ----------               --------           --------
Level Pay Assets
1......................    ____________       _________                   ____               _____
2......................    ____________       _________                   ____               _____
3......................    ____________       _________                   ____               _____
4......................    ____________       _________                   ____               _____
5......................    ____________       _________                   ____               _____

                                            Step-Up Rate Assets

              Scheduled            Remaining
          Principal Balance          Term to           Months to Months to  Months to  First Step  Second Step   Third Step
              As of the     Asset  Maturity  Seasoning   First   Second       Third       Rate        Rate         Rate
            Cut-off Date    Rate   (Months)  (Months)    Step     Step        Step        Step        Step         Step
            ------------    ----    ------    ------     ----     ----        ----        ----        ----         ----
1...         __________    ______    ____      ___       ___      ___         ___        _____        ____         ____
2...         __________    ______    ____      ___       ___      ___         ___        _____        ____         ____
3...         __________    ______    ____      ___       ___      ___         ___        _____        ____         ____
----------

* Not applicable.


                               Assumed Adjustable Rate Asset Characteristics

              Scheduled          Remaining
          Principal Balance       Term to                    Months to  Lifetime  Periodic                Reset
              As of the   Asset  Maturity  Seasoning  Gross  Next Rate    Rate     Rate                 Frequency
            Cut-off Date  Rate   (Months)  (Months)   Margin   Change     Cap      Cap      Index         Months
            -----------   ----    ------    ------    ------   ------    -------   ---      -----         ------
1...     $____________     ___%    ___         __       ___%    ___       ____%     ____%   1 year      CMT  ___

        There will be discrepancies between the assets actually included in the trust and the assumptions made as to the characteristics of the assets in preparing the MHP Tables. There is no assurance that prepayment of the assets will conform to any of the constant percentages of MHP described in the MHP Tables or any other constant rate. Among other things, the MHP Tables assume that the assets prepay at the indicated constant percentages of MHP, notwithstanding the fact that the assets may vary substantially as to asset rates and original terms to maturity. Variations in actual prepayment experience for the assets will increase or decrease the percentages of initial principal balances and weighted average lives shown in the MHP
Tables. Assuming no prepayments, the step-up rate loans and the Adjustable Rate Loans will cause the Weighted Average Net Asset Rate for the assets to rise from approximately _____% per annum at the Cut-off Date to a maximum of approximately _____% per annum, as the asset rates on the step-up rate loans and the Adjustable Rate Loans increase. "Weighted Average
Net Asset Rate" means for any Distribution Date, a rate equal to

        o the weighted average of the asset rates applicable to the scheduled Monthly Payments that were due in the related Collection Period on outstanding assets, less

        o    the Servicing Fee Rate.

        The MHP Tables indicate the weighted average life of each class of the offered certificates and set forth the percentage of the initial certificate principal balance of each class of the offered certificates that would be outstanding after each of the dates shown assuming prepayments of the assets occur at various percentages of MHP. The weighted average life of each class set forth in the MHP Tables has been determined by multiplying the amount of each principal payment on the class by the number of years from the date of delivery of the certificates of the class to the related Distribution Date, summing the results and dividing the sum by the total principal to be paid on the certificates of the class. See "Maturity and Prepayment Considerations" in the prospectus.

        Please make your investment decisions on a basis that includes your determination as to anticipated prepayment rates based on your own assumptions as to the matters discussed in this prospectus supplement.



                      Percentage of Initial Certificate Principal Balances Outstanding

                  Class A-1 Certificates at the following          Class A-2 Certificates at the following
                            Percentages of MHP                               Percentages of MHP
                 ----------------------------------------        -----------------------------------------
                 0%     100%   150%   200%   250%   300%            0%    100%   150%   200%    250%   300%
Initial Percent.___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2000..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2001..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2002..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2003..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2004..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2005..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2006..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2007..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2008..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2009..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2010..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2011..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2012..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2013..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2014..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2015..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2016..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2017..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2018..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2019..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2020..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2021..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2022..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2023..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2024..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2025..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2026..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2027..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2028..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2029..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
Avg Life In Years:      ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
---


        These MHP Tables have been prepared based on the Modeling
Assumptions, including the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.


                      Percentage of Initial Certificate Principal Balances Outstanding


                     Class A-3 Certificates         Class A-4 Certificates         Class A-5 Certificates
                       at the following                at the following               at the following
                       percentages of MHP             percentages of MHP              percentages of MHP
                  ---------------------------   ---------------------------      ---------------------------
                  0% 100% 150% 200% 250% 300%   0% 100% 150% 200% 250% 300%      0% 100% 150% 200% 250% 300%
Initial Percent  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2000.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2001.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2002.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2003.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2004.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2005.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2006.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2007.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2008.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2009.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2010.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2011.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2012.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2013.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2014.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2015.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2016.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2017.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2018.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2019.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2020.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2021.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2022.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2023.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2024.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2025.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2026.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2027.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2028.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
_____ 15, 2029.  ___  ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___
Avg Life In Years:    ___  ___  ___ ___  ___    ___ ___  ___ ___  ___ ___       ___  ___ ___  ___ ___  ___


        These MHP Tables have been prepared based on the Modeling
Assumptions, including the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.


                      Percentage of Initial Certificate Principal Balances Outstanding

                  Class M-1 Certificates at the following          Class M-2 Certificates at the following
                            Percentages of MHP                               Percentages of MHP
                -----------------------------------------         -----------------------------------------
                 0%     100%   150%   200%   250%   300%            0%    100%   150%   200%    250%   300%
Initial Percent.___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2000..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2001..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2002..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2003..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2004..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2005..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2006..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2007..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2008..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2009..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2010..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2011..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2012..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2013..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2014..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2015..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2016..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2017..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2018..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2019..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2020..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2021..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2022..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2023..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2024..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2025..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2026..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2027..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2028..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2029..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
Avg Life In Years:      ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
---



        These MHP Tables have been prepared based on the Modeling
Assumptions, including the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.


                      Percentage of Initial Certificate Principal Balances Outstanding

                  Class B-1 Certificates at the following          Class B-2 Certificates at the following
                            Percentages of MHP                               Percentages of MHP
                -----------------------------------------         ------------------------------------------
                 0%     100%   150%   200%   250%   300%            0%    100%   150%   200%    250%   300%
Initial Percent.___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2000..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2001..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2002..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2003..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2004..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2005..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2006..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2007..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2008..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2009..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2010..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2011..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2012..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2013..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2014..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2015..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2016..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2017..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2018..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2019..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2020..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2021..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2022..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2023..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2024..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2025..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2026..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2027..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2028..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
_____ 15, 2029..___     ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
Avg Life In Years:      ___    ___    ___    ___    ___           ___    ___     ___   ___     ___     ___
---



        These MHP Tables have been prepared based on the Modeling
Assumptions, including the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.


[Pre-Funding


        The certificates will be prepaid in part on the first Distribution Date after the Pre-Funding Period if any Pre-Funding Amount remains in the Pre-Funding Account on this Distribution Date. These amounts will be treated as a partial principal prepayment. It is expected that substantially all of the Pre-Funded Amount will be used to acquire Subsequent Assets. It is unlikely, however, that the aggregate Scheduled Principal Balance of the Subsequent Assets purchased by the trust will be identical to the Pre-Funded Amount, and consequently, certificateholders will likely receive some prepayment of principal.]


Factors Affecting Prepayments

        The rate of principal payments on pools of manufactured housing contracts and mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the prevailing level of interest rates from time to time and the rate at which owners of manufactured homes sell their manufactured homes or default on their contracts or mortgage loans. Other factors affecting prepayment of manufactured housing contracts and mortgage loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgaged properties.


        In general, if prevailing interest rates fall significantly below the interest rates on the assets in your pool, these assets are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these assets, because the obligors may refinance and obtain new loans with lower interest rates and lower monthly payments. Conversely, if prevailing interest rates rise above the interest rates on these assets, the rate of prepayment would be expected to decrease because new loans would bear higher interest rates and require higher monthly payments. The outstanding principal balances of manufactured housing contracts tend to be smaller than mortgage loan balances and the original terms to maturity of the contracts are generally shorter than those of mortgage loans. As a result, changes in interest rates will not affect the monthly payments on available new manufactured housing contracts to the same degree that changes in interest rates will affect the monthly payments on available new mortgage loans.

        The assets may be prepaid by the obligors at any time without imposition of any prepayment fee or penalty. In addition, defaults on assets leading to repossession, and foreclosure in the case of Land Secured Contracts and mortgage loans, and the ultimate liquidation of the related manufactured homes and mortgaged properties and Real Properties, in the case of Land Secured Contracts, may occur with greater frequency during their early years. Prepayments, liquidations and repurchases of the assets will result in distributions of principal to certificateholders of amounts that would otherwise have been distributed over the remaining terms of the assets. See "Yield on the Offered Certificates" in this prospectus supplement.

        Oakwood Acceptance, as seller under the sales agreement, may be required to repurchase assets if it breaches its representations and warranties contained in the sales agreement, including those relating to the qualification of the assets for REMIC purposes. Any repurchase of an asset will have the same effect as a prepayment in full of the asset and will affect your yield to maturity. See "The Asset Pool -- Conveyance of Contracts" in this prospectus supplement.

        The Servicer has the option to terminate the trust, thereby causing the retirement of all outstanding certificates, on any Distribution
Date on or after the Distribution Date on which the sum of the certificate principal balance of the certificates is less than ___% of the sum of their original certificate principal balance. If the Servicer does not exercise its optional termination rights within 90 days after becoming eligible to do so, the Trustee shall solicit bids for the purchase of all assets, REO properties and repo properties remaining in the trust. This purchase, if consummated, would likewise cause the retirement of all outstanding certificates. See "The Trust" in this prospectus supplement.

Yield on the Offered Certificates

        Distributions of interest on the offered certificates, other than the class A-1 certificates, on any Distribution Date will include interest accrued thereon through the last day of the month preceding the month in which this Distribution Date occurs. Because interest will not be distributed on the certificates until the 15th day, or, if this day is not a business day, then on the next succeeding business day, of the month following the month in which this interest accrues, the effective yield to the holders of the classes of offered certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price.

        The yield to maturity of, and the amount of distributions on, each class of the offered certificates will be related to the rate and timing of principal payments on the assets. The rate of principal payments on the assets will be affected by the amortization schedules of the assets and by the rate of principal prepayments, including for this purpose payments resulting from refinancings, liquidations of the assets due to defaults, casualties, condemnations and repurchases by or on behalf of Oakwood
Mortgage or Oakwood Acceptance, as the case may be. No assurance can be given as to the rate of principal payments or on the prepayments on the assets.

        Delinquencies on assets could produce payment delays and could lead to repossessions of manufactured homes and foreclosures in the case of Land Secured Contracts and mortgage loans. Repossession of a manufactured home or foreclosure on a Real Property or mortgaged property and the subsequent resale of the home securing a contract or a property securing a mortgage loan may produce net liquidation proceeds that are less than the Scheduled Principal Balance of the related asset plus interest accrued and the expenses of sale. This shortfall upon repossession and disposition of a manufactured home or foreclosure on a Real Property or mortgaged property would result in a Realized Loss on the asset.

        The timing of changes in the rate of prepayments and defaults on the assets may affect an investor's actual yield to maturity significantly, even if the average rate of principal payments and defaults experienced over time is consistent with an investor's expectations. In general, the earlier a prepayment of principal of or a default on an asset, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments or defaults occurring at a rate higher --- or lower --- than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction --- or increase --- in the rate of principal payments or defaults.

        If a purchaser of certificates of a class calculates its anticipated yield based on an assumed rate of default and an assumed amount of Realized Losses that are lower than the default rate and amount of Realized Losses actually incurred and the amount of Realized Losses actually incurred is not entirely covered by Excess Interest or by the subordination of the certificates of classes subordinated to the purchaser's class, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of Realized Losses on liquidated loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency or repossession experience set forth in this prospectus supplement under the heading "Servicing of the Assets -- Delinquency and Loan Loss/Repossession Experience" will be representative of the results that may be experienced with respect to the assets. There can be no assurance as to the delinquency, repossession, foreclosure or loss experience with respect to the assets.

        If the purchaser of a certificate offered at a discount from its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a certificate offered at a premium above its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the assets, the actual pre-tax yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a security will yield its coupon.

        Generally, a class A certificate will not receive principal until each class of class A certificates with a lower numerical designation has been paid in full. The allocation of distributions will have the effect of amortizing the class A-1, class A-2, class A-3, class A-4 and class A-5 certificates, particularly the class A-1 certificates, at a faster rate than the rate at which the certificates would have been amortized if the Principal Distribution Amount were required to be allocated among the classes of the certificates pro rata prior to the Cross-over Date.

        The holders of the offered subordinated certificates will not be entitled to receive any distributions of principal on any Distribution Date unless either the Cross-over Date has occurred and the Principal Distribution Tests are satisfied for this Distribution Date or the certificate principal balance of the class A certificates has been reduced to zero. Further, payments of principal will be made on the class B-2 certificates only if tests with respect to the class B-2 Floor Amount are met. It is not possible to predict with certainty the timing of the date, if any, on which the Cross-over Date will occur, or whether the Principal Distribution Tests will be met as to any Distribution Date. A high level of Realized Losses or delinquencies could result in the Principal Distribution Tests not being met for one or more Distribution Dates. This would delay the amortization of the offered subordinated certificates, particularly the class B-2 certificates, beyond what would otherwise be the case.

        While partial prepayments of principal on the assets are applied on Due Dates for the assets, obligors are not required to pay interest on the assets after the date of a full prepayment of principal. As a result, full prepayments of assets in advance of their Due Dates during the Collection Period will reduce the amount of interest received from obligors during that Collection Period to less than one month's interest on all the assets. If a sufficient number of assets are prepaid in full during the Prepayment Period in advance of their respective Due Dates, then interest payable on all of the assets during the related Collection Period may be less than the interest payable on all of the certificates with respect to the Collection Period. If the level of Due Date Interest Shortfalls was large enough, these shortfalls could result in a Writedown Amount being allocated to the subordinated certificates. A "Writedown Amount" is, with respect to each Distribution Date, the amount, if any, by which the aggregate certificate principal balance of all the certificates, after all distributions have been made on the certificates on that Distribution Date, exceeds the Pool Scheduled Principal Balance of the assets for the next Distribution Date. See "Description of the Offered Certificates" in this prospectus supplement.

         [Investors in the class A-1 certificates should understand that the Pass-Through Rate of the class A-1 certificates will not exceed the Weighted Average Net Asset Rate. Investors in this class should also consider the risk that lower than anticipated levels of One-Month LIBOR could result in actual yields to investors that are lower than anticipated yields.]

        [Investors in the class A-1 certificates should understand that the timing of changes in the level of One-Month LIBOR may affect the actual yields to investors even if the average level is consistent with the investor's expectations. Each investor must make an independent decision as to the appropriate One-Month LIBOR assumption to be used in deciding whether to purchase a class A-1 certificate.]

        Because the Pass-Through Rate on the offered subordinated certificates may vary on the basis of the Weighted Average Net Asset Rate, the Pass-Through Rate and the yield on these certificates could be affected by disproportionate collections of principal in respect of assets with different asset rates, including obligor prepayments and collections resulting from liquidations and repurchases of assets. Accordingly:

        o the yield to maturity of the class M-1 certificates will be lower than that which would otherwise result if all or a substantial portion of the assets with net rates higher than _____% per annum prepaid prior to those with net rates lower than _____% per annum,

        o the yield to maturity of the class M-2 certificates will be lower than that which would otherwise result if all or a substantial portion of the assets with net rates higher than _____% per annum prepaid prior to those with net rates lower than _____% per annum,

        o the yield to maturity of the class B-1 certificates will be lower than that which would otherwise result if all or a substantial portion of the assets with net rates higher than _____% per annum prepaid prior to those with net rates lower than _____% per annum, and

        o the yield to maturity of the class B-2 certificates will be lower than that which would otherwise result if all or a substantial portion of the assets with net rates higher than _____% per annum prepaid prior to those with net rates lower than _____% per annum.

        The aggregate amount of distributions and the yield to maturity of the offered certificates will also be affected by early payments of principal on the assets resulting from any purchases of assets not conforming to representations and warranties of Oakwood Acceptance and by the exercise by the Servicer of its option to purchase the assets and other assets of the trust, thereby effecting early retirement of any outstanding classes of offered certificates. If the Servicer does not exercise its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all assets, REO Properties and Repo
Properties remaining in the trust. The Trustee shall sell these assets, REO Properties and Repo Properties only if the net proceeds to the trust from the sale would at least equal the Termination Price The net proceeds from the sale will be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the assets and second to the Holders of the certificates and the Servicer. Accordingly, it is possible that your certificates could be redeemed at a price less than their outstanding principal amount plus accrued and unpaid interest.

        If the net proceeds from the sale would not at least equal the Termination Price, the Trustee shall decline to sell the assets, REO
Properties and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets, REO Properties and Repo Properties.

                                  The Trust


General

        The certificates will be issued pursuant to the pooling and servicing agreement. This summary of the provisions of the pooling and servicing agreement does not purport to be complete. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the offered certificates. A copy of the standard terms to pooling and servicing agreement, July 1998 Edition, has been filed with the SEC as an exhibit to Oakwood Mortgage's Registration Statement on Form S-3 of which the prospectus is a part. A copy of the pooling and servicing agreement relating to the certificates, in the form in which it was executed by Oakwood Mortgage, the Servicer and the Trustee, without exhibits, will be filed with the SEC in a Current Report on Form 8-K within 15 days after the closing date.

        The trust created pursuant to the pooling and servicing agreement will consist of the assets, including all rights to receive payments due on the assets after the Cut-off Date; assets as from time to time are identified as deposited in any account held for the benefit of certificateholders, including the Certificate Account and the Distribution Account; any manufactured home, Real Property or mortgaged property acquired on behalf of certificateholders by repossession, foreclosure or by deed in lieu of foreclosure; the rights of the Trustee to receive the proceeds of any standard hazard insurance policies maintained with respect to the manufactured homes and mortgaged properties in accordance with the pooling and servicing agreement and of any FHA insurance maintained with respect to the assets; and certain rights of Oakwood Mortgage relating to the enforcement of representations and warranties made by Oakwood Acceptance relating to the assets.


The Trustee


        The Trustee is _______________________________________. Any notices to the Trustee relating to the certificates or the pooling and servicing agreement should be sent to___________________________________________________
________________________.

        Investors may contact the Trustee's corporate trust office by telephone to ascertain the certificate principal balance of each class of offered certificates and the then current Pass-Through Rate applicable to each class of the offered certificates. The telephone number currently maintained by the Trustee for the purpose of reporting this information is (___) ___________. Oakwood Mortgage will file a Current Report on Form 8-K with the SEC within 15 days following the closing date. This Current Report on Form 8-K will specify the initial principal amount of each class of the certificates.

        The Trustee may resign at any time, in which event Oakwood Mortgage will be obligated to appoint a successor Trustee. Oakwood Mortgage may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the Trustee becomes insolvent. In these circumstances, Oakwood Mortgage will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

        The pooling and servicing agreement requires the Trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the Certificate Registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.


Optional Termination


        The Servicer may terminate the trust by purchasing all assets, REO Properties and Repo Properties remaining in the trust on any Distribution Date (the "Call Option Date") occurring on or after the Distribution Date on which the sum of the Certificate Balance of the certificates is less than ____% of the sum of the original certificate principal balance of the certificates. The trust also may be terminated and the certificates retired on any Distribution Date upon the Servicer's determination, based on an opinion of counsel, that the REMIC status of either the Pooling REMIC or the Issuing REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year. See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.


        The "Termination Price" will equal the greater of


        o    the sum of

              o any Liquidation Expenses incurred by the Servicer in respect of any asset that has not yet been liquidated;

              o all amounts required to be reimbursed or paid to the Servicer in respect of previousl unreimbur- sed Advances; and

              o        the sum of

                       o the aggregate unpaid principal balance of the assets, plus accrued and unpaid interest thereon at the asset rates borne by your assets through the end of the Interest Accrual Period in respect of the date of the terminating purchase, plus

                       o     the lesser of

                             o the aggregate unpaid principal balance of each asset that had been secured by any REO Property or Repo Property remaining in the trust, plus accrued interest thereon at the asset rates borne by assets through the end of the month preceding the month of the terminating purchase, and

                             o     the current appraised value of any REO
                                   Property or Repo Property, net of Liquidation Expenses to be incurred in connection with the disposition of this property estimated in good faith by the Servicer, the appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed P&I Advances made in respect of the REO Property or Repo Property, and

        o the aggregate fair market value of the assets of the trust, as determined by the Servicer, plus all previously unreimbursed P&I Advances made with respect to the assets.

The fair market value of the assets of the trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest at the applicable asset rate on the unpaid principal balance of each asset, including any asset that has become a REO Property or a Repo Property, which REO Property or Repo Property has not yet been disposed of by the Servicer, through the end of the month preceding the month of the terminating purchase. Accordingly, it is possible that your certificates could be redeemed by an optional termination at a price less than their outstanding principal amount plus accrued and unpaid interest. The basis for a valuation shall be furnished by the Servicer to the certificateholders upon request. See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.

        On the date of any termination of the trust, the Termination Price shall be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by and not previously reimbursed to the Servicer with respect to the assets and second to the certificateholders in accordance with the distribution priorities set forth under " -- Distributions -- Priority of Distributions" in this prospectus supplement. The Termination Price shall be deemed to be a principal prepayment in full, together with related interest, received during the related Prepayment Period for purposes of determining the allocation of the distributions. Upon the termination of the trust and payment of all amounts due on the certificates and all administrative expenses associated with the trust, any remaining assets of the REMICs shall be sold and the proceeds distributed pro rata to the holders of the class R certificates.
See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.


Auction Sale


        If the Servicer does not exercise its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all assets, REO Properties and Repo Properties remaining in the trust. The Trustee shall sell the assets, REO Properties and Repo Properties only if the net proceeds to the trust from the sale would at least equal the Termination Price, and the net proceeds from the sale will be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the assets and second to the certificateholders and the Servicer in accordance with the distribution priorities set forth under "Description of the Offered Certificateholders -- Distributions -- Priority of Distributions" in this prospectus supplement. Accordingly, it is possible that your certificates could be redeemed by reason of an auction sale at a price less than their outstanding principal amount plus accrued and unpaid interest. If the net proceeds from the sale would not at least equal the Termination Price, the Trustee shall decline to sell the assets, REO Properties and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets, REO Properties and Repo Properties.


Termination of the Agreement


        The pooling and servicing agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the later of the purchase by the Servicer of all assets and all property acquired in respect of any asset remaining in the trust estate, as described under " -- Optional Termination" and "Auction Sale" in this prospectus supplement and the final payment or other liquidation, or any related advance, of the last asset remaining in the trust estate or the disposition of all property acquired upon repossession of any manufactured home or foreclosure on any mortgaged property.

        Upon presentation and surrender of the certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the final Distribution Date the amounts due them in accordance with the pooling and servicing agreement. The amount remaining on deposit in the Certificate Account, other than amounts retained to meet claims, after all required distributions have been made to the holders of the offered certificates and the X certificates, or to the Termination Account, will be paid to the class R certificateholders pro rata, based upon the holders' respective percentage interests, in accordance with the provisions of the pooling and servicing agreement.


Voting Rights


        The voting rights of the trust will be allocated 0.5% to the class R certificates, 0.5% to the class X certificates and 99% to the other certificates in proportion to their respective certificate principal balances. For a description of the limited matters on which the certificateholders may vote, see "The Pooling and Servicing Agreements" in the prospectus.


Reports to Certificateholders


        The Trustee will furnish the certificateholders with monthly statements prepared by the Servicer (each, a "Remittance Report") containing information with respect to principal and interest distributions on the certificates and Realized Losses on the assets. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by the Servicer evidencing the status of its compliance with the provisions of a pooling and servicing agreement will be furnished to related certificateholders upon request addressed to the Trustee.


        A Remittance Report for a Distribution Date will identify the following items:


        o    the Available Distribution Amount for the related Distribution
             Date;

        o the Interest Distribution Amount and the carryover amounts, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each class of the certificates for the related Distribution Date, and the amount of interest of each category to be distributed on each class based upon the Available Distribution Amount for the related Distribution Date;

        o the amount to be distributed on the related Distribution Date on each class of the certificates to be applied to reduce the certificate principal balance of each class, separately identifying any portion of the amount attributable to prepayments, and the aggregate of any Principal Distribution Amounts remaining unpaid from previous Distribution Dates for each class of the certificates for the related Distribution Date, and the amount to be distributed to reduce any Principal
             Distribution Amounts remaining unpaid from previous
             Distribution Dates on each class based upon the Available Distribution Amount for the related Distribution Date;

        o the aggregate amount of P&I Advances required to be made by the Servicer with respect to the related Distribution Date;

        o the amount of any Realized Losses incurred on the assets during the related Prepayment Period and in the aggregate since the Cut-off Date and the amount of any Writedown Amount to be allocated to any class of the subordinated certificates;

        o [the amount of the Limited Guarantee Payment Amount, if any, for the related Distribution Date and the aggregate amount of any unpaid Limited Guarantee Payment Amounts for any previous Distribution Date; ]

        o the certificate principal balance of each class of the certificates and the certificate principal balance as adjusted for write-downs of each class of the subordinated certificates after giving effect to the distributions to be made, and any Writedown Amounts to be allocated, on the related Distribution Date;

        o the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate carryover amount remaining unpaid, if any, for each class of certificates, after giving effect to the distributions to be made on the related Distribution Date;

        o the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Distribution Amount remaining unpaid, if any, for each class of certificates, after giving effect to the distributions to be made on the related Distribution Date;

        o the aggregate of any Principal Distribution Amounts remaining unpaid from previous Distribution Dates, if any, for each class of certificates, after giving effect to the distributions to be made on the related Distribution Date;

        o the amount of the aggregate Servicing Fee in respect of the related Distribution Date;

        o theaggregate number and the aggregate of the unpaid principal balances of outstanding assets that are delinquent one month --- 30 to 59 days --- as of the end of the related
             Prepayment Period, delinquent two months --- 60 to 89 days
             --- as of the end of the related Prepayment Period, delinquent three months --- 90 days or longer --- as of the end of the related Prepayment Period and as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Prepayment Period;

        o the aggregate number and the aggregate unpaid principal balance of outstanding contracts and outstanding mortgage loans, stated separately, for which the obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code; and the aggregate number and the aggregate
             Unpaid Principle Balance of outstanding contracts and outstanding mortgage loans for which the obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code, stated separately, that are delinquent one month --- 30 to 59 days --- as of the end of the related
             Prepayment Period, delinquent two months --- 60 to 89 days
             --- as of the end of the related Prepayment Period, and delinquent three months --- 90 days or longer --- as of the end of the related Prepayment Period;

        o the Pre-Funded Amount, if any, in the Pre-Funding Account on the related Distribution Date, the amount of funds, if any, used to purchase Subsequent Assets during the Pre-Funding Period and the amount of funds, if any allocated as a prepayment of principal at the end of the Pre-Funding Period; and

        o any other information required to be provided to certificateholders by the REMIC Provisions.

        In the case of information furnished pursuant to the second and third bullet points, the amounts shall be expressed, with respect to any certificate, as a dollar amount per $1,000 denomination.

                             Servicing of the Assets



The Servicer


        Oakwood Acceptance was incorporated in 1984 in the state of North Carolina as a wholly-owned subsidiary of Oakwood Homes. Oakwood Acceptance is primarily engaged in the business of underwriting, originating, pooling, selling and servicing installment sales contracts for sales of manufactured housing units. Oakwood Acceptance's principal offices are located at 7800 McCloud Road, Greensboro, North Carolina 27409-9634, telephone (336) 664-2500.

        Oakwood Homes is a vertically-integrated manufacturer and retailer of manufactured homes. Homes manufactured by Oakwood Homes are sold primarily at retail through its approximately ____, as of _________________, sales centers located in ___ states. Oakwood Homes also sells manufactured homes purchased from other manufacturers at its sales centers.

        Oakwood Acceptance underwrites and funds the origination of manufactured housing contracts and residential mortgage loans, secured by a lien on the real estate on which the related manufactured home is deemed permanently affixed, on an individual basis from its principal office and from additional loan origination offices in Austin, Texas, Mesa, Arizona and Tallahassee, Florida. Contracts for the financing of sales of manufactured homes at Oakwood Acceptance's sales centers as well as mortgage loans are typically originated in the name of Oakwood Mobile, a wholly-owned retailing subsidiary of Oakwood Homes, or in the name of a third party manufactured housing dealer, in either case using funds provided by Oakwood Acceptance, and are assigned to Oakwood Acceptance following origination, although some assets are originated directly in Oakwood Acceptance's name. Oakwood Acceptance underwrites all of these assets. From time to time, Oakwood Acceptance purchases seasoned portfolios of manufactured housing contracts from third parties.

Servicing Portfolio


        Oakwood Acceptance services all of the manufactured housing contracts it originates or purchases --- except for some contract portfolios which it sells on a servicing-released basis --- collecting loan payments, insurance premiums and other payments from borrowers and remitting principal and interest payments to the holders of the contracts. The following table shows the composition of Oakwood Acceptance's servicing portfolio of manufactured housing contracts and residential mortgage loans, secured by a lien on the real estate on which the related manufactured home is deemed permanently affixed, on the dates indicated.


                                              Asset Servicing Portfolio
                                                     At September 30,                                  At December 31,
-------------------------------------------------------------------------------------------------   ---------------------
                                          1994      1995       1996         1997         1998        1997         1998
                                          ----      ----       ----         ----         ----        ----         ----
                                                                 (Dollars in Thousands)
Total Number of Serviced
Assets
Oakwood  Acceptance Originated........  39,273      51,566       67,120       89,411     111,351      94,570      114,697
Acquired Portfolios...................   5,773       4,872        4,177        3,602       2,818       3,404        2,635
Aggregate Outstanding Principal Balance
of Serviced Assets
Oakwood Acceptance Originated.........$757,640  $1,130,378   $1,687,406   $2,499,794  $3,536,657  $2,724,953   $3,692,078
Acquired Portfolios................... $85,227     $70,853      $57,837      $47,027     $35,882     $43,689      $32,734
Average Outstanding Principal Balance
per Serviced Asset
Oakwood Acceptance Originated.........   $19.3       $21.9        $25.1        $28.0       $31.8       $28.8        $32.2
Acquired Portfolios...................   $14.8       $14.5        $13.8        $13.1       $12.7       $12.8        $12.4
Weighted Average Interest Rate of Serviced
Assets
Oakwood Acceptance Originated.........    12.2%       12.0%        11.5%        11.0%       10.8%       11.0%        10.7%
Acquired Portfolios...................    11.0%       11.3%        11.2%        11.1%       11.0%       11.1%        11.1%


    Delinquency and Loan Loss/Repossession Experience


        The following tables set forth information concerning the delinquency experience and the loan loss and repossession experience of the portfolio of manufactured housing installment sales contracts and residential mortgage loans, secured by a lien on the real estate on which the related manufactured home is deemed permanently affixed, serviced by Oakwood Acceptance, in each case for each of Oakwood Acceptance's fiscal years from 1994 through 1998. Because delinquencies, losses and repossessions are affected by a variety of economic, geographic and other factors, there can be no assurance that the delinquency and loss experience of the assets will be comparable to that set forth.





                                         Delinquency Experience
                                                       At September 30,                                At December 31,
                                       ---------------------------------------------------------     -------------------
                                          1994        1995      1996         1997          1998      1997          1998
                                          ----        ----      ----         ----          ----      ----          ----
Total Number of Serviced Assets
    Oakwood Acceptance Originated.......39,273      51,566       67,120       89,411     111,351      94,570      114,697
    Acquired Portfolios................. 5,773       4,872        4,177        3,602       2,818       3,404        2,635
Number of Delinquent Assets
    Oakwood Acceptance Originated:
    30 to 59 days past due..............   350         601          835        1,171       2,345       2,342        2,695
    60 to 89 days past due..............    97         185          308          476         906         598          973
    90 days or more past due............   198         267          492          716       1,222         880        1,474
    Total Number of Assets Delinquent...   645       1,053        1,635        2,363       4,473       3,820        5,142
    Acquired Portfolios:
    30-59 days past due.................   127          63           66           90          75          85           52
    60-89 days past due.................    49          17           23           23          31          20           19
    90 days or more past due............    98          76           62           75          57          69           53
    Total Number of Assets Delinquent...   274          156         151          188         163         174          124
Total Delinquencies as a Percentage of Serviced
    Assets, by Number of Assets
    Oakwood Acceptance Originated.......   1.6%        2.0%         2.4%         2.6%        4.0%        4.0%         4.5%
    Acquired Portfolios.................   4.7%        3.2%         3.6%         5.2%        5.8%        5.1%         4.7%


--------------


Assets that are already the subject of repossession or foreclosure procedures are not included in "delinquent assets" for purposes of this table. The period of delinquency is based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

                                      LOAN LOSS/REPOSSESSION EXPERIENCE

============================================================================================================================
                                                                                     AT SEPTEMBER 30,
                                                         ------------------------------------------------------------------
                                                               1994          1995          1996          1997          1998
                                                               ----          ----          ----          ----          ----
                                                                    (DOLLARS IN THOUSANDS)


Total Number of Serviced Assets at Period End ........       45,046        56,438        71,297        93,013       114,169
Average Number of Serviced Assets During Period ......       37,788        50,742        63,868        82,155       103,591
Number of Serviced Assets Repossessed ................        1,241         1,718         2,746         3,885         5,411
Serviced Assets Repossessed as a Percentage of Total
    Serviced Assets (1) ..............................         2.75%         3.04%         3.85%         4.18%         4.74%
Serviced Assets Repossessed as a Percentage of Average
    Number of
    Serviced Assets ..................................         3.28%         3.39%         4.30%         4.73%         5.22%
Average Outstanding Principal Balance of Assets
    Oakwood Acceptance Originated ....................   $  701,875    $  976,905    $1,409,467    $2,065,033    $2,978,235
    Acquired Portfolios ..............................   $   30,432    $   30,235    $   27,351    $   22,943    $   19,179
Net Losses from Asset Liquidations (2):
    Total Dollars
    Oakwood Acceptance Originated ....................   $    4,630    $    7,303    $   14,248    $   26,872    $   45,189
    Acquired Portfolios ..............................   $      203    $      473    $      592    $      528    $      220
    As a Percentage of Average Outstanding Principal
    Balance of Assets(3)
    Oakwood Acceptance Originated ....................         0.66%         0.75%         1.01%         1.30%         1.52%
    Acquired Portfolios ..............................         0.67%         1.56%         2.16%         2.30%         1.15%



                                                               AT OR FOR THE
                                                               =============
                                                               THREE MONTHS
==================================================================================
                                                             ENDED DECEMBER 31,
                                                          ------------------------
                                                                1997          1998
                                                                ----          ----


Total Number of Serviced Assets at Period End ........        97,974       117,332
Average Number of Serviced Assets During Period ......        95,494       115,751
Number of Serviced Assets Repossessed ................         1,208         1,865
Serviced Assets Repossessed as a Percentage of Total
    Serviced Assets (1) ..............................          4.93%         6.36%
Serviced Assets Repossessed as a Percentage of Average
    Number of
    Serviced Assets ..................................          5.06%         6.44%
Average Outstanding Principal Balance of Assets
    Oakwood Acceptance Originated ....................    $2,570,959    $3,573,337
    Acquired Portfolios ..............................    $   20,659    $   16,276
Net Losses from Asset Liquidations (2):
    Total Dollars
    Oakwood Acceptance Originated ....................    $    7,865    $   14,266
    Acquired Portfolios ..............................    $       35    $       34
    As a Percentage of Average Outstanding Principal
    Balance of Assets(3)
    Oakwood Acceptance Originated ....................          1.22%         1.60%
    Acquired Portfolios ..............................          0.68%         0.84%


Percentages expressed in the three month tables are annualized.

(1) Total number of serviced assets repossessed during the applicable period expressed as a percentage of the total number of serviced assets at the end of the applicable period.


(2) Net losses represent all losses incurred on Oakwood Acceptance-serviced portfolios. Such amounts include estimates of net losses with respect to certain defaulted assets. The length of the accrual period for the amount of accrued and unpaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the asset was owned by an entity other than Oakwood Acceptance.

(3) Total net losses incurred on assets liquidated during the applicable period expressed as a percentage of the average outstanding principal balance of all assets.



[NOTE THAT DATA PRESENTED IN THE FOREGOING TABLES IN ANY PROSPECTUS SUPPLEMENT WILL BE AS OF A DATE NO MORE THAN 135 DAYS PRIOR TO THE DATE OF SUCH PROSPECTUS SUPPLEMENT.]


        Oakwood Acceptance has informed Oakwood Mortgage that Oakwood Acceptance believes that its historical loss experience has been favorably affected by its ability to resell repossessed units through Oakwood Mobile and dealers supervised by Oakwood Mobile, and its engagement of Oakwood Mobile to make needed repairs on repossessed units through the facilities of these dealers, rather than having to hire unaffiliated parties to perform these services at higher rates. If Oakwood Acceptance is replaced as Servicer of the assets, the successor Servicer will not have access to Oakwood Mobile or its network of dealers and, as a consequence, the loss experience on the assets, particularly the contracts, may be adversely affected. The September 30, 1998 delinquency information provided in this prospectus supplement notes a material increase over year-end 1997 results. A continuation likely would cause losses higher than historical credit losses. SEE "RISK FACTORS -- YOU MAY EXPERIENCE A LOSS ON YOUR INVESTMENT IF LOSSES ANd DELINQUENCIES ON ASSETS IN THE TRUST ARE HIGH" IN THIS PROSPECTUS SUPPLEMENT.

        The data in the foregoing tables are presented for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of the assets will be similar to that set forth. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. For instance, a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased levels of delinquencies, repossessions and loan losses on manufactured housing installment sales contracts in the affected areas. The asset pool consists primarily of contracts. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon repossessions or as to the levels of losses that will be incurred as a result of any repossessions of or foreclosures on assets. SEE "RISK FACTORS -- YOU MAY EXPERIENCE A LOSS ON YOUr INVESTMENT IF LOSSES AND DELINQUENCIES ON ASSETS IN THE TRUST ARE HIGH" IN THIS PROSPECTUS SUPPLEMENT.


               COLLECTION AND OTHER SERVICING PROCEDURES


        The Servicer will administer, service and make collections on the assets, exercising the degree of care that the Servicer exercises with respect to similar contracts serviced by the Servicer.

        Except for the step-up rate loans during their Step-up Periods, each Fixed Rate Asset bears interest at a fixed annual percentage rate and provides for level payments over the term of the asset that fully amortize the principal balance of the asset. All payments received on the assets --- other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on the assets --- will be applied when received first to any previously unpaid scheduled Monthly Payments, and then to the currently due Monthly Payment, in the chronological order of occurrence of the Due Dates for the Monthly Payments. Any payments on an asset that exceed the amount necessary to bring the asset current are applied to the partial prepayment of principal of the asset if the Servicer determines, based on specific directions from the obligor as to the payment or on a course of dealing with the obligor, that the obligor intended the payment as a partial principal prepayment. If the Servicer cannot determine the obligor's intent with respect to any excess payment, the Servicer will apply the excess payment as an early payment of scheduled Monthly Payments for subsequent Due Dates to the extent the excess payment is an integral multiple of the obligor's scheduled Monthly Payment, and will apply the remainder of the excess payment as a partial principal prepayment.


               SERVICING COMPENSATION AND PAYMENT OF EXPENSES


        On each Distribution Date, the Servicer will be entitled to receive a monthly Servicing Fee equal to 1.00% per annum (the "Servicing Fee Rate") multiplied by the aggregate Scheduled Principal Balance of the assets at the beginning of the related Collection Period, without giving effect to any principal prepayments, net liquidation proceeds and Repurchase Prices received (or Realized Losses incurred, during the related Prepayment Period). If Oakwood Acceptance is the Servicer, the Servicing Fee in respect of a Distribution Date will be paid pursuant to clause (12) under "DESCRIPTION OF THE OFFERED CERTIFICATES --DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT and only to the extent of funds available pursuant to clause (12), except that it may retain its Servicing Fee out of collections on the assets to the extent that the amount already on deposit in the Certificate Account for the related Distribution Date will allow the full distribution of all amounts required to be distributed pursuant to clauses (1) through (11) under "DESCRIPTION OF THE OFFERED CERTIFICATES -- DISTRIBUTIONS -- PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTus on the related Distribution Date. If Oakwood Acceptance is not the Servicer, the Servicing Fee in respect of each asset may be retained by the Servicer at the time of the related collection on the asset or may be withdrawn from the Certificate Account at a later time, in which case the amount will not be part of the Available Distribution Amount.

        The Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the trust and for additional administrative services performed by the Servicer on behalf of the trust. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each asset. Administrative services performed by the Servicer on behalf of the trust include calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the assets and paid by the Servicer from its monthly Servicing Fee include, without limitation, payment of fees and expenses of accountants, payment of all fees and expenses incurred in connection with the enforcement of contracts or mortgage loans, except Liquidation Expenses, and payment of expenses incurred in connection with distributions and reports to certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a defaulted asset for all reasonable, out-of-pocket Liquidation Expenses incurred by it in repossessing, foreclosing on and liquidating the related manufactured home or mortgaged property.

        As part of its servicing fees, the Servicer will also be entitled to retain, as compensation for the additional services provided in connection with the pooling and servicing agreement, any late payment fees made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees paid in connection with permitted assumptions of assets by purchasers of the related manufactured homes and mortgaged properties, as well as investment earnings on funds in the Certificate Account.

ADVANCES


On or prior to the business day preceding each Distribution Date, the Servicer will either

o deposit from its own funds the related aggregate P&I Advance into the Certificate Account;

o cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution Amount for the related Distribution Date have been used to make the aggregate P&I Advance;

o if the Certificate Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Certificate Account to defray the Servicer's P&I Advance obligation; or

o make or cause to be made the aggregate P&I Advance through any combination of the methods described.

Any funds held for future distribution and used in accordance with the second bullet point must be restored by the Servicer from its own funds or from early payments collected on the assets when they become part of a future Available Distribution Amount. The aggregate required P&I Advance for a Distribution Date is the sum of delinquent scheduled Monthly Payments due in the related Collection Period, exclusive of all Non-Recoverable Advances.

        P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders rather than to guarantee or insure against losses.

        The Servicer will also be obligated to make advances ("Servicing Advances"), to the extent the Servicer deems the Advances recoverable out of Liquidation Proceeds of, or from collections on, the related contract or mortgage loan, in respect of Liquidation Expenses and taxes and insurance premiums not paid by an obligor on a timely basis.

        The Servicer may reimburse itself for Servicing Advances out of collections of the late payments in respect of which the Advances were made and, upon the determination that a Non-recoverable Advance has been made in respect of an asset or upon an asset becoming a liquidated loan, out of Funds in the Certificate Account for unreimbursed amounts advanced by it in respect of the asset. In addition, the Servicer may reimburse itself out of funds in the Certificate Account for unreimbursed amounts advanced by it in respect of P&I Advances.


               SUCCESSORS TO SERVICER, DELEGATION OF DUTIES


        Any entity with which the Servicer is merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, will be the successor to the Servicer under the pooling and servicing agreement so long as each Rating Agency has delivered to the Trustee a letter to the effect that the successorship will not result in a downgrading of the rating then assigned by the Rating Agency to any class of the certificates. The Servicer may delegate computational, data processing, collection and foreclosure, including repossession, duties under the pooling and servicing agreement without any notice to or consent from Oakwood Mortgage or the Trustee, provided that the Servicer will remain fully responsible for the performance of these duties.

                                                      USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of the certificates will be used to purchase the assets and to pay other expenses connected with pooling the assets and issuing the certificates.

                                                       UNDERWRITING

        Oakwood Mortgage and Oakwood Acceptance have entered into an underwriting agreement dated ______________________ with _________________________________ and _______________________________________
(the "Underwriters"), for whom __________________________________ is acting as representative (the "Representative"). Subject to the terms and conditions set forth in the underwriting agreement, Oakwood Mortgage has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the principal amount of the offered certificates set forth opposite each of their names:


                                       CLASS A-1    CLASS A-2     CLASS A-3    CLASS A-4    CLASS A-5

[Underwriter].......................  $_________    $_________   $_________   $__________   $_________
[Underwriter].......................  $_________    $_________   $_________   $__________   $_________
     Total..........................  $_________    $_________   $_________   $__________   $_________


                                                    CLASS M-1     CLASS M-2    CLASS B-1    CLASS B-2

[Underwriter].................................      $_________   $_________   $__________   $_________
[Underwriter].................................      $_________   $_________   $__________   $_________
     Total....................................      $_________   $_________   $__________   $_________

        The underwriting agreement provides that the obligations of the several Underwriters are subject to conditions precedent and that the Underwriters will be obligated to purchase all of the offered certificates if any of the offered certificates are purchased. In the event of default by any Underwriter, the underwriting agreement provides that, in some circumstances, the purchase commitments of the nondefaulting Underwriter may be increased or the underwriting agreement may be terminated.

        Oakwood Mortgage has been advised by the Representative that the several Underwriters propose to offer the offered certificates to the public initially at the respective public offering prices set forth on the cover page of this prospectus supplement, and to dealers at such prices less a concession not in excess of the amount set forth for each class. The Underwriters and dealers may allow a discount not in excess of the amount set forth for each class to other dealers. After the initial public offering of the offered certificates, the public offering prices and concessions and discounts to dealers may be changed by the Representative.


                                          CONCESSION                DISCOUNT
                                          (PERCENT OF              (PERCENT OF
                                           PRINCIPAL                PRINCIPAL
                                            AMOUNT)                  AMOUNT)

        Class A-1.....................     _____%                   _____%
        Class A-2.....................     _____%                   _____%
        Class A-3.....................     _____%                   _____%
        Class A-4.....................     _____%                   _____%
        Class A-5.....................     _____%                   _____%
        Class M-1.....................     _____%                   _____%
        Class M-2.....................     _____%                   _____%
        Class B-1.....................     _____%                   _____%
        Class B-2.....................     _____%                   _____%


        The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

        Oakwood Mortgage and Oakwood Acceptance have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Act, or contribute to payments which the Underwriters may be required to make.

        The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered certificates to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        Oakwood Mortgage estimates that its expenses in connection with the issuance and offering of the certificates will be approximately $________. This information concerning Oakwood Mortgage's fees and expenses is an approximation and is subject to future contingencies.

                                                       LEGAL MATTERS

        Legal matters will be passed upon for Oakwood Mortgage by Hunton & Williams, Richmond, Virginia, and for the Underwriter by ______________________________________________________. The material federal income tax consequences of the offered certificates will be passed upon for Oakwood Mortgage by Hunton & Williams.

                              ERISA CONSIDERATIONS

        Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or corresponding provisions of the Code (collectively, "Plans"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors") should carefully review with their legal advisors whether the purchase or holding of any certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a certificate. SEE "ERISA CONSIDERATIONS" IN THE PROSPECTUS.


        Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve


o a Plan that is subject to ERISA and any party in interest or disqualified person with respect to the Plan and

o          plan assets.

The Plan Asset Regulations define "plan assets" to include not only securities, such as the certificates, held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The offered certificates will be treated as equity securities for purposes of the Plan Asset Regulations. The Look-Through Rule would not apply to the offered certificates if one or more of the exceptions specified in the Plan Asset Regulations are satisfied. However, based on the information available to the Underwriters at the time of the printing of the prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to the initial or any subsequent purchases of the offered certificates. SEE "ERISA CONSIDERATIONS" IN THE PROSPECTUS.

        The U.S. Department of Labor has granted an administrative exemption to _____________________________ (Prohibited Transaction Exemption ____; Exemption Application No. ____, ____Fed. Reg. ____ (____), referred to in this prospectus supplement as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts such as the contracts and mortgage loans such as the mortgage loans.


        Among the general conditions that must be satisfied for the Exemption to apply are the following:


        (1) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;


        (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the related trust;

        (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services, a division of The

McGraw-Hill Companies, Inc. ("S&P"), Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("D&P") (collectively, the "Exemption Rating Agencies");


        (4) the trustee of the related trust must not be an affiliate of any other member of the Restricted Group;


        (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;


        (6) the sum of all payments made to and retained by Oakwood Mortgage pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

        (7) the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the Servicer's reasonable expenses.

        The Exemption defines the term "reasonable compensation" by reference to DOL Regulation ss.2550.408c-2, 29 C.F.R. ss.2550.480c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of an offered certificate should satisfy itself that all amounts paid to or retained by the Underwriters, Oakwood Mortgage and the Servicer represent reasonable compensation for purposes of the Exemption. In addition, it is a condition to application of the Exemption that the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Act. Furthermore, in order for its certificates to qualify under the Exemption, a trust must meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and


o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.


        The Exemption does not apply to Plans sponsored by Oakwood Mortgage, the Underwriters, Oakwood Acceptance, the Trustee, the Servicer and any obligor with respect to assets included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements,

o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

o such fiduciary or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

o the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

o The Exemption may apply to the acquisition and holding of the class A certificates by Plans provided that all conditions to application of the Exemption are met. Based upon information provided to Oakwood Mortgage by members of the Restricted Group, it is expected that the conditions set forth in the second, third and fourth bullet points will be satisfied. Prospective investors should be aware, however, that even if all of the conditions specified in the Exemption are met, the scope of the relief provided by the Exemption might not cover all acts that might be construed as prohibited transactions. However, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the class of certificate to be acquired, the type of Plan fiduciary that is making the decision to acquire such certificate and the circumstances under which such decision is made, including, but not limited to,

o PTCE 95-60, regarding investments by insurance company general accounts;

o PTCE 91-38, regarding investments by bank collective investment funds;

o PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

o PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools.

Before purchasing class A certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions to application of the Exemption or any other exemptions would be met. In addition, any Plan Investor contemplating an investment in the class A certificates should note that the duties and obligations of the Trustee and the Servicer are limited to those expressly set forth in the pooling and servicing agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

        BECAUSE THE OFFERED SUBORDINATED CERTIFICATES ARE SUBORDINATED SECURITIES, AND THE CLASS B CERTIFICATES ARE NOT EXPECTED TO BE RATED IN ONE OF THE THREE HIGHEST RATING CATEGORIES BY THE RATING AGENCIES, THE EXEMPTION AND CERTAIN OF THE ALTERNATIVE EXEMPTIONS NOTED WILL NOT APPLY TO THE PURCHASE, SALE OR HOLDING OF THE OFFERED SUBORDINATE CERTIFICATES. ACCORDINGLY, THE OFFERED SUBORDINATED CERTIFICATES WILL NOT BE OFFERED FOR SALE, AND ARE NOT TRANSFERRABLE, TO PLAN INVESTORS UNLESS SUCH PLAN INVESTOR PROVIDES OAKWOOD ACCEPTANCE AND THE TRUSTEE WITH A BENEFIT PLAN OPINION, OR THE CIRCUMSTANCES DESCRIBED IN CLAUSE (II) BELOW ARE SATISFIED. A BENEFIT PLAN OPINION IS AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF AN OFFERED SUBORDINATED CERTIFICATE WILL NOT (A) CAUSE THE ASSETS OF THE TRUST TO BE REGARDED AS PLAN ASSETS FOR PURPOSES OF THE PLAN ASSET REGULATIONS, (B) GIVE RISE TO A FIDUCIARY DUTY UNDER ERISA ON THE PART OF OAKWOOD ACCEPTANCE, THE SERVICER OR THE TRUSTEE OR (C) BE TREATED AS, OR RESULT IN, A PROHIBITED TRANSACTION UNDER SECTIONS 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE. UNLESS THIS OPINION IS DELIVERED, EACH PERSON ACQUIRING AN OFFERED SUBORDINATED CERTIFICATE WILL BE DEEMED TO REPRESENT TO THE TRUSTEE, OAKWOOD ACCEPTANCE AND THE SERVICER THAT EITHER (I) SUCH PERSON IS NOT A PLAN INVESTOR SUBJECT TO ERISA OR SECTION 4975 OF THE CODE OR (II) SUCH PERSON IS AN INSURANCE COMPANY THAT IS PURCHASING AN OFFERED SUBORDINATED CERTIFICATE WITH FUNDS FROM ITS "GENERAL ACCOUNT" AND THE PROVISIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL APPLY TO EXEMPT THE ACQUISITION AND HOLDING OF THE OFFERED SUBORDINATED CERTIFICATES AND THE TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE.

                                     RATINGS

        It is a condition to the issuance of the certificates that each class of offered certificates obtain the following ratings by _____ and ______:


                                                           [Rating Agencies]

                                Class A-1                 _____        _____
                                Class A-2                 _____        _____
                                Class A-3                 _____        _____
                                Class A-4                 _____        _____
                                Class A-5                 _____        _____
                                Class M-1                 _____        _____
                                Class M-2                 _____        _____
                                Class B-1                 _____        _____
                                Class B-2                 _____        _____


        The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the offered certificates purchased at a premium might suffer a lower than anticipated yield in the event of rapid prepayments of the assets or in the event that the trust is terminated prior to the Final Scheduled Distribution Date for the certificates.


        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


        Oakwood Mortgage will request _______ and _______ to rate the offered certificates. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by Oakwood Mortgage to do so may be lower than the rating assigned by a Rating Agency pursuant to Oakwood Mortgage's request.

                         LEGAL INVESTMENT CONSIDERATIONS

        [If pre-funding account is used, classes become "mortgage related securities" for SMMEA after pre-funded amount is reduced to zero.] The class A certificates and the class M-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As "mortgage related securities," the class A certificates and the class M-1 certificates will be legal investments for entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE PROSPECTUS.

        THE CLASS M-2 AND CLASS B CERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA BECAUSE THEY ARE NOT RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION. The appropriate characterization of the class M-2 and class B certificates under various legal investment restrictions, and thus the ability of investors subject to legal restrictions to purchase the class M-2 and class B certificates, is subject to significant interpretive uncertainties. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission or any other federal or state agency with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective federal regulators, which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in "high-risk" mortgage securities.

        Oakwood Mortgage makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any class of the offered certificates under applicable legal investment restrictions. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE PROSPECTUS.

PROSPECTUS
                        OAKWOOD MORTGAGE INVESTORS, INC.
                                    DEPOSITOR


                  PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 IN THIS PROSPECTUS.

Your certificates will represent obligations of your trust only and will not represent interests in or obligations of Oakwood Mortgage or any of its affiliates. Your certificates are not insured or guaranteed by any person. Except as noted in this prospectus and the accompanying prospectus supplement, the underlying accounts, contracts, and mortgage loans are not insured or guaranteed by any government agency.


This prospectus may be used and to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.



       YOUR TRUST:
       -----------
       will issue certificates backed by contracts and mortgage loans in one or more series with one or more classes; and

       will own contracts and mortgage loans and other property described on the cover page of the accompanying prospectus supplement.

       YOUR CERTIFICATES:
       ------------------

       will be secured by the property of your trust and will be paid only from your trust's assets;


       will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

       may have one or more forms of credit enhancement; and

       will be issued as part of a designated series that may include one or more classes of certificates and credit enhancement.


       INVESTORS:

       o will receive interest and principal payments from collections on the contracts and mortgage loans and their trust's other assets, if any; and

       o are entitled to receive payments from collections on contracts and mortgage loans and other assets securing their series of certificates, but have no entitlement to payments from contracts, mortgage loans, or other assets.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 APRIL 16, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


        We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of certificates and the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:


       o   the timing of interest and principal payments;


       o statistical and other information about the contracts and mortgage loans; o information about credit enhancement for each class;


       o   the ratings for each class; and


       o   the method for selling your certificates.


        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your certificates are not offered in any state where the offer is not permitted.

        We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying prospectus supplement provides the pages on which these captions are located.

                                  RISK FACTORS


You should consider the following risk factors in deciding whether to purchase the certificates.


THE TIMING AND AMOUNT OF PREPAYMENTS        PREPAYMENT.
ON YOUR CERTIFICATES COULD REDUCE THE
YIELD TO MATURITY OF YOUR INVESTMENT        Prepayment levels are affected by a
                                            variety of economic, geographic,
                                            tax, legal, and other factors,
                                            including defaults on the assets,
                                            required repurchases of the assets
                                            and current interest rates. The
                                            assets may be prepaid at any time.
                                            When interest rates are going down,
                                            home buyers are more likely to
                                            prepay so that they may obtain lower
                                            alternative financing on their
                                            homes. In this event, you may not be
                                            able to reinvest the proceeds of
                                            prepayments in another investment of
                                            similar credit risk and yield.
                                            Conversely, prepayments are likely
                                            to decline if interest rates rise
                                            and you could reinvest prepayment
                                            proceeds in investments of similar
                                            credit risk and higher yield.

                                            YIELD.

                                            In general, if you purchased your
                                            certificates at a price greater than
                                            their par value, your investment
                                            will become less valuable if
                                            prepayments are higher than you
                                            anticipate and will become more
                                            valuable if prepayments are lower
                                            than you anticipate. Conversely, if
                                            you purchased your certificates at a
                                            price less than their par value,
                                            your investment will become more
                                            valuable if prepayments are higher
                                            than you anticipate and will become
                                            less valuable if prepayments are
                                            lower than you anticipate. Your
                                            certificates' sensitivity to
                                            prepayments will be magnified by any
                                            disproportionate allocation of
                                            principal or interest. You could
                                            fail to recover your initial
                                            investment if your certificates
                                            receive a disproportionate amount of
                                            principal or interest, and if
                                            prepayments occur differently than
                                            you anticipate. Your yield also may
                                            be reduced by the fact that payments
                                            of interest to fixed-rate
                                            certificateholders are made in the
                                            month following the month in which
                                            such certificates accrue interest.
                                            Losses on assets that are allocated
                                            to your class of certificates also
                                            will reduce your yield.

REGIONAL ECONOMIC DOWNTURNS AND THE         Downturns in regional or local
DECLINE IN THE VALUE OF MANUFACTURED        economic conditions will affect the
HOMES COULD RESULT IN LOSSES ON YOUR        frequency of delinquency and amount
CERTIFICATES.                               of losses on the assets in your
                                            trust. If the residential real
                                            estate market experiences a decline
                                            and the outstanding balances of the
                                            assets exceed the value of the
                                            manufactured homes and mortgaged
                                            properties, the rates of
                                            delinquencies, foreclosures and
                                            losses on the assets could increase.
                                            Contracts may experience a higher
                                            level of delinquencies than
                                            conventional mortgage loans because
                                            these borrowers are usually more
                                            severely affected by economic,
                                            social and other factors that
                                            diminish their ability to repay.
                                            Losses
                                            incurred upon repossession of
                                            manufactured homes tend to be higher
                                            than on corresponding mortgage loans
                                            on stationary homes because, unlike
                                            stationary homes, manufactured homes
                                            generally loose value over time.
                                            This may result in losses to you if
                                            the losses on homes are too great to
                                            be absorbed by classes of
                                            certificates that are subordinated
                                            to the certificates held by you and
                                            other credit enhancement features.
                                            You will have to look primarily to
                                            the value of the manufactured homes
                                            and mortgaged properties for
                                            recovery of the outstanding
                                            principal of and unpaid interest on
                                            the defaulted mortgage loans not
                                            covered by credit enhancement.

                                            SEE "THE TRUSTS -- THE ASSETS -- THE
                                            MORTGAGE LOANS" IN THIS PROSPECTUS.

STATE LAW MAY LIMIT THE SERVICER'S          State laws, such as the uniform
ABILITY TO SERVICE THE ASSETS IN A          commercial code and motor vehicle
MANNER THAT MAXIMIZES YOUR RETURN           titling statutes, may limit the
                                            servicer's ability to repossess,
                                            foreclose, or liquidate the assets
                                            in order to pay off certificates.
                                            State law may also limit the amount
                                            the servicer may collect in a
                                            liquidation to less than the amount
                                            due on any particular asset. For
                                            example, state laws regulate how a
                                            repossession can be conducted and
                                            whether the servicer may obtain a
                                            deficiency judgment if the proceeds
                                            of foreclosure are not sufficient to
                                            repay the loan.

CONTESTING THE TRUSTEE'S SECURITY           The steps necessary to create and
INTEREST IN THE MANUFACTURED HOMES          perfect a security interest in the
COULD REDUCE OR DELAY DISTRIBUTIONS         manufactured homes differ from state
                                            to state. Because of the expense
                                            involved, the servicer will not take
                                            any steps to name the company or the
                                            trustee, on behalf of the trust, as
                                            the lien-holders of any manufactured
                                            home. As a consequence, a person may
                                            contest the security interest of the
                                            trustee. Whether successful or
                                            unsuccessful, any contest of the
                                            security interest could reduce or
                                            delay distributions to you.

YOUR ABILITY TO RESELL CERTIFICATES         A secondary market for any series of
WILL BE LIMITED                             certificate may not develop. If a
                                            secondary market does develop, it
                                            might not continue or it might not
                                            be sufficiently liquid to allow you
                                            to resell any of your certificates.
                                            Also, ERISA plans may be prohibited
                                            from purchasing your certificates,
                                            if noted in the prospectus
                                            supplement.


THE ENFORCEMENT OF CONSUMER                 A failure by Oakwood Acceptance to
PROTECTION LAWS MAY BE A LIABILITY TO       comply with federal or state
YOUR TRUST                                  consumer protection laws could
                                            create liabilities on behalf of your
                                            trust for amounts due under the
                                            assets. These liabilities could
                                            include a reduction in the amount
                                            payable under the assets, the
                                            inability to foreclose on the
                                            manufactured home or mortgaged
                                            property, or liability of your trust
                                            to an obligor. Oakwood Acceptance
                                            will warrant that the origination of
                                            each asset materially complied with
                                            all requirements of law and that
                                            there exists no right of rescission,
                                            set-off, counterclaim or defense in
                                            favor of the obligor under any asset
                                            and that each asset is enforceable
                                            against the related obligor in
                                            accordance with its terms. A breach
                                            of any warranty that materially and
                                            adversely affects your trust's
                                            interest in any asset would create
                                            an obligation on the part of Oakwood
                                            Acceptance to repurchase or
                                            substitute for the asset unless the
                                            breach is cured. However, the
                                            failure of Oakwood Acceptance to
                                            repurchase the defective asset or
                                            pay the liability could expose your
                                            trust to losses.

CREDIT ENHANCEMENT OFTEN DOES NOT           Insurance policies and other forms
COVER ALL TYPES OF LOSSES ON YOUR           of credit enhancement only cover the
CERTIFICATES                                matters expressly addressed by their
                                            terms and detailed in your
                                            prospectus supplement, and will not
                                            provide protection against all risks
                                            of loss.

                                            SEE "THE TRUSTS -- INSURANCE" IN
                                            THIS PROSPECTUS.
THE SUBORDINATION OF OTHER CLASSES TO       The fact that some classes are paid
YOUR CLASS WILL NOT INSULATE YOU FROM       after the classes of certificates
LOSS                                        which you hold does not LOSS protect
                                            you from all risks. If losses cannot
                                            be absorbed by the subordinated
                                            certificates or other items of
                                            credit support, like a reserve fund,
                                            then you may have losses on your
                                            certificates.

YOU MAY HAVE INCOME FOR TAX PURPOSES        Certificates purchased at a discount
PRIOR TO YOUR RECEIPT OF CASH               and other classes of certificates
                                            purchased at a premium that are
                                            deemed to have original issue
                                            discount may incur tax liabilities
                                            prior to a holder's receiving the
                                            related cash payments.

                                            SEE "FEDERAL INCOME TAX
                                            CONSEQUENCES" IN THIS PROSPECTUS.

YOU WILL EXPERIENCE DELAYS OR               The acquisition of the contracts and
REDUCTIONS OF DISTRIBUTIONS ON YOUR         mortgage loans by the trust from
CERTIFICATES IF THE TRANSFER OF             Oakwood Mortgage is intended to be a
ASSETS TO THE TRUST IS NOT CONSIDERED       sale. However, in the event that
A SALE IN THE EVENT OF BANKRUPTCY           Oakwood Mortgage or one of its
                                            affiliates becomes insolvent, a
                                            court may decide that this
                                            acquisition was a loan and not a
                                            sale. This could delay or reduce
                                            distributions to you. Likewise, if
                                            an affiliate of Oakwood Mortgage
                                            becomes insolvent, a court might
                                            decide to consolidate the assets and
                                            liabilities of Oakwood Mortgage and
                                            its affiliates. This could also
                                            delay or reduce distributions to
                                            you. On the closing date for your
                                            series, counsel to Oakwood Mortgage
                                            will provide a legal opinion that,
                                            in the event the servicer were to
                                            become bankrupt or insolvent, a
                                            court properly presented with this
                                            issue would not consolidate Oakwood
                                            Mortgage or the trust with the
                                            servicer and would regard the
                                            transfer as a sale. However, this
                                            opinion is subject to a number of
                                            conditions and assumptions and, in
                                            any event, is not binding on any
                                            court.

YOUR CERTIFICATES MAY BE SUBJECT TO         In the event your certificates are
REDEMPTION AT A PRICE LESS THAN THEIR       redeemed, the purchase price will
PRINCIPAL AMOUNT PLUS ACCRUED AND           equal 100% of your certificates'
UNPAID INTEREST                             then outstanding principal amount,
                                            plus accrued and unpaid interest
                                            thereon at the applicable
                                            pass-through rate, less any
                                            unreimbursed advances and unrealized
                                            losses allocable to the certificate.
                                            Accordingly, if unreimbursed
                                            advances and losses are too high,
                                            your certificates could be redeemed
                                            at a price less than their
                                            outstanding principal amount plus
                                            accrued and
                                            unpaid interest.


THE ASSETS MAY CONTAIN VARIOUS              The assets of your trust are subject
PAYMENT PROVISIONS, WHICH COULD             to various payment provisions. Some
AFFECT PAYMENTS TO YOU                      may have changing monthly payments,
                                            some may begin with lower payments
                                            followed by higher payments, and
                                            still others may have unusually
                                            large payments due at maturity.
                                            There is a higher risk of default on
                                            these assets than on level payment
                                            assets. The likelihood that you will
                                            have a loss is greater with respect
                                            to these assets than with respect to
                                            level payment assets.

                                            The interest rates on adjustable
                                            rate assets will adjust
                                            periodically. They will equal the
                                            sum of an index, for example,
                                            one-month LIBOR, and a margin. When
                                            an index adjusts, the amount of
                                            obligor's monthly payments likely
                                            will change. As a result, obligors
                                            on adjustable rate assets may be
                                            more likely to default on their
                                            obligations than obligors on assets
                                            bearing interest at fixed rates.

                                            The seller of convertible loans may
                                            be required to repurchase
                                            convertible loans if the obligor
                                            elects to convert the asset rate
                                            from an adjustable rate to a fixed
                                            rate. This repurchase of a
                                            convertible loan will have the same
                                            effect on you as a repayment in full
                                            of the asset. You certificates may
                                            experience a higher rate of
                                            prepayment than would otherwise be
                                            the case if the your trust includes
                                            convertible loans and a repurchase
                                            obligation.
THE RATINGS PROVIDED BY THE RATING          Your certificates will be rated in
AGENCIES DO NOT PURPORT TO ADDRESS          one of the four highest rating
ALL RISKS CONTAINED IN YOUR                 categories by one or more rating
INVESTMENT                                  agencies. A rating is not a
                                            recommendation to buy, sell or hold
                                            your certificates and may be revised
                                            or withdrawn at any time. You may
                                            obtain further details with respect
                                            to any rating on your certificates
                                            from the rating agency that issued
                                            the rating. A rating generally is
                                            based on the credit quality of the
                                            underlying assets, and will
                                            represent only an assessment of the
                                            likelihood of receipt by you of
                                            payments with respect to the assets.
                                            The rating is not an assessment of
                                            the prepayment experience, and does
                                            not rate the possibility that you
                                            may fail to recover your initial
                                            investment if you purchase your
                                            certificates at a premium over par.
                                            Security ratings assigned to the
                                            certificates representing a
                                            disproportionate entitlement to
                                            principal or interest on the assets
                                            should be evaluated independently of
                                            similar security ratings assigned to
                                            other kinds of securities.

                         DESCRIPTION OF THE CERTIFICATES


        GENERAL


        Each series of certificates will be issued pursuant to a pooling and servicing agreement among Oakwood Mortgage, as seller of the certificates, Oakwood Acceptance or another servicer, as the Servicer, and the trustee named in the prospectus supplement (the "Trustee"). A copy of the form of the pooling and servicing agreement, together with standard terms, is filed as an exhibit to the Registration Statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions of the pooling and servicing agreement relating to a series that differ materially from the form of the pooling and servicing agreement filed as an exhibit to the Registration Statement.

        Oakwood Mortgage may sell to investors one or more classes of a series of certificates in transactions not requiring registration under the Securities Act of 1933, as amended.

        The offered certificates of each series of certificates will be rated upon issuance as specified in the related prospectus supplement by a nationally-recognized statistical securities rating organization, such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc., and Duff & Phelps Credit Rating Co. (each, a "Rating Agency"). The following summaries describe provisions common to each series of certificates. The summaries do not purport to be complete. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions are incorporated by reference.

        The certificates of each series will represent interests in a separate trust created pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. The trust estate for a series will be held by the related Trustee for the benefit of the related certificateholders. Each trust estate, to the extent specified in the related prospectus supplement, will include the assets transferred under the pooling and servicing agreement from time to time, including, as described in the prospectus supplement:

o assets as from time to time are identified as deposited in any account held for the benefit of the certificateholders, including the "Certificate Account," which is an account maintained by the Servicer, into which the Servicer must deposit collections in respect of the related assets; and the "Distribution Account," which is the account maintained by the Trustee from which distributions are made on the certificates;

o manufactured housing installment sales contracts and mortgage loans, including all rights to receive payments due on and after the "Cut-off Date," which is the date specified in the prospectus supplement as the date after which scheduled principal and interest payments on the assets, and on and after which unscheduled collections of principal on the related contracts and mortgage loans;

o            with respect to the assets;

             o the standard hazard insurance policies maintained with respect to the underlying manufactured homes and mortgaged properties,

             o   the related pool insurance policy, if any,

             o   the related special hazard insurance policy, if any,

             o   the related obligor bankruptcy insurance, if any,

             o any primary mortgage insurance policies, FHA insurance and VA guarantees,

             o   the buy-down fund, if any, and

             o the "GPM fund", which is a custodial Eligible Account established by the Servicer for any GPM Loan, to be funded with an amount which, together with projected reinvestment earnings at a rate specified in the prospectus supplement, will provide funds sufficient to support the payments required on such GPM Loan on a level debt service basis, and a "GPM Loan" means a "graduated payment" asset the terms of which provide for payments during the initial years of its term that are less than the actual amount of principal and interest that would be payable on a level debt service basis, if any;

o any reserve fund established and funded to make payments on the certificates to the extent funds are not otherwise available, if any;

o any letter of credit, guarantee or surety bond, insurance policy or other credit enhancement securing payment of all or part of the related series of certificates;

o            a Pre-Funding Account, if any;

o other property as may be specified in the related prospectus supplement; and

o proceeds of any of the foregoing, as specified in the prospectus supplement.

        The pooling and servicing agreement for a series will provide that certificates may be issued up to the aggregate principal amount authorized by Oakwood Mortgage. Each series will consist of one or more classes of certificates and may include:

o one or more classes of senior certificates entitled to preferential rights to distributions of principal and interest;

o            one or more classes of subordinated certificates;

o one or more "Strip Classes" of certificates, which represent an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance, or a fictional principal balance that may be assigned to a certificate or class that is used solely for purposes of determining the amount of interest distributions and certain other rights (a "Notional Principal Amount");

o one or more classes of certificates representing an interest only in specified payments of principal on the assets ("Principal Only Classes");

o one or more classes of certificates upon which interest will accrue but will not be distributed until other classes of certificates of the same series have received their final distributions ("Compound Interest Classes" and "Capital Appreciation Classes" and, collectively, "Accretion Classes"); and

o one or more classes of certificates entitled to fixed principal payments under identified conditions ("PAC Classes") and companion classes thereto ("Companion Classes").

        Each series as to which a REMIC election has been or is to be made will consist of one or more classes of REMIC Regular Certificates, which may consist of certificates of the types specified in the preceding sentence, and one class of Residual Certificates for each related REMIC. A "Residual Certificate" is a certificate evidencing a "residual interest" in a REMIC. A "REMIC" is a "real estate mortgage investment conduit" as defined in the Internal Revenue Code.

        The certificates of each series will be issued in fully-registered certificated or book-entry form in authorized denominations for each class as specified in the prospectus supplement. The certificates of each series issued in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection with a transfer. The Trustee will make distributions of principal and interest on each certificated certificate by check or wire transfer to each person in whose name the certificate is registered as of the close of business on the Record Date for the distribution at the address appearing in the Certificate Register, except that the final distributions in retirement of each certificated certificate will be made only upon presentation and surrender of the certificate at the corporate trust office of the Trustee. The "Certificate Register" means, for any series, the register maintained by or at the direction of the Trustee containing the names and addresses of all current holders of certificates of each class, and noting the class and denomination of each certificate of the series held by each holder.


BOOK-ENTRY PROCEDURES


        The prospectus supplement for a series may specify that some classes of certificates initially will be issued as book-entry certificates in the authorized denominations specified in the prospectus supplement. Each book-entry class will be represented by a single certificate registered in the Certificate Register in the name of a nominee of the depository, which is expected to be The Depository Trust Company (together with any successor or other depository selected by Oakwood Mortgage, "DTC"). No person acquiring a book-entry certificate (a "Beneficial Owner") will be entitled to receive a definitive certificate representing its certificate.

        DTC performs services for its Participants, some of whom, including their representatives, own DTC. "Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and Depository Participants as in effect from time to time.

        A Beneficial Owner's ownership of a book-entry certificate will be reflected in the records of the brokerage firm, bank, thrift institution or other financial intermediary (any of the foregoing, a "Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of a book-entry certificate will be reflected in the records of DTC, or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be reflected in the records of DTC, if the Beneficial Owner's Financial Intermediary is not a direct Depository Participant. Therefore, the Beneficial Owner must rely on the procedures of its Financial Intermediary or Intermediaries and of DTC in order to evidence its beneficial ownership of a book-entry certificate, and beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of Financial Intermediaries and Depository Participants.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Depository Participants") and facilitates the clearance and settlement of securities transactions between Depository Participants in securities through electronic book-entry changes in accounts of Depository Participants, thereby eliminating the need for physical movement of certificates. Depository Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly ("indirect participants").

        Distributions of principal and interest on the book-entry certificates will be made to DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable Depository Participants in accordance with DTC's normal procedures. Each Depository Participant will be responsible for disbursing these payments to the Beneficial Owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry certificates that it represents. As a result of the foregoing procedures, Beneficial Owners of the book-entry certificates may experience some delay in their receipt of payments.

        While the offered certificates are outstanding, except if the offered certificates are subsequently issued in certificated, fully-registered form, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Unless and until the offered certificates are issued in certificated form, Beneficial Owners who are not Participants may transfer ownership of the offered certificates only through Participants by instructing Participants to transfer the offered certificates, by book-entry transfer, through DTC for the account of the purchasers of certificates, which account is maintained with the purchasers' respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the offered certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Because transactions in book-entry certificates can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a Beneficial Owner of a book-entry certificate to pledge a certificate to persons or entities that are not Depository Participants, or otherwise to take actions in respect of a certificate, may be limited due to the lack of a physical certificate representing the certificate. Issuance of the book-entry certificates in book-entry form may reduce the liquidity of your certificates in the secondary trading market because investors may be unwilling to purchase book-entry certificates for which they cannot obtain physical certificates.

        The book-entry certificates will be issued in fully-registered, certificated form to Beneficial Owners of book-entry certificates or their nominees, rather than to DTC or its nominee, only if

o Oakwood Mortgage advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and Oakwood Mortgage is unable to locate a qualified successor within 30 days or

o Oakwood Mortgage, at its option, elects to terminate the book-entry system maintained through DTC.

Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify DTC, which in turn will notify all Beneficial Owners of book-entry certificates through Depository Participants, of the availability of certificated certificates. Upon surrender of DTC of the certificates representing the book-entry certificates and receipt of instructions for re-registration, the Trustee will reissue the book-entry certificates as certificated certificates to the Beneficial Owners of the book-entry certificates. Upon issuance of certificated certificates to Beneficial Owners, they will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

        DTC has advised Oakwood Mortgage and the Trustee that, unless and until the offered certificates are issued in certificated, fully-registered form under the circumstances described, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the certificates are credited. DTC has advised Oakwood Mortgage that DTC will take this action with respect to any percentage interests of the offered certificates only at the direction of and on behalf of Participants with respect to percentage interests of the offered certificates. DTC may take action, at the direction of the related Participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

        Neither Oakwood Mortgage, Oakwood Acceptance, the Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the book-entry certificates held by DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

               ALLOCATION OF COLLECTIONS FROM THE ASSETS

        The prospectus supplement will specify the Available Distribution Amount for a series, which in general will be equal to the amount of principal and interest paid on the assets with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The Available Distribution Amount will be allocated among the classes of certificates of the related series in the proportion and order of application set forth in the related pooling and servicing agreement and described in the related prospectus supplement. The Available Distribution Amount may be allocated so that amounts paid as interest on the assets may be distributed as principal on the certificates and amounts paid as principal on the assets may be distributed as interest on the certificates.

        A class of certificates entitled to distributions of interest may receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed or adjustable. The classes of certificates within a series may have the same or different Pass-Through Rates. The related prospectus supplement will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable class, and the method of determining the amount to be distributed on any Strip Classes on each Distribution Date. Residual Certificates offered hereby may or may not have a Pass-Through Rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent entitlement to receive amounts remaining in the Distribution Account on any Distribution Date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds. Classes of certificates may have a Notional Principal Amount. Interest distributions on the certificates generally will include interest accrued through the accounting date preceding the Distribution Date . Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

        With respect to a series that includes one or more classes of subordinated certificates, the senior certificates will generally not bear any Realized Losses on the related contracts or mortgage loans, until the subordinated certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of the subordinated certificates has been reduced to zero, either through the allocation of Realized Losses, distributions of principal, or both. Distributions of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Due Date Interest Shortfall or Soldiers' and Sailors' Shortfall on the assets. "Soldiers' and Sailors' Shortfall" means a shortfall in respect of an asset resulting from application of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended. With respect to a series that includes a class of subordinated certificates, any shortfall may result in a reallocation of amounts otherwise distributable to less senior certificates for distribution to more senior certificates.

        "Realized Loss" means

o the amount of any loss realized by a trust in respect of any related liquidated loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated loan, plus accrued and unpaid interest on such liquidated loan, plus amounts reimbursable to the Servicer for previously unreimbursed Servicing Advances, minus net liquidation proceeds in respect of the liquidated loan or

o the amount of any principal cramdown in connection with any asset that was the subject of a principal cramdown in bankruptcy during the the calendar month immediately preceding the month in which the related Distribution Date occurs (a "Prepayment Period") preceding a Distribution Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the asset exceeds, as applicable, depending upon the type of principal cramdown that was applied to the asset, either the portion of the unpaid principal balance that remains secured by the manufactured home or mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown.

        "Due Date Interest Shortfall" means, for any asset that is prepaid in full or liquidated on other than a Due Date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first Due Date after the prepayment in full or liquidation had the asset not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs (each, a "Collection Period").

        Principal and interest distributable on a class of certificates may be distributed among the certificates of a class pro rata in the proportion that the outstanding principal or notional amount of each certificate of the class bears to the aggregate outstanding principal or notional amount of all certificates of the class, or in another manner as may be detailed in the related prospectus supplement. Interest distributable on a class of certificates will be allocated among the certificates of the class pro rata in the proportion that the outstanding principal or notional amount of each certificate of the class bears to the aggregate outstanding principal or notional amount of all certificates of the class, or in another manner as may be detailed in the related prospectus supplement.

        The "Final Scheduled Distribution Date" for each class of certificates will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as defined in the prospectus supplement.


               OPTIONAL REDEMPTION OR TERMINATION


        To the extent and under the circumstances specified in the related prospectus supplement, the certificates of a series may be redeemed prior to their Final Scheduled Distribution Date at the option of Oakwood Mortgage, the Servicer or another party as specified in the related prospectus supplement by purchase of the outstanding certificates of the series. The right so to redeem the certificates of a series may be conditioned upon

o          the passage of a date specified in the prospectus supplement,

o the decline of the aggregate Scheduled Principal Balance of the assets in the trust to less than a percentage specified in the related prospectus supplement of the aggregate Scheduled Principal Balance of the assets in the trust at the related Cut-off Date, and

o the decline of the aggregate certificate principal balance of a specified class or classes of certificates to less than a percentage specified in the related prospectus supplement of the aggregate certificate principal balance of the applicable class or classes of certificates at the closing date for the series.

         "Scheduled Principal Balance" means, as of any date of determination with respect to any contract, Repo Property, mortgage loan or REO Property, the principal balance as of the Cut-off Date of the asset, or of the related asset, in the case of a Repo Property or REO Property, minus the sum of

o the principal components of the scheduled monthly payments of principal and interest due on the asset (the "Monthly Payment"), or on the related asset, in the case of a Repo Property or REO Property, after the Cut-off Date and on or before the date of determination, regardless of whether the Monthly Payments were received from the obligor, plus

o all principal prepayments received by the Servicer on the asset, or on the related asset, in the case of a Repo Property or REO Property, including the principal portion of net liquidation proceeds and the principal portion of all amounts paid by Oakwood Acceptance or another party to repurchase the asset, on or after the Cut-off Date and on or prior to the date of determination, plus

o all Realized Losses incurred on the asset, or the related asset, in the case of a Repo Property or REO Property, on or after the Cut-off Date and on or prior to the date of determination.

        The percentage balances of the aggregate Scheduled Principal Balance of the assets and the aggregate certificate principal balance of a class in order to trigger optional redemption or termination may range from 5% to 25%. In the event the option to redeem the certificates is exercised, the purchase price distributed with respect to each certificate offered hereby and by the related prospectus supplement will equal 100% of its then outstanding certificate principal balance, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate, less any unreimbursed principal or interest advances or other advances by the Servicer, and unrealized losses allocable to the certificates. ACCORDINGLY, IT IS POSSIBLE THAT YOUR CERTIFICATES COULD BE REDEEMED AT A PRICE LESS THAN THEIR OUTSTANDING PRINCIPAL AMOUNT PLUS ACCRUED AND UNPAID INTEREST. Notice of the redemption of the certificates will be given to certificateholders as provided in the related pooling and servicing agreement.

        In addition, Oakwood Mortgage or the Servicer or the holders of a majority in interest of any class of Residual Certificates of the related series may at their respective options repurchase all related contracts and mortgage loans remaining outstanding at a time specified in the related prospectus supplement, which will be when the aggregate Scheduled Principal Balance of the contracts or mortgage loans is less than a percentage specified in the related prospectus supplement, but may range from 5% to 25% of the aggregate Scheduled Principal Balance of the contracts or mortgage loans on the Cut-off Date, or when the aggregate certificate principal balance of a specified class or classes of certificates is less than a percentage specified in the related prospectus supplement, but may range from 5% to 25% of the aggregate certificate principal balance of the class or classes at the closing date.

        The termination price for a trust will be specified in the related pooling and servicing agreement.

        The fair market value of the assets of a trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the accounting date preceding the date of the purchase at the applicable asset rate on the unpaid principal balance of each contract and mortgage loan, including any contract that has become a Repo Property and any mortgage loan that has become a REO Property, which Repo Property or REO Property has not yet been disposed of by the Servicer. The basis for any valuation shall be furnished by the Servicer to the certificateholders upon request.

        "REO Property" means a mortgaged property acquired by the Servicer on behalf of a trust pursuant to a foreclosure or other similar proceeding in respect of a mortgage loan. "Repo Property" means a manufactured home and any related Real Property acquired by the Servicer on behalf of a trust pursuant to a repossession, foreclosure or other similar proceeding in respect of a contract.

        On the date set for termination of a trust, the termination price shall be distributed first to the Servicer to reimburse it for all previously unreimbursed liquidation expenses paid and Advances made by the Servicer with respect to the related assets and second to the certificateholders in accordance with the payment priorities that apply on each Distribution Date as described in the related prospectus supplement. "Advances" means any P&I Advance or Servicing Advance.

                     MATURITY AND PREPAYMENT CONSIDERATIONS


        MATURITY


        No more than 1% of the contracts and mortgage loans securing a series will have maturities at origination of more than 30 years.


PREPAYMENT CONSIDERATIONS


        The prepayment experience on an asset pool will affect

o the average life of the related certificates and each class thereof issued by the related trust;

o the timing of the final distribution for each class, and whether the final distribution occurs prior to its Final Scheduled Distribution Date; and

o          the effective yield on each class of certificates.

Because prepayments will be passed through to the holders of certificates of each series as distributions of principal, it is likely that in the event of prepayments, the final distribution on each class of certificates of a series will occur prior to its Final Scheduled Distribution Date.

        Contracts and mortgage loans may be prepaid in full or in part without penalty. Oakwood Mortgage anticipates that a significant number of the contracts and mortgage loans will be paid in full prior to their maturity. A number of factors, including homeowner mobility, national and local economic conditions, age of the contracts and mortgage loans, interest rates and the availability of alternative financing may affect the prepayment experience of a particular asset pool.

        The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing market interest rates fall significantly below the interest rates borne by particular contracts or mortgage loans, the contracts and mortgage loans are likely to experience higher prepayment rates than if prevailing interest rates remain at or above the interest rates borne by the contracts and mortgage loans. However, the rate of principal prepayments on contracts and mortgage loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. Accordingly, there can be no assurance that any contracts or mortgage loans included in an asset pool will conform to past prepayment experience or any assumed rate of prepayment.


        It is customary in the mortgage industry in quoting yields on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the 12th year and on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.


        Information regarding the prepayment model utilized in preparing any prospectus supplement will be set forth in the prospectus supplement with respect to a series of certificates.

                              YIELD CONSIDERATIONS

        Distributions of interest on the certificates generally will include interest accrued through the accounting date, which is, for any Distribution Date, the last day of the preceding calendar month for certificates that pay interest at a fixed rate, and the 14th day of the same calendar month for certificate that pay at a floating rate. Your effective yield will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for your certificates, because distributions to you will not be made until the Distribution Date following the accounting date, which causes a delay in distributions.

        The yield to maturity of any certificate will be affected by the rate and timing of payment of principal of the underlying contracts and mortgage loans. If the purchaser of a certificate offered at a discount from its "Parity Price", which is the price at which a certificate will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a certificate based on an assumed rate of payment of principal that is faster than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a certificate offered at a premium over its Parity Price calculates the anticipated yield to maturity of a certificate based on an assumed rate of payment of principal that is slower than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated.

        The timing of changes in the rate of prepayments on the contracts and mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on an asset, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher --- or lower ---than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction --- or increase --- in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying contracts and mortgage loans and the suitability of the applicable certificates to their investment objectives. For a discussion of factors affecting principal prepayments on the contracts and mortgage loans underlying a series of certificates, SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS.

        The yield on your certificates also will be affected by Realized Losses or shortfalls allocated to your certificates. If Realized Losses and shortfalls are not absorbed by certificates subordinated to your certificates or other items of credit support, like a reserve fund, then you may have losses on your certificates. Losses on your certificates will, in turn, reduce distributions to you and reduce your yield.

                                   THE TRUSTS

        GENERAL

        A trust estate may include contracts and mortgage loans. Each trust estate also may include

o assets as from time to time are identified as deposited in accounts held for the benefit of the certificateholders, including the Certificate Account and the Distribution Account;

o any manufactured home or "Real Property" --- which is a parcel of real estate securing a Land Secured Contract --- which initially secured a related contract and which is acquired by repossession, foreclosure or otherwise;

o any property which initially secured a related mortgage loan and which is acquired by foreclosure or deed in lieu of foreclosure or otherwise;

o          any related reserve fund;


o          any related Pre-Funding Account;


o any insurance policies, guarantees and any other credit enhancement maintained with respect to the related certificates, the related contracts, the related mortgage loans or all or any part of the trust estate that is required to be maintained pursuant to the related pooling and servicing agreement; and

o          other property as is specified in the related prospectus supplement.


THE ASSETS

        GENERAL


        Each certificate will evidence an interest in one trust estate, containing one or more asset pools comprised of contracts and mortgage loans having the aggregate principal balance as of the Cut-off Date specified in the related prospectus supplement. Holders of certificates of a series will have interests only in the related asset pool(s) and will have no interest in any asset pools created with respect to any other series of certificates.

        Oakwood Mortgage will acquire the underlying contracts and mortgage loans from Oakwood Acceptance, which may have originated the contracts and mortgage loans or may have acquired them in the open market or in privately negotiated transactions. Specific information respecting the contracts and mortgage loans included in a particular trust estate will be provided in the related prospectus supplement and, to the extent this information is not fully provided in the related prospectus supplement, in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement with respect to each series of certificates will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee.

        Whenever in this prospectus terms like "asset pool," "trust estate," "pooling and servicing agreement" or "Pass-Through Rate" are used, those terms apply, unless the context otherwise indicates, to one specific asset pool, trust estate, pooling and servicing agreement and the Pass-Through Rates applicable to the related series of certificates.

        For each series of certificates, Oakwood Mortgage will cause the contracts and mortgage loans included in the related asset pool to be assigned to the trustee named in the related prospectus supplement (the "Trustee"). Oakwood Acceptance, as servicer (the "Servicer"), the parent of Oakwood Mortgage, will service the contracts and mortgage loans and administer the certificates, either exclusively or through other servicing institutions. With respect to those contracts and mortgage loans serviced by the Servicer through a subservicer, the Servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the Servicer alone were servicing the contracts and mortgage loans. The Servicer may delegate computational, data processing, collection and foreclosure, including repossession, duties under any pooling and servicing agreement without appointing a subservicer and without any notice to or consent from Oakwood Mortgage or the Trustee, provided that the Servicer remains fully responsible for the performance of these duties. SEE "SALE AND SERVICING OF THE CONTRACTS AND MORTGAGE LOANS -- SERVICING" In THIS PROSPECTUS.


               TYPES OF ASSETS


        The assets included in the trust for a series may contain various payment provisions. The assets may consist of

o "Level Payment Loans," which may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on their declining principal balances;



o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum, which may be rounded, of a fixed margin and an index;

o "Buy-Down Loans," which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors' Monthly Payments during a period after origination of the assets;

o "Increasing Payment Loans," which provide for monthly payments to increase over the life of the loan, resulting in a shorter term;


o "Interest Reduction Loans," which provide for the one-time reduction of the interest rate payable thereon;


o          "GEM loans," which provide for


           o Monthly Payments during the first year after origination that are at least sufficient to pay interest due thereon, and


           o an increase in Monthly Payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of the assets;

o "GPM loans," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and which unpaid interest will be added to the principal balances of the assets and will be paid, together with interest, in later years;

o "step-up rate loans," which provide for asset rates that increase over time;

o "Balloon Payment Loans," which include assets on which only interest is payable until maturity, as well as assets that provide for the full amortization of principal over an amortization period, but require all remaining principal to be paid at the end of a shorter period;

o "Convertible Loans," which are Adjustable Rate Assets that have provisions pursuant to which the related obligors generally may exercise an option to convert the adjustable asset rate to a fixed asset rate; and

o "Bi-Weekly Loans," which provide for obligor payments to be made on a bi-weekly basis.


              "DUE-ON-SALE" CLAUSES


        A contract or the mortgage note or the mortgage, deed of trust or other instrument creating a first lien on a first priority ownership interest in or estate in fee simple in real property securing the mortgage note used in originating a conventional mortgage loan secured by a first lien on a one- to four-family residential real property included in your trust may contain a "due-on-sale" provision permitting the holder of the contract or mortgage loan to accelerate the maturity of the contract or mortgage loan upon the obligor's conveyance of the underlying manufactured home or mortgaged property. Enforcement of a "due-on-sale" clause applicable to a contract or mortgage loan will have the same effect on certificates backed by a contract or mortgage loan as a prepayment in full of the contract or mortgage loan. SEE "CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS" IN THIS PROSPECTUS.

        The weighted average lives of certificates of a series will be decreased to the extent that sales of manufactured homes and mortgaged properties result in prepayments of the assets underlying the certificates. SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" AND "YIELD CONSIDERATIONS" IN THIS PROSPECTUS for a discussion of the effect of asset prepayments on the weighted average lives of and yields to maturity on the related certificates.
        To the extent the assets underlying a series do not contain "due-on-sale" clauses, or to the extent the Servicer does not enforce "due-on-sale" clauses, the weighted average lives of the certificates of the series may be expected to be longer than would have been the case had the assets contained "due-on-sale" clauses and had the Servicer enforced these clauses, because the assumption of a contract or mortgage loan by the buyer of the underlying manufactured home or mortgaged property would have the effect of avoiding a prepayment of the assumed contract or mortgage loan. While it is expected that most contracts will contain "due-on-sale" provisions, the Servicer will be permitted to allow proposed assumptions of contracts in accordance with the guidelines described in the next paragraph. To the extent the Servicer has knowledge of any conveyance or prospective conveyance by any mortgagor of any property securing a mortgage loan, the Servicer will be required to exercise the right to accelerate the maturity of the mortgage loan under any applicable "due-on-sale" clause to the extent, under the circumstances, and in the manner in which the Servicer enforces the clauses with respect to other mortgage loans held in its own portfolio. The Servicer will not be permitted to allow assumptions of assets if prohibited by law from doing so or if the exercise of these rights would affect adversely or jeopardize any coverage under any applicable insurance policy, and the Servicer will only be permitted to allow the assumption of an asset if the Servicer has reasonably determined that the assumption will not increase materially the risk of nonpayment of amounts due under the asset.

        If the Servicer determines not to enforce a "due-on-sale" clause, the Servicer will be required to enter into an assumption or modification agreement with the person to whom the property has been conveyed or is proposed to be conveyed, pursuant to which this person becomes liable under the asset and pursuant to which, to the extent permitted by applicable law and deemed appropriate in the Servicer's reasonable judgment, the original obligor remains liable thereon. FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable. The rate of prepayments of FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans therefore may be lower than the rate of prepayments of conventional mortgage loans bearing interest at comparable rates.

        Prepayments on manufactured housing installment sales contracts and mortgage loans are commonly measured relative to a prepayment standard or model (a "Prepayment Model"), which represents an assumed rate of prepayment of assets in an asset pool relative to the aggregate outstanding principal balance of the asset pool from time to time. The prospectus supplement for a series of certificates may contain a table setting forth percentages of the original certificate principal balances of some classes of certificates of the series anticipated to be outstanding on dates specified in the table assuming that prepayments of the underlying assets occur in accordance with the applicable Prepayment Model and at different rates determined by applying different percentages to the rates of prepayment assumed under the Prepayment Model. It is unlikely that the prepayment of the assets of any trust will conform to any of the percentages of the rates assumed under the applicable Prepayment Model set forth in any table.

               THE CONTRACTS

        The contracts supporting a series of certificates will consist of manufactured housing installment sales contracts originated by Oakwood Acceptance, which may have been originated in the name of Oakwood Mobile or another manufactured housing dealer with funds provided by Oakwood Acceptance, or originated by other originators not affiliated with Oakwood Acceptance, in any case in the ordinary course of the originator's business. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract is secured by a manufactured home. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate or at an asset rate which steps up on a particular date.

               THE MORTGAGE LOANS

        The mortgage loans supporting a series of certificates will consist of conventional mortgage loans, FHA-insured mortgage loans or VA-guaranteed mortgage loans evidenced by promissory notes secured by mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties. To the extent specified in the related prospectus supplement, the mortgaged properties may include investment properties, vacation and second homes, or land upon which a residence is to be built. Oakwood Mortgage expects that the mortgage loans will have been originated by FHA-approved mortgagees or Fannie Mae/Freddie Mac-approved seller/servicers in the ordinary course of their real estate lending activities.

        Each mortgage loan will bear interest at a fixed or adjustable annual rate of interest or at an asset rate which steps up on a particular date, as specified in the prospectus supplement. Each registered holder of a certificate will be entitled to receive periodic distributions of all or a portion of the payments of principal and interest collected on the underlying mortgage loans.

        INFORMATION IN PROSPECTUS SUPPLEMENT REGARDING CONTRACTS AND MORTGAGE LOANS

         With respect to the assets expected to be contained in an asset pool, the prospectus supplement will specify, to the extent known,

o          the range of dates of origination of the assets;

o the range of asset rates on the contracts and mortgage loans and the weighted average asset rate as of the Cut-off Date, and in the case of Adjustable Rate Assets, the range of initial adjustable rates, the index, if any, used to determine the adjustable rate and the range of maximum permitted adjustable rates, if any, and the range of then-current adjustable mortgage rates

o the range of contract loan-to-value ratios, which means, as to each contract with respect to which a lien on land is required for underwriting purposes, the ratio, expressed as a percentage, of the principal amount of the contract to the sum of the purchase price of the home, including taxes, insurance and any land improvements, the tax value or appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed; and as to each other contract, the ratio, expressed as a percentage, of the principal amount of the contract to the purchase price of the home, including taxes, insurance and any land improvements, and the amount of any prepaid finance charges or closing costs that are financed; and the range of mortgage loan-to-value ratios, which is the ratio, expressed as percentage, of the principal amount of a mortgage loan at the time of determination, to either the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed or the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed;

o the minimum and maximum outstanding principal balances of the assets as of the Cut-off Date and the weighted average outstanding principal balance of the assets as of the Cut-off Date;

o the range of original terms to maturity of the assets, the range of remaining terms to maturity of the assets and the last maturity date of the assets;

o the geographic distribution of the underlying manufactured homes and mortgaged properties; and

o          the range of original principal balances of the assets.

SUBSTITUTION OF CONTRACTS OR MORTGAGE LOANS


        Oakwood Mortgage may, within three months after the closing date, deliver to the Trustee other assets in substitution for any one or more assets initially included in the trust estate for the series. In addition, if there is a breach of any representation or warranty made as to an asset by Oakwood Mortgage or Oakwood Acceptance, or there is defective or incomplete documentation with respect to an asset, which breach, defect or incompleteness is not cured within 90 days after the breaching party's receipt of notice of the breach, defect or incompleteness, the breaching party generally must repurchase the affected asset for its Repurchase Price, but generally may, as an alternative to a repurchase, substitute one or more new assets for the affected asset, but only if the substitution is to take place no later than two years after the related closing date. The "Repurchase Price" for an asset will equal the unpaid principal balance of the asset, plus unpaid interest thereon at the applicable asset rate through the end of the month of purchase. In general, any substitute asset must, on the date of substitution:

o have an unpaid principal balance not greater than --- and not more than $10,000 less than --- the unpaid principal balance of the replaced asset;

o have an asset rate not less than, and not more than one percentage point in excess of, the asset rate of the replaced asset;

o          have a net rate equal to the net rate of the replaced asset;

o have a remaining term to maturity not greater than --- and not more than one year less than --- that of the replaced asset; and

o comply with each representation and warranty relating to the replaced asset.

If contracts or mortgage loans are being substituted, the substitute contract or mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the replaced contract or mortgage loan as of this date, using the value of the underlying manufactured home or mortgaged property at origination, and after taking into account the payments due on the substituted asset and the replaced asset on the date of substitution. Further, no Adjustable Rate Asset may be substituted for any asset in a trust estate unless the deleted asset is also an Adjustable Rate Asset. A substituted Adjustable Rate Asset must

o have a minimum lifetime asset rate that is not less than the minimum lifetime asset rate on the replaced Adjustable Rate Asset;

o have a maximum lifetime asset rate that is not less than the maximum lifetime asset rate on the replaced Adjustable Rate Asset;

o provide for a lowest possible net rate that is not lower than the lowest possible net rate for the replaced Adjustable Rate Asset and a highest possible net rate that is not lower than the highest possible net rate for the replaced Adjustable Rate Asset;


o have a Gross Margin not less than the Gross Margin of the replaced Adjustable Rate Asset;

o have a Periodic Rate Cap equal to the Periodic Rate Cap on the replaced Adjustable Rate Asset;


o have a next interest adjustment date that is the same as the next interest adjustment date for the replaced Adjustable Rate Asset or occurs not more than two months prior to the next interest adjustment date for the replaced Adjustable Rate Asset; and

o not have an interest rate that is convertible from an adjustable rate to a fixed rate unless the asset rate on the replaced Adjustable Rate Asset is so convertible.

In the event that more than one asset is substituted for one or more replaced assets, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement. "Gross Margin" means, for any Adjustable Rate Asset, the fixed percentage per annum specified in the related contract or mortgage note that is added to the index on each interest adjustment date to determine its new asset rate. "Periodic Rate Cap" means, with respect to any Adjustable Rate Asset, the limit on the percentage increase that may be made to the related asset rate on any interest adjustment date. "Mortgage loan documents" has the meaning assigned in the pooling and servicing agreement.


PRE-FUNDING


        If so specified in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional contracts or mortgage loans from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional contracts or mortgage loans, the Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. The "Distribution Date" will be the 15th day of each month, or the next business day if the 15th day is not a business day, commencing in the month following the closing date.

        During any Pre-Funding Period, Oakwood Mortgage will be obligated, subject only to the availability thereof, to transfer to the related trust additional contracts or mortgage loans from time to time during the Pre-Funding Period. Additional contracts or mortgage loans will be required to satisfy eligibility criteria more fully set forth in the related prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the contracts or mortgage loans included in the trust as of the closing date, but exceptions may expressly be stated in the prospectus supplement.

        Use of a Pre-Funding Account with respect to any issuance of certificates will be conditioned upon the following general conditions:

o the Pre-Funding Period will not exceed three months from the related closing date,

o the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the contracts or mortgage loans included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement,

o the Pre-Funded Amount will be not exceed 25% of the principal amount of the certificates issued pursuant to a particular offering,

o the Pre-Funded Amount will not exceed 25% of the Scheduled Principal Balance of the assets, inclusive of the related Pre-Funded Amount, as of the Cut-off Date, and


o          the Pre-Funded Amount shall be invested in Eligible Investments.


        To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional contracts or mortgage loans by the end of the Pre-Funding Period, the certificateholders of the related series of certificates then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Distribution Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of certificates purchased at a premium, and would expose certificateholders to the risk that alternative investments of equivalent value may not be available at a later time.

        Information regarding additional assets acquired by a trust estate during the Pre-Funding Period comparable to the disclosure regarding the assets in the related prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.


DISTRIBUTION ACCOUNT


        Payments on the contracts and mortgage loans included in the trust for a series will be remitted to the Certificate Account and then to the Distribution Account for the series. Deposits may be made net of amounts required to pay servicing fees and any amounts which are to be included in any reserve fund as set forth in the related prospectus supplement. All or a portion of the amounts in the Distribution Account, together with reinvestment income thereon if payable to the certificateholders, will be available, to the extent specified in the related prospectus supplement, for the payment of previously unpaid servicing and administrative fees and distributions of principal and interest on each class of the certificates of the series in the manner described in the related prospectus supplement.

               RESERVE FUNDS

        If so stated in the prospectus supplement for a series, Oakwood Mortgage will establish one or more reserve funds, which may be used by the Trustee to make any required distributions of principal or interest on the certificates of the series to the extent funds are not otherwise available. Oakwood Mortgage may fund a reserve fund by depositing cash, certificates of deposit or letters of credit on the closing date, or a reserve fund may be funded by the Trustee's deposit of Available Distribution Amounts not required to pay servicing or administrative fees or to make distributions on the certificates on each Distribution Date until amounts on deposit in the reserve fund equal an initial required amount. The method of funding any reserve fund will be described in the related prospectus supplement. Any reserve fund will be maintained in trust but may or may not constitute a part of the trust estate for the related series. Oakwood Mortgage may have rights on any Distribution Date to cause the Trustee to make withdrawals from the reserve fund for a series and to pay these amounts in accordance with the instructions of Oakwood Mortgage to the extent that funds are no longer required to be maintained for the certificateholders.

               INSURANCE

        The trust estate for any series may be supported by insurance policies or alternate forms of credit enhancement.


               HAZARD INSURANCE


        The following descriptions are general and do not purport to be complete. In general, coverage under standard hazard insurance policies and special hazard insurance policies varies among insurers.

        STANDARD HAZARD INSURANCE POLICIES. The obligor of each asset is required to maintain a hazard insurance policy with respect to the related manufactured home or mortgaged property. The insurers under standard hazard insurance policies are selected by the related obligors and are generally not required to meet any credit rating criteria. With respect to contracts, each of these policies will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for manufactured housing and issued by a company authorized to issue the policies in the state in which the related manufactured home is located. The standard hazard insurance policies maintained for mortgage loans will provide coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the related manufactured home or mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specific to each policy. Because the standard hazard insurance policies relating to the contracts and mortgage loans will be underwritten by different insurers and will cover manufactured homes and mortgaged properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, earthquakes, landslides, mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some uninsured risks and is not intended to be all-inclusive. When a manufactured home or mortgaged property is located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the Servicer will cause to be maintained flood insurance providing coverage in the same amount as that provided by the related standard hazard insurance policy with respect to the manufactured home or mortgaged property, to the extent such coverage is available.

        To the extent permitted by applicable law and if so specified in the related prospectus supplement, the Servicer may require obligors on assets secured by manufactured homes, Real Properties or mortgaged properties located in California to maintain earthquake insurance on their manufactured homes, Real Properties or mortgaged properties. Otherwise, no earthquake or other additional insurance is to be required of any obligor or maintained on property acquired in respect of a contract or mortgage loan, other than as required by applicable laws and regulations.

        Each standard hazard insurance policy must provide coverage in an amount at least equal to the lesser of the maximum insurable value of the manufactured home or Mortgage Property or the principal balance due from the obligor on the related contract or mortgage loan; provided, however, that the amount of coverage provided by each standard hazard insurance policy must in any event be sufficient to avoid the application of any co-insurance clause contained in the policy.

        Each standard hazard insurance policy may contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, sturctures and other improvements on the related manufactured home or mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause will provide that the insurer's liability in the event of partial loss will not exceed the lesser of the actual cash value of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

        Each standard hazard insurance policy shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the Servicer may pay these premiums out of its own funds, and may add these premium to the obligor's obligation as provided by the contract or mortgage loan, but may not add these premium to the remaining principal balance of the contract or mortgage loan. All amounts collected by the Servicer under any standard hazard insurance policy maintained with respect to a mortgage loan, less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer, will be deposited to the applicable Certificate Account.

        To the extent a standard hazard insurance policy is not maintained with respect to a manufactured home or mortgaged property, the related contract or mortgage loan will be covered by one or more blanket insurance policies maintained by the Servicer to insure against losses on the contracts and mortgage loans resulting from the absence or insufficiency of individual standard hazard insurance policies. The Servicer shall pay the premium for this blanket policy and shall pay any deductible amount with respect to claims under this blanket policy.

        If the Servicer repossesses a manufactured home or forecloses on a mortgaged property on behalf of the Trustee, the Servicer shall either maintain at its expense hazard insurance with respect to the manufactured home or mortgaged property, or indemnify the Trustee against any damage to the manufactured home or mortgaged property prior to resale, foreclosure sale, or other disposition.

        Any losses incurred with respect to contracts or mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may, to the extent the losses are not covered by the special hazard insurance policy for a series, affect payments to holders of certificates of the series.

        SPECIAL HAZARD INSURANCE POLICY. To the extent provided in the related prospectus supplement, a special hazard insurance policy will be obtained from the insurer or insurers specified in the related prospectus supplement. Subject to limitations described in the next sentence, a special hazard insurance policy will insure against loss by reason of damage to manufactured homes or mortgaged properties underlying defaulted assets caused by hazards, including vandalism and earthquakes and, except where the related obligor is required to obtain flood insurance, floods and mudflows not covered by the standard hazard insurance policies covering the contracts or mortgage loans and loss from partial damage to the manufactured homes or mortgaged properties securing these defaulted assets caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies. The special hazard insurance policy for a series, however, will not cover losses occasioned by war, extreme governmental actions, nuclear reaction and other perils. The amount of coverage, if any, under the special hazard insurance policy with respect to a series will be specified in the related prospectus supplement.

        Subject to the foregoing limitations, the special hazard insurance policy with respect to a series will provide that, when there has been damage to the manufactured home or mortgaged property securing a defaulted asset and this damage is not covered by the standard hazard insurance policy maintained by the related obligor or the Servicer, the special hazard insurer will pay the lesser of the cost of repair of the property or upon transfer of the property to the special hazard insurer, the unpaid principal amount of the asset at the time of the acquisition of the property, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and other limited expenses incurred in respect of the property. No claim may be validly presented under a special hazard insurance policy unless the standard hazard insurance policy covering the manufactured home or mortgaged property securing the asset has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid and the insured has acquired title to the manufactured home or mortgaged property as a result of default by the related obligor. If the sum of the unpaid principal amount plus accrued interest on an asset, plus some related expenses, is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by the amount of the payment less any net proceeds from the sale of the manufactured home or mortgaged property. Any amount paid as the cost of repair of the manufactured home or mortgaged property will reduce coverage by the same amount.

        The pooling and servicing agreement with respect to a series will, with limited exception, require the Servicer to maintain any special hazard insurance policy for the series in full force and effect. The Servicer also must present claims, on behalf of the certificateholders and the Trustee, for all losses not otherwise covered by the applicable standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on the claims. SEE "SALE AND SERVICING OF THE MORTGAGE LOANS -- MAINTENANCe OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES -- PRESENTATION OF CLAIMS" IN THIS PROSPECTUS.

        To the extent provided in the related prospectus supplement, in lieu of maintaining a special hazard insurance policy with respect to a series, a deposit of cash, a certificate of deposit, a letter of credit or any other instrument acceptable to each Rating Agency rating the series as described in the related prospectus supplement may be provided in an amount and for a term acceptable to each Rating Agency. This deposit will be credited to a special hazard or similar fund and the Trustee or Servicer will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy.

Special hazard losses may also be allocated to the certificates of a series on the terms and in light of the conditions and limitations set forth in the related prospectus supplement.

        A special hazard insurance policy, if any, securing a series may insure against losses on assets assigned to Trusts for other series of certificates or that secure other pass-through securities or collateralized mortgage or manufactured housing contract obligations issued by Oakwood Mortgage or one of its affiliates; PROVIDED, HOWEVER, that the extension of coverage and corresponding assignment of the special hazard insurance policy to secure any other series or other securities or obligations will not be permitted if it would result in the downgrading of the credit rating of any outstanding certificates of any series offered hereby assigned by any Rating Agency identified in the related prospectus supplement.

               CREDIT INSURANCE

        Contracts and mortgage loans underlying a series may, to the extent described in the related prospectus supplement, be supported by primary insurance, FHA insurance, VA guarantees or one or more pool insurance policies or any combination, whereby the insurer would, subject to the conditions of its policy, be obligated to pay all or a portion of the principal balance of the asset if the obligor failed to do so.

        Mortgage loans underlying a series of certificates may, to the extent described in the related prospectus supplement, be covered by primary mortgage insurance policies. To the extent so specified in the related prospectus supplement, the Servicer will maintain a primary mortgage insurance policy on any conventional mortgage loan with an initial mortgage loan-to-value ratio of greater than 80%. Any primary mortgage insurance policy that is so maintained will provide coverage on at least the principal amount of the covered mortgage loan in excess of 75% of the original appraised value of the related mortgaged property, which coverage will remain in force until the principal balance of the mortgage loan is reduced to 80% of the original appraised value. A primary mortgage insurance policy also may be canceled, with the consent of the Servicer and any applicable pool insurer, after the policy has been in effect for more than two years if the mortgage loan-to-value ratio of the mortgage loan has declined to 80% or less based upon the current fair market value of the related mortgaged property.
        Other mortgage loans may also be covered by primary mortgage insurance policies. Primary mortgage insurance policies may, to the extent required by the related prospectus supplement, and subject to their provisions and to conditions and exclusions described in the next paragraph, provide full coverage against any loss sustained by reason of nonpayments by the related mortgagor.

        The pool insurance policy or policies for a series, if any, will be designed to provide coverage for all conventional mortgage loans which are not covered by full coverage insurance policies. However, neither the primary mortgage insurance policies nor the pool insurance policies will insure against losses sustained in the event of a personal bankruptcy of the mortgagor under a mortgage loan These losses may be covered to the extent provided by the obligor bankruptcy insurance, if any, for the series. . SEE "CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS -- THE MORTGAGE LOANS -- ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" IN THIS PROSPECTUS.

        The credit insurance policies will not provide coverage against hazard losses. Some hazard risks will be covered by standard hazard insurance policies or special hazard insurance policies, but other hazard risks will not be insured and thus may affect payments to holders of related certificates. SEE " --HAZARD INSURANCE" IN THIS PROSPECTUS.

        To the extent that primary mortgage insurance policies, FHA insurance or VA guarantees do not cover all losses on a defaulted or foreclosed contract or mortgage loan, and to the extent these losses are not covered by the pool insurance policy for the related series of certificates, if any, these losses would affect payments to holders of related certificates.

        A more complete description of any pool insurance policy or the primary mortgage insurance for the assets of a particular series will be provided in the prospectus supplement, where applicable.

        FHA INSURANCE AND VA GUARANTEES ON CONTRACTS


        The regulations governing FHA manufactured home contract insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures as a prerequisite to payment. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by the FHA currently is equal to 90% of the sum of


o the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the applicable contract interest rate, after deducting the best price obtainable for the collateral, based in part on a HUD-approved appraisal, and all amounts retained or collected by the lender from other sources with respect to the contract;

o accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7.00% per annum;


o costs paid to a dealer or other third party to repossess or preserve the related manufactured home;

o the amount of any sales commission paid to a dealer or other third party for the resale of the property;


o with respect to any "Land Secured Contract" --- which is a contract secured at origination by a parcel of real estate in addition to a manufactured home --- property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property;


o            uncollected court costs;

o            legal fees, not to exceed $1,000; and


o expenses for recording the assignment of the lien on the collateral to the United States, in each case in light of applicable caps as set by regulations governing the FHA from time to time.

        The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of 10% of the reserve amount, and which is increased by an amount equal to 10% of the original principal balance of insured loans subsequently originated by the lender. The obligation to pay insurance premiums to the FHA is the obligation of Oakwood Acceptance, as the servicer of the FHA-insured contracts.


        The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of


o the lesser of $20,000 and 40% of the principal amount of the contract and

o the maximum amount of guaranty entitlement available to the obligor veteran, which may range from $20,000 to zero.

        The amount payable under any VA guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that these amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guaranteed amount.

               DELIVERY OF ADDITIONAL ASSETS

        To the extent provided in the related prospectus supplement, in lieu of or in addition to providing pool insurance, special hazard insurance, obligor bankruptcy insurance or other insurance, Oakwood Mortgage may assign to the trust for a series of certificates non-recourse guaranties of the timely payment of principal and interest on contracts and mortgage loans included in the trust secured by other assets satisfactory to each Rating Agency rating the series. Oakwood Mortgage may also assign or undertake to deliver other assets to any trust by other means as may be specified in the related prospectus supplement. These other assets may consist of additional contracts or mortgage loans, letters of credit or other Eligible Investments.


               INVESTMENT OF FUNDS


        Funds deposited in or remitted to the Certificate Account, the Distribution Account, any reserve fund and any other funds and accounts for a series are to be invested by the Trustee, as directed by the Servicer, in "Eligible Investments", which include

o obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States;

o within limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable ratings assigned to that series;

o commercial paper which is then rated in the commercial paper rating category required to support the then applicable ratings assigned to that series;

o demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of a depository institution or trust company --- or provided that either the senior debt obligations or commercial paper of the parent company of such depository institution or trust company --- are then rated in the security rating category required to support the then applicable ratings assigned to that series;

o demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC;

o guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency rating that series at the time of issuance of the series;

o repurchase agreements relating to United States government securities; and

o money market mutual funds investing primarily in the obligations of the United States; PROVIDED that these mutual funds are rated in a rating category sufficient to support the initial ratings assigned to that series.

        Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the invested funds are required or may be anticipated to be required to be applied for the benefit of the holders of the series. Any income, gain or loss from these investments for a series will be credited or charged to the appropriate fund or account for the series. Reinvestment Income from Eligible Investments may be payable to the Servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the certificateholders of that series.

        If a reinvestment agreement is obtained with respect to a series, the related pooling and servicing agreement will require the Trustee to invest funds deposited in the Certificate Account, the Distribution Account and the reserve fund, if any, for that series pursuant to the terms of the reinvestment agreement.


               CERTIFICATE GUARANTEE INSURANCE


        If so specified in the related prospectus supplement, Certificate Guarantee Insurance, if any, with respect to a series of certificates may be provided by one or more insurers. Certificate Guarantee Insurance may guarantee, with respect to one or more classes of certificates of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of the Certificate Guarantee Insurance documentation for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the certificates of the related series.


               OAKWOOD HOMES GUARANTEE


        If so specified in the related prospectus supplement, some or all of the collections of principal of and interest on the asset pool of a series may be guaranteed by Oakwood Homes or one of its affiliates. The terms of and limitations on any guarantee will be described in the related prospectus supplement. The prospectus supplement for any series containing a guarantee of Oakwood Homes will contain summary financial information for Oakwood Homes. In addition, Oakwood Homes' reports under the Exchange Act will be incorporated by reference. A copy of the guaranty agreement under which Oakwood Homes provides a guarantee for the asset pool of a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the certificates.


               ALTERNATE CREDIT ENHANCEMENT


        From time to time with respect to a series of certificates, Oakwood Mortgage or the Servicer may obtain or cause to be obtained further or other liquidity enhancement, insurance policies, guarantees, letters of credit, or surety bonds to provide for the enhancement of the credit rating of the certificates. To the extent any such other enhancements are obtained or provided for with respect to a series of certificates, or deposits are made in lieu of these items or in addition to these items, a description will be included in the prospectus supplement.

                              UNDERWRITING POLICIES


OAKWOOD'S CONTRACT UNDERWRITING GUIDELINES


        Contracts included in an asset pool will have been underwritten by Oakwood Acceptance. These contracts may have been originated in the name of Oakwood Mobile Homes, Inc., a wholly-owned retailing subsidiary of Oakwood Homes, or by a third party manufactured housing broker or dealer, in either case with funds provided by Oakwood Acceptance, or may have been originated directly in Oakwood Acceptance's name. The following is a description of the underwriting practices generally followed by Oakwood Acceptance in connection with the origination of contracts funded by Oakwood Acceptance.

        A customer desiring to obtain financing for the purchase of a manufactured home through Oakwood Acceptance must complete a loan application form at a participating sales center. Loan applications are forwarded electronically or by facsimile by sales centers to Oakwood Acceptance's credit department for consideration.

        Upon receipt of a loan application, Oakwood Acceptance evaluates the ability of the loan applicant to make the prospective required monthly payments and to pay related charges. Oakwood Acceptance utilizes a credit scoring system to evaluate credit applicants. Oakwood Acceptance's underwriting guidelines require that each applicant's credit history, residence history, employment history and debt-to-income ratios be examined. Oakwood Acceptance's credit officers review the information relating to these factors provided by the applicant on his loan application and obtain credit reports and contact employers and other references to verify credit, residence and employment-related information. Oakwood Acceptance's automated loan origination system computes debt-to-income ratios and assigns each applicant an overall credit score based upon information contained in the application and in the credit bureau report obtained with respect to this applicant. An applicant's overall credit score is the sum of his credit scores in various areas of the credit review. Each credit officer is authorized to approve applicants within his lending authority who are assigned overall credit scores and credit report scores above a specified minimum score, who have acceptable debt-to-income ratios and who have applied for credit not in excess of the credit officer's authority. In order for a prospective borrower to be approved for a loan, his total monthly fixed debt obligations, including the monthly payment on the contract applied for, monthly payments to acquire the land on which the home is located or rental fees and hazard insurance premiums relating to the home (collectively, the "Home Payments"), should not exceed 50% of his gross monthly income and the proposed Home Payments should not exceed 35% of his gross monthly income, however, more stringent standards generally apply to prospective borrowers with relatively lower monthly incomes or relatively higher loan-to-value ratios. Oakwood Mortgage believes that these debt-to-income ratios are generally consistent with those employed by other lenders under manufactured housing installment sales contracts. These ratios are generally higher than the comparable debt-to-income ratios employed by lenders under many types of residential first-lien mortgage loans. To the extent the credit underwriting criteria applied to borrowers under contracts are less stringent than those applied to borrowers under conventional mortgage loans, the level of delinquencies experienced with respect to a pool of contracts may be expected to be higher than the level of delinquencies that would be experienced with respect to a pool of conventional mortgage loans. A higher level of delinquencies could result in a higher level of losses incurred on a pool of contracts as compared to a pool of conventional mortgage loans.

        Loan applicants who do not meet the objective criteria may be approved, on a case-by-case basis, by higher-level management in Oakwood Acceptance's credit department. Generally, applicants whose credit scores are less than the minimums established for credit officer approval are approved only if other favorable objective underwriting factors are present which are outside the scope of the scoring systems. In addition, even if an applicant obtains an acceptable credit score and has acceptable debt-to-income ratios, a credit officer or manager retains the discretion to reject a credit application if the credit officer or manager discerns objective factors outside the scope of the scoring systems that indicate a lack of creditworthiness.

        With respect to those customers deemed to be creditworthy, Oakwood Acceptance requires a down payment in the form of cash, the trade-in equity in a previously owned manufactured home, or the borrower's equity in any real property pledged as additional collateral for the loan. The value of any real property pledged as additional collateral is estimated by a duly licensed independent appraiser, and the borrower's equity in real property for down payment purposes is limited to the lesser of 80% of such estimated value and its appraised tax value. Generally, Oakwood Acceptance requires a minimum down payment of 5% of the purchase price of the home for purchases of new homes, 10% of the purchase price of the home for purchases of used homes, other than repossessed homes, $499 for purchases of repossessed single-section homes, $999 for purchases of repossessed multi-sectional homes, and the lesser of $1,000 or 5% of the transfer price for homes transferred by a borrower to a new borrower. In addition, if a borrower uses equity in real property as all or part of his down payment, the total down payment must be at least equal to 5% of the purchase price of the purchased home. The level of down payment offered by a prospective purchaser of a new home will affect his overall credit score, so that higher down payments are required from applicants with relatively lower credit scores in areas other than down payment levels. The purchase price of a manufactured home for purposes of determining a down payment amount generally includes the stated cash sale price of the manufactured home, including the stated cash sale price of any accessories sold with the home, which may include appliances, furniture, skirting, steps, porches and related items, sales and any other state and local taxes.

        The balance of the purchase price is financed by an installment sale contract providing for a purchase money security interest in the manufactured home and a mortgage on any real property pledged as additional collateral. All of these contracts funded at origination by Oakwood Acceptance are written on forms provided by Oakwood Acceptance. Normally, each contract provides for level monthly payments over the stated term of the contract, which is generally 15 to 20 years, or 20 to 30 years in the case of sales of multi-sectional homes and larger single-section homes.


GENERAL UNDERWRITING STANDARDS FOR MORTGAGE LOANS


        Mortgage loans underwritten by Oakwood Acceptance will be underwritten substantially according to the underwriting guidelines Oakwood Acceptance uses to underwrite contracts. Any different underwriting standards that applied to the mortgage loans included in any particular asset pool will be described in the related prospectus supplement.

        With respect to any mortgage loans underwritten by an entity other than Oakwood Acceptance, Oakwood Mortgage expects that the originator will have underwritten and originated the mortgage loans in compliance with underwriting standards which are intended to evaluate the obligor's credit standing and repayment ability and the value and adequacy of the related mortgaged properties as collateral in accordance with standard procedures complying with the applicable federal and state laws and regulations. FHA Mortgage Loans and VA Mortgage Loans will comply with the underwriting policies of FHA and VA, respectively. Conventional mortgage loans will comply with the underwriting policies of the originator, which will be described in the related prospectus supplement. Each mortgage loan included in the trust for a series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD.

        The adequacy of a mortgaged property as security for a mortgage loan will be determined by a land-only appraisal performed by an appraiser who, at the time the appraisal was made, was duly licensed. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable properties.

               SALE AND SERVICING OF CONTRACTS AND MORTGAGE LOANS


ASSIGNMENT OF CONTRACTS AND MORTGAGE LOANS


        Pursuant to the applicable pooling and servicing agreement, Oakwood Mortgage will cause the assets comprising the trust estate to be sold, assigned and transferred to the Trustee, together with all principal and interest payments due on the assets after the date specified in the related prospectus supplement (the "Cut-off Date") and all prepayments of principal collected on or after the Cut-off Date. In exchange for the assets assigned to the Trustee, the Trustee will deliver certificates of the related series in authorized denominations, registered in the names as Oakwood Mortgage may request, representing the beneficial ownership interest in the related trust estate, to Oakwood Mortgage or its designee. Each asset included in a trust estate will be identified in an asset schedule appearing as an exhibit to the related pooling and servicing agreement. The asset schedule will contain information as to the principal balance of each asset as of the Cut-off Date and its asset rate, original principal balance and other information concerning each asset.


        CONVEYANCE OF CONTRACTS.

        Prior to the conveyance of the contracts to the Trustee, the Servicer's operations department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the related manufactured homes, confirming the accuracy of the related contract schedule delivered to the Trustee. With respect to any Land Secured Contract, the Servicer will also review the mortgage and any necessary assignments thereof evidencing Oakwood Acceptance's interest in the related Real Property. Any contract discovered not to agree with the contract schedule, or any contract for which any required contract document is discovered to be missing or defective, in either case in a manner that is materially adverse to the interests of the certificateholders, will be required to be repurchased by Oakwood Acceptance at the related Repurchase Price or replaced with another contract if the discrepancy, incompleteness or defect is not cured within 90 days after notice of the discrepancy, incompleteness or defect is delivered to Oakwood Acceptance, except that in the case of a discrepancy between the terms of a contract and the contract schedule relating to the unpaid principal balance of a contract, Oakwood Acceptance may deposit cash in the Certificate Account in an amount sufficient to offset the discrepancy. "Contract documents" has the meaning identified in the pooling and servicing agreement.

        The Servicer will hold the original contracts and copies of all material documents and instruments relating to each contract and evidencing the security interest created by each contract in the related manufactured home or real estate as custodian on behalf of the certificateholders in accordance with the related pooling and servicing agreement. In order to give notice of the Trustee's right, title and interest in and to the contracts, UCC-1 financing statements identifying the Trustee or a co-trustee as the secured party or purchaser and identifying all the contracts as collateral will be filed in the appropriate offices in the appropriate state. If a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the Trustee, the Trustee's interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the certificates, the contracts will be stamped or otherwise marked by the Servicer to reflect their assignment to the Trustee. SEE "CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS -- THE CONTRACTS" IN THIS PROSPECTUS.

        CONVEYANCE OF MORTGAGE LOANS.

        On or prior to the date of conveyance of the mortgage loans to the Trustee, Oakwood Mortgage will, as to each mortgage loan, deliver or cause to be delivered to the Trustee or a custodian acting on behalf of the Trustee (a "Custodian") the related mortgage note endorsed in blank or to the order of the Trustee, an original or a certified copy of the related mortgage, evidence of title insurance, and evidence of primary mortgage insurance, if any. Following the closing date Oakwood Mortgage will, as to each mortgage loan, deliver to the Trustee or a Custodian acting on its behalf an assignment of the mortgage in recordable form naming the Trustee as assignee, together with originals or certified copies of all recorded assignments necessary to show an unbroken chain of assignment of the related mortgage from the original mortgagee thereunder to the Trustee. Within one year after the closing date for a series, Oakwood Mortgage will cause assignments of each related mortgage to be recorded in the appropriate public recording offices for real property records wherever necessary to protect the Trustee's interest in the related mortgage loans. In lieu of recording assignments of mortgages in a particular jurisdiction, Oakwood Mortgage may deliver or cause to be delivered to the Trustee an opinion of local counsel to the effect that recording is not necessary to protect the right, title and interest of the Trustee in the related mortgage loans. In addition, Oakwood Acceptance of a mortgage loan is required to submit to the Trustee with each trustee mortgage loan file a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance for the jurisdiction in which the related mortgaged property is located. If a preliminary title report is delivered initially, Oakwood Acceptance is required to deliver a final title insurance policy or other satisfactory evidence of the existence of adequate title insurance. The Trustee or a Custodian will hold the trustee mortgage loan files for the related mortgage loans, except to the extent that any of the documents contained in the files are released to the Servicer or a subservicer for servicing purposes in accordance with the terms of the related pooling and servicing agreement.

        The Trustee or the Custodian will review the trustee mortgage loan files relating to a series. If any document required to be included in a trustee mortgage loan file is missing or is found to be defective in any material respect, and Oakwood Acceptance does not cure the defect within 90 days after its receipt of notice of the missing document or document defect, Oakwood Acceptance will be required to repurchase the mortgage loan at the related Repurchase Price or replace the mortgage loan with a substitute mortgage loan as described under "THE TRUSTS -- SUBSTITUTION OF CONTRACTS OR MORTGAGE LOANS" IN THIs PROSPECTUS. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholder or the Trustee for a missing or defective mortgage loan document.


               REPRESENTATIONS AND WARRANTIES


        Oakwood Mortgage will make representations and warranties with respect to the assets for each series. Oakwood Mortgage make representations and warranties regarding the assets as described in the prospectus supplement. In addition, Oakwood Acceptance will make representations and warranties with respect to the contracts and mortgage loans in the sales agreement pursuant to which the contracts and mortgage loans were transferred to Oakwood Mortgage, including representations and warranties as to the accuracy in all material respects of information furnished to Oakwood Mortgage and the Trustee in respect of each contract and mortgage loan.

        In addition, Oakwood Acceptance will have represented, among other things, that

o immediately prior to the transfer and assignment of the contracts and mortgage loans to Oakwood Mortgage, Oakwood Acceptance had good title to, and was the sole owner of, each contract and mortgage loan and there had been no other sale or assignment thereof from Oakwood Acceptance;

o as of the date of transfer, the contracts and mortgage loans are subject to no offsets, defenses or counterclaims;

o each contract and mortgage loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

o as of the date of transfer, each contract creates a valid first lien on the related manufactured home and the manufactured home is free of material damage and is in good repair;

o as of the date of transfer, no contract or mortgage loan is more than the number of days delinquent in payment set forth in the prospectus supplement and there are no delinquent tax or assessment liens against the related manufactured home or mortgaged property;

o the manufactured home or mortgaged property securing each contract or mortgage loan is covered by a standard hazard insurance policy providing coverage in the amount required by the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full;

o a lender's policy of title insurance was issued on the date of the origination of each mortgage loan and each policy is valid and remains in full force and effect;

o as of the date of transfer, each mortgage evidences a valid first lien on the related mortgaged property, subject only to


             o       the lien of current real property taxes and assessments,

             o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of the mortgage, exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, and

             o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage) and the property is free of material damage and is in good repair;

o with respect to each contract and mortgage loan, if the related manufactured home or mortgaged property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, the manufactured home or mortgaged property is covered by flood insurance, if applicable regulations at the time the contract or mortgage loan was originated required that flood insurance coverage be obtained;

o for any trust for which a REMIC election is to be made, each related asset is a Qualified Mortgage; and

o any FHA Contract, FHA Mortgage Loan, VA Contract or VA Mortgage Loan has been serviced in compliance with applicable FHA or VA regulations, and the FHA insurance or VA guarantee with respect to any asset is in full force and effect.

        Oakwood Acceptance will make representations and warranties concerning the assets in order to ensure the accuracy in all material respects of information furnished to the Trustee in respect of each asset. Upon a breach of any representation that materially and adversely affects the interests of the certificateholders in an asset, Oakwood Acceptance will be obligated to cure the breach in all material respects within 90 days after Oakwood Acceptance's discovery of or receipt of written notice of the breach or, in the alternative, either to repurchase the asset from the trust, or to substitute another asset. In addition, Oakwood Acceptance will be required to indemnify Oakwood Mortgage and its assignees, including the trust, against losses and damages they incur as a result of breaches of Oakwood Acceptance's representations and warranties. Oakwood Acceptance's obligations to repurchase or substitute for an asset affected by a breach of a representation or warranty and to indemnify Oakwood Mortgage and its assignees for losses and damages caused by the breach constitute the sole remedies available to the certificateholders or the Trustee for a breach of representation by Oakwood Acceptance. "THE TRUSTS --SUBSTITUTION OF CONTRACTS OR MORTGAGE LOANS."

        Neither Oakwood Mortgage nor the Servicer will be obligated to repurchase or substitute for a contract or mortgage loan if Oakwood Acceptance defaults on its obligation to repurchase or substitute for the asset, except to the extent that Oakwood Acceptance is both Servicer and asset seller, and no assurance can be given that Oakwood Acceptance will carry out its repurchase or substitution obligations with respect to contracts and mortgage loans.


SERVICING

        GENERAL.


        The Servicer will service and administer each asset pool assigned to the Trustee either exclusively or through other servicing institutions.

        The Servicer will be required to perform diligently all services and duties specified in the related pooling and servicing agreement, consistently with the servicing standards and practices of prudent lending institutions with respect to manufactured housing installment sales contracts of the same type as the contracts and mortgage loans of the same type as the mortgage loans in those jurisdictions where the related manufactured homes and mortgaged properties are located or as otherwise specified in the pooling and servicing agreement. The Servicer may delegate some or all of its duties to a subservicer, and in this event the subservicer will service the assets and the Servicer will monitor the subservicer's performance and will have the right to remove a subservicer at any time if it considers removal to be in the best interest of the related certificateholders. The duties to be performed by the Servicer, directly or through a subservicer, with respect to a series will include

o collection and remittance of principal and interest payments on the assets;

o            administration of any mortgage escrow accounts;

o            collection of insurance claims;

o if necessary, repossession of manufactured homes or foreclosure on mortgaged properties; and

o if necessary, the obligation to advance funds to the extent payments are not made by the obligors and are considered recoverable from late obligor payments, from proceeds of any applicable insurance policies or from liquidation proceeds of the asset.

        The Servicer shall also provide information on a periodic basis to Oakwood Mortgage and the Trustee concerning the contracts and mortgage loans, and shall file required reports with the SEC concerning the trusts as required by the pooling and servicing agreements.

        The Servicer shall keep in force throughout the term of each pooling and servicing agreement a policy or policies of insurance covering errors and omissions with respect to its duties under each pooling and servicing agreement, and a fidelity bond. This policy or policies and fidelity bond shall be in a form and amount as is generally customary among entities which service a portfolio of manufactured housing installment sales contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

        The Servicer, to the extent practicable, shall cause the obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any manufactured home or mortgaged property having a priority equal or senior to the lien of the related contract or mortgage loan, the Servicer shall advance any delinquent tax or charge to the extent it determines that it will be able to recover the advance from the related obligor or from liquidation proceeds of the related contract or mortgage loan.


        COLLECTION PROCEDURES.


        The Servicer, directly or through subservicers, will make reasonable efforts to collect all payments called for under the contracts or mortgage loans and, consistently with the pooling and servicing agreement and any insurance policy or will follow the collection procedures as it follows with respect to assets serviced by it that are comparable to the contracts or mortgage loans.

        The Servicer will repossess, foreclose upon or otherwise convert the ownership of properties that secure a defaulted asset if no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession, foreclosure or other conversion, the Servicer will follow the practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general contract and mortgage loan servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or the restoration of any property unless it determines that restoration or repossession will increase the proceeds of liquidation of the related contract or mortgage loan to the certificateholders after reimbursement to itself for these expenses and that these expenses will be recoverable to it either through liquidation proceeds or through insurance.

        To the extent permitted by law, the Servicer may establish and maintain an escrow account (the "Escrow Account") in which mortgagors under mortgage loans may be required to deposit amounts sufficient to pay taxes, assessments, mortgage insurance premiums and standard hazard insurance premiums and other comparable items and in which obligors under contracts will be required to deposit amounts sufficient to pay standard hazard insurance premiums and other comparable items. Withdrawals from the Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage insurance and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related mortgaged properties and to clear and terminate the Escrow Account. The Servicer will be responsible for the administration of the Escrow Account and will be obligated to make advances to this account when a deficiency exists, so long as it determines that this advances will be recoverable from the related obligors or from liquidation proceeds collected with respect to the related assets. The Servicer may decline to establish Escrow Accounts with respect to any contracts or mortgage loans in its discretion.


        COLLECTION OF PAYMENTS ON CONTRACTS AND MORTGAGE LOANS.


        The Servicer will establish and maintain a Certificate Account for the benefit of the Trustee, which will be maintained at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose commercial paper or long-term unsecured debt has a rating, as specified in the related pooling and servicing agreement, sufficient to support the ratings requested on the certificates of the related series, and which institution is subject to examination by federal or state authorities; in the corporate trust department of the Trustee; or at an institution otherwise acceptable to each applicable Rating Agency (an "Eligible Account"). Funds in the Certificate Account will be invested in Eligible Investments that will mature or be subject to redemption not later than two business days preceding the monthly Distribution Date. Earnings on amounts deposited into a Certificate Account shall be credited to the account of the Servicer as servicing compensation in addition to the monthly fee paid to the Servicer, as specified in the prospectus supplement, which typically will be a fixed percentage of the pool scheduled principal balance (the "Servicing Fee").

        All payments in respect of principal and interest on the contracts and mortgage loans in the asset pool for a series that are received by the Servicer on or after the applicable Cut-off Date, exclusive of collections relating to scheduled payments due on or prior to the Cut-off Date, will be deposited into the Certificate Account no later than the second business day following the Servicer's receipt thereof. These payments shall include the following:

o all obligor payments in respect of principal, including principal prepayments, on the contracts and mortgage loans;

o all obligor payments in respect of interest on the contracts and mortgage loans, together with moneys transferred from any buy-down fund or GPM fund;

o all "net liquidation proceeds" received with respect to any liquidated loan, net of the amount of any liquidation expenses incurred with respect to the liquidated loan and not previously reimbursed to the Servicer at the time of liquidation;

o all proceeds received under any title, hazard or other insurance policy covering any contract or mortgage loan, other than proceeds received as part of liquidation proceeds or proceeds that are to be applied to the restoration or repair of the related manufactured home or mortgaged property or released to the obligor;

o any condemnation awards or settlements which are not released to obligors in accordance with normal servicing procedures;

o all amounts received from credit enhancement provided with respect to a series of certificates;

o all proceeds of any contract or mortgage loan, or property acquired in respect of any asset, that is repurchased by the related seller or by a terminating party; and

o all amounts, if any, required to be transferred to the Certificate Account from a reserve fund pursuant to the pooling and servicing agreement.

        In those cases where a subservicer is servicing assets, the subservicer will establish and maintain an Eligible Account that will comply with the standards for the Certificate Account and which is otherwise acceptable to the Servicer. The subservicer will be required to deposit into the sub-servicing account on a daily basis all amounts enumerated in the preceding paragraph in respect of the contracts or mortgage loans as received by the subservicer, less its servicing compensation. On the date specified in the related prospectus supplement, the subservicer shall remit to the Servicer all funds held in the sub-servicing account with respect to each related contract or mortgage loan. The subservicer, to the extent described in the related prospectus supplement, may be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related prospectus supplement.

        With respect to each Buy-Down Loan and GPM Loan, the Servicer will deposit into a custodial Eligible Account, which may be interest-bearing, complying with the requirements for the Certificate Account an amount which, together with investment earnings thereon, will provide funds sufficient to support the payments on the Buy-Down Loan or GPM Loan on a level debt service basis. The Servicer will not be obligated to supplement any buy-down fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans or GPM Loans in which event distributions to the certificateholders may be affected.


        DISTRIBUTIONS ON CERTIFICATES.


        On the business day preceding a Distribution Date, the Servicer will withdraw from the applicable Certificate Account and remit to the Trustee for deposit into the Distribution Account all scheduled payments of principal and interest due on the assets during the Collection Period and collected by the Servicer and all unscheduled collections in respect of principal and interest on the assets received during the Prepayment Period, in each case to the extent these collections comprise part of the Available Distribution Amount for the upcoming Distribution Date. In addition, on the business day preceding each Distribution Date, the Servicer shall remit to the Trustee, for deposit into the Distribution Account, the amount of its required P&I Advance and of any Compensating Interest required to be paid by the Servicer for the upcoming Distribution Date.


ADVANCES


        The Servicer will be required to advance funds to cover delinquent payments of principal and interest on related contracts and mortgage loans ("P&I Advances") and delinquent payments of taxes, insurance premiums and escrowed items in respect of related contracts and mortgage loans and liquidation-related expenses ("Servicing Advances," and, together with P&I Advances, "Advances"). The Servicer shall not be required to make an Advance to the extent it determines, in its reasonable judgment, that the Advance, if made, would not be recoverable from late collections from the related obligor or from liquidation proceeds or other collections in respect of the related contract or mortgage loan (a "Non-Recoverable Advance"). The Servicer may offset the otherwise applicable P&I Advance for any business day preceding a Distribution Date by the amount of Early Payments made with respect to the related Due Date. A "Due Date" is the date on which a Monthly Payment is due on an asset from the obligor thereunder, without regard to any grace period. "Early Payment" means, for any asset and any Due Date on which the principal and interest payments made, not including any late fees, exceed the sum of the scheduled Monthly Payment plus any unpaid Monthly Payments for previous Due Dates, if the obligor has not sent written notice to the Servicer with this payment asking that the amount by which this payment exceeds the Monthly Payment then due be treated as a principal prepayment and the Servicer is unable to determine the obligor's intended treatment of the excess payment, Early Payment is the amount by which these payments of principal and interest exceed the scheduled Monthly Payment for the asset plus any unpaid Monthly Payments for previous Due Dates, but only to the extent that the amount of the excess is an integral multiple of the amount of the scheduled Monthly Payment due. To the extent that the amount of this excess exceeds an integral multiple of the scheduled Monthly Payment, the excess will be a principal prepayment.

         The failure of the Servicer to make any required Advances under a pooling and servicing agreement constitutes a default under the pooling and servicing agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Trustee, as substitute Servicer, may, if so provided in the related pooling and servicing agreement, be required to make Advances, provided that, in its reasonable discretion, it deems the Advances not to be Non-Recoverable Advances. Oakwood Mortgage may obtain an endorsement to an applicable pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under an endorsement to the extent the obligor fails to make the payment and the Servicer fails to make a required Advance. The Servicer may agree to reimburse the pool insurer for any sums the pool insurer pays under an endorsement.

        The advance obligation of a Trustee or pool insurer may be limited to an amount specified by the Rating Agency or Agencies rating the certificates. Any P&I Advances by the Servicer, the Trustee or a pool insurer, as the case may be, must be deposited into the applicable Certificate Account or into the Distribution Account and will be due not later than the Distribution Date to which the delinquent payment relates. Any Advance made by the Servicer or the Trustee or a pool insurer, as the case may be, will be reimbursable out of future collections in respect of the particular contract or mortgage loan in respect of which the Advance was made, including collections of or from insurance proceeds, additional assets or liquidation proceeds relating to the contract or mortgage loan. If an Advance made by the Servicer or a Trustee or a pool insurer later proves to be unrecoverable from these sources, the Servicer or the Trustee or pool insurer, as the case may be, will be entitled to reimbursement from funds in the Certificate Account or Distribution Account prior to the disbursement of distributions to the certificateholders.

        Any P&I Advances with respect to contracts or mortgage loans included in the trust for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the certificates of the series. However, neither the Servicer nor the Trustee nor any pool insurer will insure or guarantee the certificates of any series or the contracts or mortgage loans included in the trust for any series.


               COMPENSATING INTEREST


        If a contract or mortgage loan is prepaid in full or liquidated other than on a Due Date, the obligor generally is only required to pay interest to the date of prepayment or liquidation. In this event, if provided in the prospectus supplement, for so long as Oakwood Acceptance is the Servicer of the related asset, the Servicer may be obligated to pay interest from the last day for which interest is due from the obligor to the next Due Date, so long as this amount does not exceed the Servicer's servicing compensation for the related month ("Compensating Interest").


MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES


        PRESENTATION OF CLAIMS.

        The Servicer, on behalf of itself, the Trustee and the certificateholders, will present claims to the issuer of each insurance policy, including the FHA and the VA, and will take reasonable steps as are necessary to permit recovery under the insurance policies respecting defaulted contracts or mortgage loans that are the subject of bankruptcy proceedings. All collections by the Servicer under any insurance policy are to be deposited into the Certificate Account for the related series and are subject to withdrawal. With respect to a mortgage loan or contract that is serviced by a subservicer, the subservicer, on behalf of itself, the Trustee and the certificateholders will present claims to the applicable insurer, and all collections shall be deposited into the applicable sub-servicing account for deposit into the Certificate Account.

        If any property securing a defaulted contract or mortgage loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, any FHA insurance or any VA guarantee, as the case may be, the Servicer is not required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the certificateholders upon liquidation of the contract or mortgage loan after reimbursement of the expenses incurred by the Servicer and that these expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, any FHA insurance, or any VA guarantee, as the case may be.

        If, in respect of any defaulted contract or mortgage loan, recovery under any related pool insurance policy or any related primary mortgage insurance policy, any FHA insurance, or any VA guarantee, as the case may be, is not available, the Servicer nevertheless is obligated to follow normal practices and procedures as it deems necessary or advisable to liquidate the collateral for the defaulted contract or mortgage loan. If the proceeds of any liquidation of the related manufactured home or mortgaged property are less than the principal balance of the defaulted contract or mortgage loan plus interest accrued thereon at the applicable asset rate, the related trust will realize a loss in the amount of this difference plus the aggregate of expenses incurred by the Servicer in connection with the proceedings.

        SERVICING COMPENSATION AND PAYMENT OF EXPENSES.

        As compensation for its servicing duties in respect of any series, the Servicer will be entitled to the Servicing Fee specified in a particular prospectus supplement. In addition, the Servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or otherwise, which fees or charges shall be retained by the Servicer to the extent not required to be deposited into the related Certificate Account.

        The Servicer will pay from its servicing compensation expenses incurred in connection with the servicing of the contracts and mortgage loans included in a trust estate. It also is obligated to pay the fees and expenses of the Trustee and any expenses incurred in enforcing the obligations of any subservicers. These expenses may be reimbursable from liquidation proceeds and proceeds of pool insurance and from specific recoveries of costs.

        The Servicer will be entitled to reimbursement for a portion of its expenses incurred in connection with the liquidation of defaulted contracts or mortgage loans. The related trust will suffer no loss by reason of these expenses to the extent claims are paid under the related pool insurance policies, if any. If no pool insurance policy is in effect for the series, or if claims are either not made or paid under the related pool insurance policies or coverage thereunder has been terminated or canceled, the related trust will suffer a loss to the extent that the liquidation proceeds of a defaulted asset, after reimbursement of the Servicer's related expenses, are less than the principal balance of the asset plus accrued interest thereon at the related asset rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any manufactured home or mortgaged property, this right of reimbursement being prior to the rights of the related certificateholders to receive any related pool insurance proceeds or liquidation proceeds.

        EVIDENCE AS TO COMPLIANCE.

        With respect to each series of certificates, the Servicer will deliver each year to the Trustee an officer's certificate stating that a review of the activities of the Servicer and any subservicers during the preceding calendar year and of the Servicer's performance under the related pooling and servicing agreement has been made, and to the best of this officer's knowledge, the Servicer has fulfilled all its obligations under the pooling and servicing agreement throughout such year, and, to the best of this officer's knowledge, based on this review, each subservicer has fulfilled its obligations throughout the related year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status thereof. This officer's certificate shall be accompanied by a statement by a firm of independent public accountants to the effect that the firm has audited the financial statements of the Servicer for the Servicer's most recently ended fiscal year and issued its report thereon; such audit included tests of the records and documents relating to manufactured housing installment sale contracts and mortgage loans serviced by the Servicer for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or any successor program promulgated by the accounting profession ("USAP"); and any other statements as are contemplated under USAP, including, if called for under USAP, a statement as to whether the Servicer's management's written assertion to this firm, which shall be attached to the statement of the firm, that its servicing during the applicable fiscal year complied with USAP's minimum servicing standards in all material respects is fairly stated in all material respects. The audit tests referred to in the second clause of the preceding sentence in respect of any series shall be applied to manufactured housing installment sale contracts and mortgage loans serviced under the related pooling and servicing agreement or, in the sole discretion of this firm, manufactured housing installment sale contracts and mortgage loans serviced under pooling and servicing agreements, trust agreements or indentures substantially similar to the pooling and servicing agreement. For purposes of this statement, the firm may assume conclusively that all pooling and servicing agreements under which the Servicer is the servicer of manufactured housing installment sale contracts and mortgage loans for a trustee relating to certificates evidencing an interest in manufactured housing installment sale contracts and mortgage loans are substantially similar to one another except for any pooling and servicing agreement which by its terms specifically states otherwise.

                      THE POOLING AND SERVICING AGREEMENTS

        The following discussion describes the material provisions of each pooling and servicing agreement, including the standard terms to pooling and servicing agreement that is incorporated by reference into each pooling and servicing agreement. When particular provisions or terms used in a pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this discussion.


THE SERVICER


        The Servicer shall not resign from the obligations and duties imposed on it under a pooling and servicing agreement, except upon appointment of a successor servicer and receipt by the Trustee of a letter from each applicable Rating Agency that the Servicer's resignation and the appointment of the successor will not, in and of itself, result in a downgrading of any rated certificates of the affected series or upon determination by the Servicer's Board of Directors that the performance of its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the applicable pooling and servicing agreement.

        Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the trust or the certificateholders, and all of these persons shall be held harmless, for any action taken or not taken in good faith pursuant to each pooling and servicing agreement, or for errors in judgment; PROVIDED, HOWEVER, that no person shall be protected from liability for actions or omissions resulting from willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of reckless disregard of his obligations and duties under the pooling and servicing agreement or for breaches of representations or warranties made by him in the pooling and servicing agreement. The Servicer and any of the directors, officers, employees or agents of the Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any person respecting any matters arising under a pooling and servicing agreement. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action unless the action is related to its duties under a pooling and servicing agreement and the action in its opinion does not involve it in any expense or liability, except as otherwise explicitly provided in the pooling and servicing agreement; PROVIDED, HOWEVER, that the Servicer may in its discretion undertake any action that it deems necessary or desirable with respect to a pooling and servicing agreement if the certificateholders offer to the Servicer reasonable security or indemnity against the costs, expenses and liabilities.


THE TRUSTEE


        The prospectus supplement for a series of certificates will specify the Trustee for that series. The Trustee for a series may resign at any time, in which event Oakwood Mortgage will be obligated to attempt to appoint a successor Trustee. Oakwood Mortgage may remove a Trustee if the Trustee ceases to be eligible to continue as Trustee under the applicable pooling and servicing agreement or upon the occurrence of bankruptcy or insolvency related events with respect to the Trustee. The Trustee for a series will also may be removed at any time by the holders of certificates of the series evidencing at least 51% of the voting rights of the series, as specified in the related pooling and servicing agreement. If the certificateholders remove the Trustee other than for reasonable cause based upon the Trustee's failure to continue to meet the eligibility requirements set forth in the related pooling and servicing agreement or the Trustee's failure to perform its duties, then the certificateholders so removing the Trustee shall bear any and all costs and expenses arising from removal and substitution. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by Oakwood Mortgage of the appointment of the successor Trustee.

        A Trustee must be a corporation or a national banking association organized under the laws of the United States or any state and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It also must have combined capital and surplus of at least $50,000,000, or be a Qualified Bank, and be subject to regulation and examination by state or federal regulatory authorities. A "Qualified Bank" is any domestic bank not affiliated with Oakwood Acceptance or Oakwood Mortgage having long-term unsecured debt obligations rated in one of the two highest rating categories, without modifiers, of at least one Rating Agency and of any other Rating Agency, if the bank's long-term unsecured debt obligations are rated by an additional Rating Agency, or short-term unsecured debt obligations rated in at least one Rating Agency's highest applicable rating category, and of any other Rating Agency's highest applicable rating category if such bank's short-term unsecured debt obligations are rated by such additional Rating Agency, having commercial paper or short-term unsecured debt obligations rated in at least one Rating Agency's highest applicable rating category, and in any other Rating Agency's highest applicable rating category if the bank's commercial paper or short-term unsecured debt obligations are rated by an additional Rating Agency, or that is otherwise acceptable to each Rating Agency. Although a Trustee may not be an affiliate of Oakwood Mortgage or the Servicer, either Oakwood Mortgage or the Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.


               REPORTS TO CERTIFICATEHOLDERS


        The Trustee for a series will furnish the related certificateholders with monthly statements prepared by the Servicer (each a "Remittance Report") containing information with respect to principal and interest distributions and Realized Losses for the series and the assets of the related trust. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of monthly statements and any annual reports prepared by the Servicer evidencing the status of its compliance with the provisions of a pooling and servicing agreement will be furnished to related certificateholders upon request addressed to the Trustee. The contents of the Remittance Report for any series will be described in the prospectus supplement for that series.


               EVENTS OF DEFAULT


        "Events of Default" by the Servicer under any pooling and servicing agreement will include

o any failure by the Servicer to remit funds to the Distribution Account as required by the applicable pooling and servicing agreement, which failure continues unremedied for five days, or another period specified in the related pooling and servicing agreement, after the date upon which the remittance was due,

o any failure or breach by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements that materially and adversely affects the interests of certificateholders, which, in either case, continues unremedied for 60 days after the giving of written notice of the failure or breach to the Servicer by the related Trustee or by the Holders of certificates evidencing at least 25% of the voting rights for the applicable series; and

o events involving insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer.

        So long as an Event of Default remains unremedied, the Trustee may, and, at the written direction of the certificateholders of the applicable series evidencing greater than 50% of the voting rights for the series, shall, terminate all of the rights and obligations of the Servicer under the related pooling and servicing agreement and in and to the related contracts and mortgage loans and the proceeds thereof, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the related Trustee or a successor Servicer will succeed to all the responsibilities, duties and liabilities of the terminated Servicer under the pooling and servicing agreement and the successor Servicer will be entitled to similar compensation arrangements to those provided for the terminated Servicer. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable to do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer meeting the criteria set forth in the related pooling and servicing agreement. Pending this appointment, the Trustee is obligated to act as successor Servicer unless prohibited by law from doing so. The Trustee and the successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation paid to the terminated Servicer under the pooling and servicing agreement. "Event of Default" means the occurrence of a default noted in the pooling and servicing agreement, along with the passage of a period of any cure period without the default having been cured.


CERTIFICATEHOLDER RIGHTS


        No certificateholder will have any right under the related pooling and servicing agreement to institute any proceeding with respect to any pooling and servicing agreement unless the holder previously has provided the Trustee with written notice of a default and unless the holders of certificates evidencing at least 25% of the voting rights for the applicable series requested the Trustee in writing to institute the proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity, and the Trustee for 15 days has neglected or refused to institute any proceeding. The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the related pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.


AMENDMENT


        A pooling and servicing agreement may be amended by Oakwood Mortgage, the Servicer, and the related Trustee without the consent of the related certificateholders,

o            to cure any ambiguity;

o to correct or supplement any provision that may be inconsistent with any other provision;

o to maintain the REMIC status of the trust and to avoid the imposition of taxes on any related REMIC, if applicable; or

o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not covered by the pooling and servicing agreement, provided that the action will not adversely affect in any material respect the interests any holder of certificates of the related series, as evidenced by an opinion of counsel independent of Oakwood Mortgage, the Servicer and the Trustee or a letter from each Rating Agency from whom Oakwood Mortgage requested a rating of any of the certificates of the series stating that the proposed amendment will not result in a downgrading of the rating of any of the certificates of the series rated by any Rating Agency.

A pooling and servicing agreement may also be amended by Oakwood Mortgage, the Servicer and the related Trustee with the consent of the related certificateholders evidencing a majority of the voting rights of each affected class for the purpose of adding any provisions to, or for the purpose of eliminating any provisions from, or for the purpose of changing in any manner any of the provisions of, the pooling and servicing agreement, or for the purpose of modifying in any manner the rights of the certificateholders; PROVIDED, HOWEVER, that no amendment that

o reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to contracts or mortgage loans which are required to be distributed on any certificate

o otherwise materially adversely affects the rights of any certificateholder; or

o reduces the percentage of certificateholders required to consent to any amendment of the related pooling and servicing agreement may be effective without the consent of the holder of each related certificate.


TERMINATION


        The obligations created by each pooling and servicing agreement will terminate upon the date calculated as specified in the pooling and servicing agreement, generally upon the later of the final payment or other liquidation of the last contract or mortgage loan subject thereto and the disposition of all property acquired upon repossession of any manufactured home or foreclosure of or other realization on any mortgage loan and the payment to the related certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to them pursuant to the pooling and servicing agreement. In addition, a trust may be subject to early termination at the option of Oakwood Mortgage, the Servicer or the holders of a majority in interest of any related Residual Certificates and if so specified in the related prospectus supplement, the certificates of a series shall be redeemed by Oakwood Mortgage, the Servicer or any other party specified in the related prospectus supplement. SEE "DESCRIPTION OF THE CERTIFICATES --OPTIONAL REDEMPTION OR TERMINATION."

              CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS

        The following discussion contains the material legal aspects of manufactured housing installment sales contracts and mortgage loans. Because legal aspects are governed by state law, which laws may differ substantially from state to state, this discussion does not purport to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the contracts or mortgage loans is located.

        Contracts differ from mortgage loans in material respects. In general, contracts may experience a higher level of delinquencies than mortgage loans, because the credit underwriting standards applied to borrowers under manufactured housing installment sales contracts generally are not as stringent as those applied to borrowers under many conventional residential first-lien mortgage loans. In addition, manufactured homes generally decline in value over time, which may not necessarily be the case with respect to the mortgaged properties underlying mortgage loans. Consequently, the losses incurred upon repossession of or foreclosure on manufactured homes securing the contracts may be expected to be more severe in many cases than the losses that would be incurred upon foreclosure on mortgaged properties securing mortgage loans, in each case measured as a percentage of the outstanding principal balances of the related assets. The servicing of manufactured housing installment sales contracts is generally similar to the servicing of conventional residential mortgage loans, except that, in general, servicers of manufactured housing installment sales contracts place greater emphasis on making prompt telephone contact with delinquent borrowers than is generally customary in the case of the servicing of conventional residential mortgage loans. Realization on defaulted contracts is generally accomplished through repossession and subsequent resale of the underlying manufactured homes by or on behalf of the Servicer, as described under " -- THE CONTRACTS," whereas realization on defaulted mortgage loans is generally accomplished through foreclosure on the underlying mortgaged properties or similar proceedings, as described under " -- THE MORTGAGE LOANS." Realization on defaulted Land Secured Contracts may involve a combination of repossession and foreclosure-related procedures. Certificates evidencing interests in contracts may also face other risks that are not present in the case of certificates evidencing interests in mortgage loans.


THE CONTRACTS

        GENERAL.


        As a result of the assignment of the contracts underlying a series to the related Trustee, the related trust will succeed to all of the rights, including the right to receive payments on the contracts, and will assume the obligations, of the obligee under the contracts. Each contract evidences both the obligation of the obligor to repay the loan evidenced thereby, and the grant of a security interest in the related manufactured home to secure repayment of the loan.

        The contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were located. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the Servicer will retain possession of the contracts as custodian for the Trustee. Because the Servicer is not relinquishing possession of the contracts, the Servicer will file a UCC-1 financing statement in the appropriate recording offices in North Carolina as necessary to perfect the Trustee's ownership interest in the contracts. Notwithstanding these filings, if, through negligence, fraud or otherwise, a subsequent purchaser from Oakwood Mortgage or from a predecessor owner of the contracts were able to take physical possession of the contracts without notice of the assignment of the contracts to the Trustee, the Trustee's interest in contracts could be subordinated to the interest of the purchaser. To provide a measure of protection against this possibility, within ten days after the closing date, the contracts will be stamped or marked otherwise to reflect their assignment from Oakwood Mortgage to the Trustee.

        SECURITY INTERESTS IN THE MANUFACTURED HOMES.

        The manufactured homes securing the contracts may be located in any or all of the 50 states and the District of Columbia. The manner in which liens on manufactured homes are "perfected" is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be "perfected" under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Oakwood Mortgage will cause the security interests created by the contracts in the related manufactured homes to be assigned to the Trustee on behalf of the certificateholders. However, because of the expense and administrative inconvenience involved, neither Oakwood Acceptance nor any other seller are expected to amend any certificate of title to change the lienholder from Oakwood Acceptance or Oakwood Acceptance to the Trustee, deliver any documents or pay fees to re-register any manufactured home, or file any UCC transfer instruments, and neither Oakwood Acceptance nor Oakwood Mortgage will deliver any certificate of title to the Trustee or note thereon the Trustee's interest. In some states, simple assignment of the security interest created by a contract in the related manufactured home constitutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to Oakwood Acceptance's rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. In this event, the assignment of the security interest created by a contract in the related manufactured home may not be effective against creditors of Oakwood Mortgage or Oakwood Acceptance or a trustee in bankruptcy of Oakwood Mortgage or Oakwood Acceptance.

        In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located. These filings must be made in the real estate records office of the jurisdiction in which the home is located. Neither Oakwood Acceptance nor any other seller will be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Secured Contracts. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the Trustee's interest may be subordinated to the interests of others that may claim an interest in the manufactured home under applicable real estate laws.

        The Trustee's security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home, in either case without notice to the Trustee's adverse interest in the home. In the absence of fraud, forgery or affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of Oakwood Acceptance on the related certificate of title or delivery of the required documents and fees necessary to register the home in the name of Oakwood Acceptance or the public filing of appropriate transfer instruments reflecting the lien of Oakwood Acceptance, in each case as required under applicable state law, will be sufficient to protect the certificateholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home from anyone other than the entity whose lien is perfected under state law, because they will be on notice of the existing interest in the home.

        Some of the contracts ("Land Secured Contracts") will be secured by real estate as well as a manufactured home. Oakwood Acceptance will cause the liens created by the Land Secured Contracts on the related real estate to be assigned to the Trustee. The contract file for each Land Secured Contract will be required to include an original or a certified copy of the recorded mortgage relating to the contract, together with originals or certified copies of a chain of recorded assignments of the mortgage sufficient to reflect Oakwood Acceptance as the record holder of the mortgage and the lien it evidences on the related real estate. Assignments in recordable form for the mortgages naming the Trustee as assignee will not be prepared by the Servicer or any seller. However, Oakwood Acceptance will deliver to the Trustee a power of attorney entitling the Trustee to prepare, execute and record the assignments of mortgages, in the event that recordation thereof becomes necessary to enable the Servicer to foreclose on the related real property.

        Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-perfected after the expiration of this four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.

        If a manufactured home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for Oakwood Acceptance's security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a Title State, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of the home in a new state --- which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State --- or of information from a related borrower as to relocation of the home. In some Title States, the certificate of title to a manufactured home, which is required to be in the Servicer's possession, must be surrendered before the home could be re-registered; in the states an obligor could not re-register a manufactured home to a transferee without the Servicer's assistance. In other Title States, when an obligor under a contract sells the related manufactured home, if it is located in a Title State both before and after the sale, Oakwood Acceptance should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related contract before releasing its lien on the home. If the motor vehicle authority of a Title State to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manufactured home in the name of the owner thereof or the owner's transferee without noting Oakwood Acceptance's lien on the related certificate of title, whether because the state did not require the owner to surrender the certificate of title issued prior to the transfer or issued by the Title State from which the home was moved or failed to notify Oakwood Acceptance of re-registration and failed to note Oakwood Acceptance's lien on the new certificate of title issued upon re-registration or the manufactured home was moved from a state that is not a Title State, re-registration could defeat the perfection of Oakwood Acceptance's lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC State, which does not require a certificate of title for registration of a manufactured home, could defeat perfection of Oakwood Acceptance's lien.

        If Oakwood Acceptance and the Servicer are not the same entity, Oakwood Acceptance will be required to report to the Servicer any notice it receives of any re-registration of a manufactured home. The Servicer will take all necessary steps, at its own expense, to maintain perfection of the Trustee's security interests in each manufactured homes if it receives notice of relocation, sale or re-registration of the manufactured home. As long as Oakwood Acceptance remains the Servicer, the Servicer will not be required to cause notations to be made on any certificate of title or to execute any instrument relating to any manufactured home, other than a notation or a transfer instrument necessary to show Oakwood Acceptance as the lienholder or legal titleholder. However, the Servicer has no independent obligation to monitor the status of Oakwood Acceptance's lien on any manufactured home.

        Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. These liens could arise at any time during the term of a contract. No notice will be given to the Trustee or certificateholders in the event this lien arises.

        ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES.

        The Servicer, on behalf of the Trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the Trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing defaulted contracts. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by "self-help" repossession that is "peaceful" or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies depending on the state, prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, laws require prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before resale. In the event of repossession and resale of a manufactured home, the Trustee would be entitled to receive the net proceeds of resale up to the amount of the unpaid principal balance of the related contract plus all accrued and unpaid interest thereon at the related asset rate.

        Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing the debtor's loan. However, obtaining and collecting deficiency judgments is seldom economically feasible and, for that reason, Oakwood Acceptance generally has not attempted to obtain deficiency judgments. In addition, some states impose prohibitions or limitations on deficiency judgments, and other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, the Soldiers' and Sailors' Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in proceedings under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the "Bankruptcy Code"), when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing installment sales contract not secured by the debtor's principal residence, also may reduce the monthly payments due under the contract, change the rate of interest and alter the repayment schedule. Court decisions have applied relief to claims secured by the debtor's principal residence. If a court relieves an obligor's obligation to repay all or any portion of the amounts otherwise due on a contract, the Servicer will not be required to advance these amounts, and any loss of this nature may reduce amounts available for distribution on the related certificates.

        Under the terms of the federal Soldiers' and Sailors' Civil Relief Act, an obligor who enters military service after the origination of the obligor's contract, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the contract and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on the contracts. Any shortfall in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act, to the extent not covered by the subordination of a class of subordinated certificates, could result in losses to certificateholders. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the Servicer to repossess or foreclose on the manufactured home securing an affected contract during the obligor's period of active duty status. Thus, in the event that a contract goes into default, there may be delays and losses occasioned by the inability to liquidate the related manufactured home in a timely fashion.

        Because of the REMIC provisions of the Code, a trust as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within two years after acquisition. Consequently, if the Servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices within 22 months after it acquires the manufactured home, or a longer period as permitted by the pooling and servicing agreement, the Servicer will auction the home to the highest bidder, which may be the Servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been Oakwood Acceptance's experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

        FORECLOSURE UNDER REAL PROPERTY LAWS.

        If a manufactured home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the Servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the Servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. In addition, in order to realize upon the Real Property securing any Land Secured Contract, the Servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the Servicer must meet in order to foreclose on the Real Property securing a Land Secured Contract, and the restrictions on foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any mortgage loan. Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a manufactured home, to the extent Oakwood Acceptance has not perfected its security interest in a manufactured home under applicable real estate laws, Oakwood Acceptance's security interest in the manufactured home would be subordinate to a lien on such home recorded pursuant to applicable real estate laws.


        CONSUMER PROTECTION LAWS.


        The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract and related lenders and assignees from transferring the contract free of claims by the debtor thereunder against Oakwood Acceptance. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against Oakwood Acceptance under the contract. Assignee liability under this rule is limited to amounts paid by the debtor under the assigned contract; however, a borrower also may assert the rule to set off remaining amounts due under a contract as a defense against a claim brought by the assignee of the contract against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty -- Federal Trade Commission Improvement Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of a contract to have complied with the provisions of some of these laws may result in liability of the related trust to the obligor thereunder or in a reduction of the amount payable under the contract. However, Oakwood Acceptance will be required to represent and warrant that each contract it sells to Oakwood Mortgage complied, at the time of its origination, with all requirements of law and will be required to make representations and warranties as to each contract to be included in an asset pool concerning the validity, existence, perfection and priority of its security interest in each underlying manufactured home as of the related Cut-off Date. A breach of any representation or warranty that materially and adversely affects a Trust's interest in any contract would create an obligation on the part of Oakwood Acceptance to use its best efforts to cure the breach to the satisfaction of the Trustee or to repurchase the contract. Nevertheless, this requirement may not eliminate the Trust's liability to an obligor.

        TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE"
CLAUSES.

        The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the Servicer and permit the acceleration of the maturity of the contracts by the Servicer upon any sale or transfer to which consent has not been obtained. The Servicer will act in accordance with its customary underwriting procedures and with the terms of the related pooling and servicing agreement in determining whether to permit transfers in respect of contracts included in an asset pool. The Servicer will require, among other things, a satisfactory credit review of any person proposing to assume any contract. If the Servicer permits an assumption of a contract, no material term of the contract, including the interest rate or the remaining term to maturity of the contract, may be modified unless the Servicer has received an opinion of independent counsel to the effect that this modification will not be treated, for federal income tax purposes, as an acquisition of the modified contract by the trust in exchange for the unmodified contract on the date the modification occurs. A delinquent borrower may transfer his manufactured home in order to avoid a repossession proceeding with respect to the manufactured home.


        APPLICABILITY OF USURY LAWS.


        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), generally provides that state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered under Title V if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days' prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.

        Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision which expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Servicer will represent that all of the contracts comply with applicable usury laws.


THE MORTGAGE LOANS

        GENERAL.


        Mortgage loans are distinct from Land Secured Contracts, which are discussed under " -- THE CONTRACTS -- FORECLOSURE UNDER REAL PROPERTY LAWS" IN THIS PROSPECTUS. A mortgage loan is secured by a mortgaged property on which a one- to four-family residential structure is located, whereas a Land Secured Contract is secured primarily by a manufactured home and is secured only secondarily by a parcel of Real Property.

        The mortgage loans will be secured by either first mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying mortgaged property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obligor, and the mortgagee, who is the lender. Under a first mortgage, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.


        FORECLOSURE.

        Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the mortgaged property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the related note or the deed of trust. Foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the underlying real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, must be published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. SEE " -- RIGHTS OF REINSTATEMENT AND REDEMPTION" IN THIS PROSPECTUS.

        In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount which may be as great as but is more often somewhat less than the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss with respect to a mortgage loan may be reduced by the receipt of mortgage insurance proceeds. SEE "THE TRUSTS" IN THIS PROSPECTUS.


        Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve obligors from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the obligor's default and the likelihood that the obligors will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering temporary financial disabilities. In some cases, courts have limited the right of a lender to foreclose if the default under the related mortgage instrument is not monetary, such as a default arising from the obligor's failure to maintain the property adequately or the obligor's executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that obligors under deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld state statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.

        RIGHTS OF REINSTATEMENT AND REDEMPTION.

        In some states, an obligor, or any other person having a junior encumbrance on the related real estate, may, during a reinstatement or redemption period, cure an obligor default by paying the entire amount in arrears plus certain costs and expenses incurred by or on behalf of the lender in attempting to enforce the obligor's obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, an obligor under a mortgage loan has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

        In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the related obligor and the foreclosed junior lienors are given a statutory period in which to redeem the related property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property that it purchased. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to its purchase of the related property at a judicial foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender or other purchaser of property at a foreclosure sale to maintain the property and pay the expenses of ownership until the redemption period has run.

        ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS.

        Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against a borrower following foreclosure on the related property or sale of the related property under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale or the market value of the related mortgaged property.

        Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. In other states, the lender has the option of bringing a personal action against the obligor on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising other remedies. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security for a mortgage or deed of trust rather than bringing a personal action against the obligor.

        Other statutory provisions may limit any deficiency judgment against the former obligor under a mortgage loan following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale or sale pursuant to a deed of trust.

        In some states, exceptions to the anti-deficiency statutes are provided in instances where the value of the lender's security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property by the obligor.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal and state bankruptcy and insolvency laws and general equitable principles, the federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in some proceedings under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor's principal residence. If a court relieves an obligor's obligation to repay all or any portion of the amounts otherwise due on a mortgage loan, the Servicer will not be required to advance these amounts, and any loss in respect thereof may reduce amounts available for distribution on the related certificates.

        Under the terms of the federal Soldiers' and Sailors' Civil Relief Act, an obligor who enters military service after the origination of the obligor's mortgage loan, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of his active duty status, unless a court orders otherwise. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on the mortgage loans. Any shortfall in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act, to the extent not covered by the subordination of a class of subordinated certificates, could result in losses to certificateholders. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected mortgage loan during the obligor's period of active duty status. Thus, in the event that this type of mortgage loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related mortgaged property in a timely fashion.

        The Internal Revenue Code of 1986, as amended (the "Code") and the laws of some states provide priority to certain tax liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Real Property Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect the lender's assignees as to the mortgage loans.

        "Due on Sale" Clauses. The forms of note, mortgage and deed of trust relating to conventional mortgage loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the mortgagor transfers its interest in the underlying property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Act, which purports to pre-empt state laws that prohibit the enforcement of "due-on-sale" clauses and provides, among other things, that "due-on-sale" clauses in loans, which loans include the conventional mortgage loans, made after the effective date of the Garn-St Germain Act are enforceable, within limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder.

        By virtue of the Garn-St Germain Act, the Servicer may generally be permitted to accelerate any conventional mortgage loan which contains a "due-on-sale" clause upon transfer by the obligor of an interest in the property subject to the related mortgage or deed of trust. With respect to any mortgage loan secured by a residence occupied or to be occupied by the mortgagor, this ability to accelerate will not apply to some transfers, including


o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

o a transfer to a family relative resulting from the death of a mortgagor, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property;

o a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse of the mortgagor becomes an owner of the property;


o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property, provided that the lien or encumbrance is not created pursuant to a contract for deed;


o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

o other transfers as set forth in the Garn-St Germain Act and the regulations thereunder. FHA and VA loans do not contain "due-on-sale" clauses.


SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS.


        ADJUSTABLE RATE ASSETS.


        The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In this event, the Trustee under a deed of trust arrangement will not be deemed to be a "holder in due course" within the meaning of the UCC and may take this type of mortgage note subject to restrictions on its ability to foreclose on the related mortgaged property and to contractual defenses available to the related obligor.


ENVIRONMENTAL CONSIDERATIONS


        Real property pledged as security to a lender may face environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by the lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by the lender's obligor or by a prior owner. A lender also risks liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by the lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and, thus, decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

        Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of

"owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that these costs, if imposed in connection with a mortgage loan or a Land Secured Contract included in a trust estate, could become a liability of the related trust.

        At the time the mortgage loans or Land Secured Contracts underlying a series were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties or Real Properties was conducted. No representations or warranties are made by Oakwood Acceptance of mortgage loans or contracts including Land Secured Contracts as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties or Real Properties. In addition, the Servicer has not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or Real Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property or Real Property, and any loss or liability resulting from the presence or effect of hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the related certificates.

        Pursuant to the standard terms, the Servicer is not required to foreclose on any mortgaged property or Real Property if one of its principal officers has actual knowledge that the property is contaminated with or affected by hazardous wastes or hazardous substances. If the Servicer does not foreclose on the mortgaged property underlying a defaulted mortgage loan or the Real Property securing a Land Secured Contract, the amounts otherwise available to pay to the holders of the certificates may be reduced. The Servicer will not be liable to the holders of the certificates if it fails to foreclose on a mortgaged property or Real Property that it believes may be so contaminated or affected, even if the mortgaged property or Real Property is, in fact, not so contaminated or affected. Similarly, the Servicer will not be liable to the holders of any certificates if the Servicer forecloses on a mortgaged property or Real Property and takes title to a mortgaged property or Real Property that is so contaminated or affected.

ENFORCEABILITY OF MATERIAL PROVISIONS OF THE OBLIGORS' AGREEMENTS

        The standard forms of contract, Note, mortgage and deed of trust used by the originators of contracts and mortgage loans may contain provisions obligating the obligor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. States also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each pooling and servicing agreement, late charges and prepayment fees on assets in the related trust estate to the extent permitted by law and not waived by the Servicer will be retained by the Servicer as additional servicing compensation.

                                 USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of each series of certificates will be used to purchase the contracts and mortgage loans related to that series or to reimburse the amounts previously used to effect the purchase, the costs of carrying such contracts and mortgage loans until the sale of the related certificates and other expenses connected with pooling the contracts and mortgage loans and issuing the certificates.

                                   THE COMPANY

        Oakwood Mortgage Investors, Inc. was incorporated in the State of North Carolina on August 26, 1994 as a wholly-owned, limited purpose finance subsidiary of Oakwood Acceptance Corporation. Oakwood is a wholly-owned subsidiary of Oakwood Homes Corporation. Oakwood Mortgage maintains its principal office adjacent to those of Oakwood Acceptance, at 7800 McCloud Road, Greensboro, North Carolina 27409-9634. Its telephone number is (336) 664-2400.

        The only obligations, if any, of Oakwood Mortgage with respect to a series of certificates may be pursuant to limited representations and warranties and limited undertakings to repurchase or substitute contracts or mortgage loans under certain circumstances. Oakwood Mortgage will have no ongoing servicing obligations or responsibilities with respect to any asset pool. Oakwood Mortgage does not have, nor is it expected in the future to have, any significant assets.

        Neither Oakwood Mortgage nor any underwriter nor any of their affiliates will insure or guarantee the certificates of any series.

        Oakwood Mortgage expects to be merged with and into Oakwood Mortgage Investors, Inc., a Nevada corporation, during 1999. It is expected that the surviving corporation will succeed to all of Oakwood Mortgage's rights and obligations under the registration statement of which this prospectus is a part.

                                  THE SERVICER

        Oakwood Acceptance Corporation (in its capacity as servicer, the "Servicer") was incorporated in 1984 in the State of North Carolina as a wholly-owned subsidiary of Oakwood Homes. Oakwood Acceptance is primarily engaged in the business of underwriting, originating, pooling, selling and servicing installment sales contracts for the sale of manufactured housing. Oakwood Acceptance's principal offices are located at 7800 McCloud Road, Greensboro, North Carolina 27409-9634 (telephone 336/664-2500).

        Oakwood Acceptance underwrites and funds the origination of manufactured housing contracts on an individual basis from its principal office and from one or more additional loan origination offices. Contracts for the financing of sales of manufactured homes through Oakwood Acceptance are typically originated in the name of Oakwood Mobile, a wholly-owned retailing subsidiary of Oakwood Homes, or by a third party manufactured housing dealer, and are assigned to Oakwood Acceptance following origination, although some contracts are originated directly in Oakwood Acceptance's name. Oakwood Acceptance underwrites all of these contracts. From time to time, Oakwood Acceptance purchases seasoned portfolios of manufactured housing contracts from third parties.

                         FEDERAL INCOME TAX CONSEQUENCES

        The following is the opinion of Hunton & Williams regarding the material federal income tax consequences of the purchase, ownership and disposition of the offered certificates. This opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which may change. Because REMIC status may be elected with respect to any series of certificates, this opinion includes a summary of the federal income tax consequences to holders of REMIC certificates.

        This opinion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts, investment companies and certain other organizations subject to special rules. This opinion focuses primarily on investors who will hold the certificates as "capital assets"
--- generally, property held for investment --- within the meaning of section 1221 of the Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Code have been issued by the Treasury, no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to certificateholders, particularly the provisions dealing with market discount and stripped debt instruments. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of "Regular Certificates", which are certificates evidencing "regular interests" in a

REMIC, and certain other types of certificates. Furthermore, the REMIC provisions of the Code do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of certificateholders.

        Moreover, this opinion is based on current law, and there can be no assurance that the law will not change or that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, this opinion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the certificates. Consequently, we suggest that investors consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the certificates.


GENERAL


        Many aspects of the federal income tax treatment of the certificates of a particular series will depend upon whether an election is made to treat the trust, or one or more segregated asset pools thereof, as a series REMIC. The prospectus supplement for each series will indicate whether a REMIC election or elections will be made with respect to the related trust estate and, if such an election or elections are to be made, will identify all "regular interests" and the "residual interest" in each series REMIC. For each series with respect to which one or more REMIC elections are to be made, Hunton & Williams, counsel to Oakwood Mortgage, will deliver a separate opinion generally to the effect that, assuming timely filing of the REMIC election or elections and compliance with the related pooling and servicing agreement and certain other documents specified in the opinion, the trust, or one or more segregated asset pools in the trust, will qualify as one or more series REMICs. For each series with respect to which a REMIC election is not to be made, Hunton & Williams will deliver a separate opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and certain other documents, the trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Those opinions will be based on existing law and there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

               REMIC CERTIFICATES

        REMIC certificates will be classified as either Regular Certificates, which generally are treated as debt for federal income tax purposes, or Residual Certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series REMIC. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for that series and which of the certificates of such series will be designated as Regular Certificates, and which will be designated as Residual Certificates.

        REMIC certificates held by a REIT generally will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such certificates generally will be considered Qualifying REIT Interest, in the same proportion that the assets of the related series REMIC would qualify as real estate assets for REIT purposes. Similarly, REMIC certificates held by a thrift institution taxed as a "domestic building and loan association" generally will qualify as a "loan secured by an interest in real property," for purposes of the qualification requirements of domestic building and loan associations set forth in section 7701(a)(19) of the Code, in the same proportion that the assets of the related series REMIC would so qualify. However, if 95% or more of the assets of a given series REMIC constitute real estate assets for REIT purposes, the REMIC certificates issued by such REMIC will be treated entirely as such assets and 100% of the interest income derived from such REMIC will be treated as Qualifying REIT Interest. Similarly, if 95% or more of the assets of a given series REMIC constitute loans secured by interests in real property, the REMIC certificates will be treated entirely as such assets for purposes of the qualification requirement of domestic building and loan associations. REMIC Regular and Residual Certificates held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. The Regular Certificates generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more REMICs will be created, all such series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related certificates and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as "Government securities" for either REIT or RIC qualification purposes. A "RIC" is a "regulated investment company" as defined in the Code.


               TAX TREATMENT OF REGULAR CERTIFICATES


        Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a Regular Certificate will be treated as ordinary income to the certificateholder and a principal payment on such certificate will be treated as a return of capital to the extent that the certificateholder's basis in the certificate is allocable to that payment. Holders of REMIC Regular or Residual Certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Tax Administrator, the Servicer or the Trustee will report annually to the Service and to certificateholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The "Tax Administrator" is the party responsible for computing the amount of original issue discount to be reported to the holders of Regular Certificates each taxable year, which will be Oakwood Acceptance or an Affiliate.

        Under temporary Treasury regulations, holders of Regular Certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated
(i) a share of the REMIC's "allocable investment expenses" (i.e., expenses normally allowable under section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses (including expenses allowable under section 212 of the Code) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either section 67 or section 68 of the Code may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular series will indicate that the holders of certificates of such series may be required to recognize additional income as a result of the application of the limitations of either section 67 or section 68 of the Code. Non-corporate holders of Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax.


               ORIGINAL ISSUE DISCOUNT


        Certain classes of Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. In general, such original issue discount will equal the difference between the "stated redemption price at maturity" of the Regular Certificate (generally, its principal amount) and its issue price.

Holders of Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates.

        The amount of original issue discount required to be included in the income of the holder of a Regular Certificate in any taxable year will be computed in accordance with section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Regular Certificates, that are subject to prepayment by reason of the prepayment of the underlying obligations. Under section 1272(a)(6), the amount and rate of accrual of original issue discount on a Regular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. The "Pricing Prepayment Assumptions" are the assumptions concerning the rate and timing of principal prepayments on the assets and concerning the reinvestment rate on amounts held pending distribution that were assumed in pricing. No regulatory guidance currently exists under Code section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided herein, base its computations on Code section 1272(a)(6), the OID Regulations, and certain other guidance, all as described below. "OID Regulations" are the final regulations governing original issue discount that were issued by the Treasury. There can be no assurance, however, that the methodology described below represents the correct manner of calculating original issue discount on the Regular Certificates. The Tax Administrator will account for income on certain Regular Certificates that provide for one or more contingent payments as described herein under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES." Prospective purchasers should be aware that neither Oakwood Mortgage, any Servicer, nor the Trustee will make any representation that the assets underlying a series will in fact prepay at a rate conforming to the Pricing Prepayment Assumptions or at any other rate.

        The amount of original issue discount on a Regular Certificate equals the excess, if any, of the certificate's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments of principal and interest provided for on the instrument other than Qualified Stated Interest (I.E., the sum of its Deemed Principal Payments). "Qualified Stated Interest" means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate or a variable rate that meets certain requirements set out in the OID Regulations. Thus, in the case of any Regular Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate. Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a Regular Certificate generally will equal the initial price at which a substantial amount of such certificates is sold to the public. "Deemed Principal Payments" means all payments of principal and interest provided for on a debt instrument other than Qualified Stated Interest.

        Although the OID Regulations contain an aggregation rule (the "Aggregation Rule"), under which two or more debt instruments issued in connection with the same transaction, or related transactions in certain circumstances, generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder, that Rule does not apply if the debt instruments are part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to Regular Certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator will apply the Aggregation Rule to all regular interests in a series REMIC that are held by another REMIC created with respect to the same series, it generally will not apply the Aggregation Rule to Regular Certificates for purposes of reporting to certificateholders.

        Under a DE MINIMIS rule, a Regular Certificate will be considered to have no original issue discount if the amount of original issue discount on the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the certificate's WAM. "WAM" means the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment on a Regular Certificate by a fraction, the numerator of which is the number of complete years from the certificate's issue date until the payment is made, and the denominator of which is the certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the Tax Reform Act of 1986 (the "1986 Act"), it is expected that the WAM of a Regular Certificate will be computed using the Pricing Prepayment Assumptions. The holder of a Regular Certificate will include DE MINIMIS original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the holder of such certificate makes the All OID Election. An "All OID Election" means, with respect to a Regular Certificate, an election to include in gross income all stated interest, original issue discount, DE MINIMIS original issue discount, market discount, and de minimis market discount that accrues on such Certificate, reduced by any amortizable premium or acquisition premium on such certificate, under the constant yield method used to account for original issue discount.

        Regular Certificates of certain series may bears interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the crtificate is lower than the rate payable during the remainder of its life ("Teaser Certificates"). Under certain circumstances, a Teaser Certificate may be considered to have a DE MINIMIS amount of original issue discount even though the amount of original issue discount on such certificate would be more than DE minimis if determined as described above. If the stated interest on a Teaser Certificate would be Qualified Stated Interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the DE MINIMIS amount of original issue discount allowable on the certificate is the greater of the excess of the stated principal amount of the certificate over its issue price and the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be Qualified Stated Interest.

        The holder of a Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the Regular Certificate, of the "daily portions" of the original issue discount on such certificate. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Regular Certificate is computed by using the Pricing Prepayment Assumptions and the certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such certificate.

        The yield to maturity of a Regular Certificate is calculated based on the Pricing Prepayment Assumptions and any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Regular Certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a class of Regular Certificates is more likely than not to occur is binding on each holder of a certificate of such class


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

unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of such certificate is different from that of the Tax Administrator.

        In many cases, Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, any party entitled to redeem certificates will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificates is lower than it would be if the certificates were not redeemed early. If a party entitled to do so is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the certificates will not be presumed to have been redeemed because a redemption would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, a party entitled to redeem certificates may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether such a party will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the possibility of optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that a party entitled to redeem such certificates will exercise its option to do so. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the Service will agree with the Tax Administrator's position.

        Under the OID Regulations, the holder of a Regular Certificate generally may make an All OID Election to include in gross income all stated interest, original issue discount, DE MINIMIS original issue discount, market discount, and DE MINIMIS market discount that accrues on such certificate (reduced by any amortizable premium or acquisition premium on such certificate) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described below under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- Tax TREATMENT OF REGULAR CERTIFICATES -- MARKET DISCOUNT." In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAX TREATMENT OF REGULAR CERTIFICATes -- AMORTIZABLE PREMIUM" IN THIS PROSPECTUS. Certificateholders should be aware that the law is unclear as to whether an All OID Election is effective for Interest Weighted Certificates or Non-VRDI certificates. "Interest Weighted Certificates" means a Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the assets held by the related series REMIC. "Non-VDRI Certificates" means a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, or any other Variable Rate Certificate that does not qualify as a VRDI certificate. "NOWA Certificate" means a Weighted Average Certificate relating to a trust, or a designated asset pool, whose assets do not bear interest at qualified floating rates. "Variable Rate Certificate" means a Regular Certificate that bears interest at a variable rate. "Weighted Average Certificate" means a Regular Certificate that provides for interest based on a weighted average of the interest rates on some or all of the assets held by the REMIC. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- Tax TREATMENT OF REGULAR CERTIFICATES -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS.

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

        A Regular Certificate having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Regular Certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. SEE "FEDERAL INCOME TAX CONSEQUENCES --REMIC CERTIFICATES -- TAX TREATMENT OF REGULAR CERTIFICATES -- AMORTIZABLE PREMIUM" IN THIS PROSPECTUS. If the subsequent holder's adjusted basis in the certificate immediately after the acquisition exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received under the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a Regular Certificate generally is reduced by the amount of any Qualified Stated Interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent purchaser of a Regular Certificate having original issue discount may make an All OID Election with respect to the certificate.

        If the First Distribution Period with respect to a Regular Certificate contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the holder of such certificate during the First Distribution Period will be less than the certificate's stated interest rate, making such certificate a Teaser Certificate. If the amount of original issue discount on the Teaser Certificate measured under the expanded DE MINIMIS test described above exceeds the DE MINIMIS amount of original issue discount allowable on the certificate, the amount by which the stated interest on the certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in addition to any Qualified Stated Interest that accrues in a period. A "Distribution Period" is the interval between one Distribution Date and the next Distribution Date. The "First Distribution Period" is the interval between the closing date and its first Distribution Date.

        Similarly, if the First Distribution Period with respect to a Regular Certificate is shorter than the interval between subsequent Distribution Dates, and the holder of such certificate receives interest on the first Distribution Date based on a full accrual period, the effective rate of interest payable on such certificate during the First Distribution Period will be higher than the stated rate of interest on such certificate, making such certificate a Rate Bubble Certificate. A Rate Bubble Certificate that otherwise bears Qualified Stated Interest would be issued with original issue discount unless the Pre-Issuance Accrued Interest Rule applies or the amount of original issue discount on the certificate is DE MINIMIS. "Pre-Issuance Accrued Interest Rule" means the rule in the OID Regulations under which a certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest on the certificate, and a portion of the interest received on the first Distribution Date with respect to the certificate would be treated as a return of Pre-Issuance Accrued Interest rather than as a payment on the certificate, provided that a portion of the initial purchase price of the certificate is allocable to Pre-Issuance Accrued Interest and the certificate provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest. "Pre-Issuance Accrued Interest" means interest that has accrued under the terms of a certificate prior to its issue date. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, if a portion of the initial purchase price of a Rate Bubble Certificate is allocable to Pre-Issuance Accrued Interest and such certificate provides for a payment of stated interest on the first payment date within one year of its issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest, the Tax Administrator will apply the Pre-Issuance Accrued Interest Rule to such certificate. Under the Pre-Issuance Accrued Interest Rule, the Tax Administrator will (i) subtract from the issue price of a Rate Bubble Certificate an amount of Pre-Issuance Accrued Interest equal to the excess of
(a) the amount


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of stated interest paid on the certificate on the first Distribution Date over
(b) the portion of such interest that is economically allocable to the period after the issue date, which generally should be an amount equal to the stated interest rate on the certificate expressed as a daily percentage times the number of days in the first payment period (i.e., from the issue date to the first payment date) times the certificate's initial principal amount and (ii) treat a portion of the interest received on the first Distribution Date with respect to such certificate as a return of the Pre-Issuance Accrued Interest excluded from the issue price of such certificate rather than as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator will apply the Pre-Issuance Accrued Interest Rule as described above to each Rate Bubble Certificate for which it is available if the certificate's stated interest otherwise would be Qualified Stated Interest. If, however, the First Distribution Period for a Rate Bubble Certificate is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate's stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. A "Rate Bubble Certificate" is a Regular Certificate with an effective interest rate higher during the certificate's First Distribution Period than during the remainder of its term. Thus, a Regular Certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

        It is not entirely clear how income should be accrued with respect to Interest Weighted Certificates. Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear Qualified Stated Interest, and will account for the income thereon as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- INTEREST WEIGHTed CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS. Some Interest Weighted Certificates may be certificates that provide for a relatively small amount of principal and for interest that can be expressed as Qualified Stated Interest at a very high fixed rate with respect to principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator will account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

        In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Regular Certificates, each investor should consult its own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such certificates for federal income tax purposes.


               VARIABLE RATE CERTIFICATES


        Under the OID Regulations, a Variable Rate Certificate will qualify as a VRDI certificate only if (i) the certificate is not issued at an Excess Premium;
(ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day). VRDI certificates are subject to the rules applicable to "variable rate debt instruments" as defined in section 1.1275-5 of the OID Regulations ("VRDIs"). VRDIs in the OID Regulations


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

that are described below. "Excess Premium" means, with respect to a Regular Certificate, a premium over the certificate's noncontingent principal amount in excess of the lesser of (1) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (2) 15% of such noncontingent principal amount.

        Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of such certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of such certificate are within 25 basis points of each other.

        A variable rate will be considered a qualified floating rate if it is subject to a Cap, Floor, Governor, or other similar restriction only if: (a) the Cap, Floor, or Governor is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on such certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI certificate, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

        A "Cap" is a restriction or restrictions on the maximum stated interest rate on a certificate. A "Floor" is a restriction or restrictions on the minimum stated interest rate on a certificate. A "Governor" is a restriction or restrictions on the amount of increase or decrease in the stated interest rate on a certificate on any interest adjustment date.

        An objective rate is a rate, other than a qualified floating rate, that
(i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

        Under the OID Regulations, if interest on a certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

        Under the OID Regulations, all interest payable on a Single Rate VRDI Certificate is treated as Qualified Stated Interest. "Single Rate VRDI Certificate" means a VRDI certificate that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS to such hypothetical fixed rate certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased


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

(or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

        Except as provided below, the amount and accrual of OID on a Multiple Rate VRDI Certificate is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A "Multiple Rate VRDI Certificate" is a VRDI certificate that does not qualify as a Single Rate VRDI Certificate. A Multiple Rate VRDI Certificate providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate providing for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for such Multiple Rate VRDI Certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

        Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate), is determined using the method described in the preceding paragraph except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate or a qualified inverse floating rate rather than the fixed rate during the period in which the fixed rate applies. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

        It is not entirely clear how income should be accrued with respect to Weighted Average Certificates. Under the OID Regulations, Weighted Average Certificates relating to a trust, or a designated asset pool in the trust, whose assets are exclusively Adjustable Rate Assets appear to bear interest at an objective rate provided the Adjustable Rate Assets themselves bear interest at qualified floating rates. However, Weighted Average Certificates relating to a trust or a designated asset pool thereof whose assets do not bear interest at qualified floating rates (i.e., NOWA Certificates), do not bear interest at an objective or a qualified floating rate and, consequently, do not qualify as VRDI certificates described above. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Certificates, the Tax Administrator will treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- INTEREST WEIGHTed CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS.

        Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates because their rates either constitute qualified inverse floating rates under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. An "Inverse Floater Certificate" is a Regular Certificate that provides for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for Qualified Stated Interest, the income on such certificates will be accounted for under the rules applicable to VRDI certificates described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the assets of the related trust, or designated asset pool in the trust, in a case where one or more of the


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

interest rates on such assets is a fixed rate or otherwise may not qualify as a VRDI certificate. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator will treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS.

               INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES

        The treatment of a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI certificate (each a Non-VRDI certificate) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations").

        Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI certificates, Interest Weighted Certificates, and other Regular Certificates that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the assets that collateralize the certificate pay down pro rata.

        The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI certificates, and any other Regular Certificates that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to certificateholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI certificates, Interest Weighted Certificates and any other Regular Certificates that are Contingent Payment obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.


               ANTI-ABUSE RULE

        Concerned that taxpayers might be able to structure debt instruments or transactions, or apply the bright-line or mechanical rules of the OID Regulations, in a way that produces unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule. These regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

               MARKET DISCOUNT


        A subsequent purchaser of a Regular Certificate at a discount from its outstanding principal amount (or, in the case of a Regular Certificate having original issue discount, its "adjusted issue price") will acquire such certificate with market discount. The purchaser generally will be required to recognize the market discount (in


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

addition to any original issue discount remaining with respect to the certificate) as ordinary income. A person who purchases a Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS. A Regular Certificate will not be considered to have market discount if the amount of such market discount is DE MINIMIS, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Regular Certificate having original issue discount, the adjusted issue price of such certificate), multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Regular Certificate with more than a DE MINIMIS amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Regular Certificate having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued", but that has not yet been included in income. The purchaser may make a Current Recognition Election, which generally will apply to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis. A "Current Recognition Election" is the election under section 1278(b) of the Code to recognize market discount on a debt instrument currently on an uncapped accrual basis. The Service has indicated in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. The purchaser also may make an All OID Election with respect to a Regular Certificate purchased with market discount. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS.


        Until the Treasury promulgates applicable regulations, the purchaser of a Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.


        A certificateholder who has acquired any Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a holder of a Regular Certificate makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT --INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable (E.G., based on a constant yield to maturity).


        Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Regular Certificate subject to optional redemption that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to

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


the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of Regular Certificates. Prospective investors in Regular Certificates should consult their own tax advisors regarding the application of the market discount rules to those certificates.


               AMORTIZABLE PREMIUM


        A purchaser of a Regular Certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

        Amortizable premium on a Regular Certificate that is subject to redemption at the option of Oakwood Mortgage generally must be amortized as if the optional redemption price and date were the certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a Regular Certificate that is subject to optional redemption at a price equal to or greater than the certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS. The holder of such a certificate would be required, however, to allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).


               CONSEQUENCES OF REALIZED LOSSES


        Under section 166 of the Code, both corporate holders of Regular Certificates and noncorporate holders that acquire Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Regular Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero), and the loss will be characterized as short-term capital loss.

        Each holder of a Regular Certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original


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

issue discount reported in any period by the holder of a Regular Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Regular Certificates should consult with their own tax advisors with respect to the federal income tax consequences of Realized Losses on original issue discount.


        The Tax Administrator will adjust the accrual of original issue discount on Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of Regular Certificates.

               GAIN OR LOSS ON DISPOSITION


        If a Regular Certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includible in the certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate (other than Qualified Stated Interest) previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for the applicable long-term capital gain holding period.

        If the holder of a Regular Certificate is a bank, thrift, or similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of such certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation.

        A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

        Currently, the highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The highest marginal federal tax rate applicable to individuals with respect to net capital gain on assets held for one year or less generally is 28%.

Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%.


               TAX TREATMENT OF RESIDUAL CERTIFICATES

        OVERVIEW


        A Residual Certificate will represent beneficial ownership of a percentage of the "residual interest" in the series REMIC to which it relates, and a Regular Certificate generally will represent beneficial ownership of a percentage of a "regular interest" in the series REMIC to which it relates. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages (including manufactured housing installment sales contracts) or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust, or a segregated asset pool in the trust, underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. SEE "FEDERAL INCOME TAX CONSEQUENCES --REMIC CERTIFICATES -- REMIC QUALIFICATION" in THIS PROSPECTUS . A REMIC generally is treated as a pass-through entity for federal income tax purposes, I.E., as not subject to entity-level tax. All interests in a REMIC other than the residual interest must be regular interests. As described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- Tax TREATMENT OF REGULAR CERTIFICATES" IN THIS PROSPECTUS, a regular interest has terms analogous to those of a debt instrument and generally is treated as a debt instrument for all federal income tax purposes. The Regular Certificates will generate interest and, depending upon the issue price of the Regular Certificates, original issue discount deductions or income attributable to premium for the related series REMIC. As a residual interest, a Residual Certificate represents the right to (i) the stated principal and interest on such certificate, if any, and (ii) such certificate's pro rata share of the income generated by the related series REMIC's assets in excess of the amount necessary to service that REMIC's regular interests and pay that REMIC's expenses.

        In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the related Residual Certificateholders, and each such certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the related series REMIC's income or loss will continue until all of that REMIC's Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom income" (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

        A portion of the income of a Residual Certificateholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered "unrelated business taxable income" as defined in the Code ("UBTI"). UBTI to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Certificateholder.


        The concepts presented in this overview are discussed more fully below.

               TAXATION OF RESIDUAL CERTIFICATEHOLDERS


        A Residual Certificateholder will recognize his share of the related series REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and will not be taxed separately to the series REMIC. If a Residual

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

Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

        A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. A REMIC's taxable income or loss generally will be characterized as ordinary income or loss, and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments), premium amortization on the REMIC's Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to the REMIC's Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC's Regular Certificates, premium amortization and servicing fees with respect to the REMIC's assets, the administrative expenses of the REMIC and the Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the related assets. The REMIC may not take into account any items allocable to a "prohibited transaction." SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- REMIC-LEVEL TAXES" IN THIS PROSPECTUS. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described below in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS -- INDIVIDUALS AND PASS-THROUGH ENTITIES" IN THIS PROSPECTUS.

        The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for that quarter. A Residual Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such certificate. Such basis is increased by the amount of taxable income of the REMIC reportable by the Residual Certificateholder with respect to the Residual Certificate and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which certificateholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

        Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Certificates and Residual Certificates. In general, the issue price of a Regular Certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a Regular Certificate of a class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

        The assets of certain series REMICs may have bases that exceed their principal amounts. Except as indicated in "FEDERAL INCOME TAX CONSEQUENCES
-- REMIC CERTIFICATES -- TREATMENT BY THE REMIC OF ORIGINal ISSUE DISCOUNT, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" IN THIS PROSPECTUS, the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year, which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the Service were to contend successfully that part or all of the premium


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

on the assets underlying a REMIC is not amortizable, the holders of the Residual Certificates in such REMIC would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income.

        In the first years after the issuance of the Regular Certificates, REMIC taxable income may include significant amounts of phantom income. Phantom income arises from timing differences between income on the underlying assets and deductions on the Regular Certificates that result from the multiple-class structure of the certificates. Since phantom income will arise from timing differences between income and deductions, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular REMIC and (ii) the rate of prepayment on the assets held by the REMIC and, therefore, cannot be predicted without reference to a particular REMIC.

        The assets of certain series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

        A portion of a series REMIC's taxable income may be subject to special treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAX TREATMENT OF RESIDUAL CERTIFICATES -- LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME" AND " -- SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS" IN THIS PROSPECTUS.


               LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME


        Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, and decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for their shareholders. Finally, Residual Certificateholders who are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAXATION OF CERTAIN FOREIGN HOLDERS OF REMIC CERTIFICATES -- RESIDUAL CERTIFICATES" IN THIS PROSPECTUS.


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

      NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES


        In addition to the limitations specified above, the REMIC provisions of the Code provide that the transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and
(ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). Under the REMIC provisions of the Code, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. A similar limitation exists with respect to transfers of certain residual interests to foreign investors. SEE "FEDERAL INCOME TAX CONSEQUENCES
-- REMIC CERTIFICATES -- TAXATION OF CERTAIN FOREIGN HOLDERS OF REMIC CERTIFICATES -- RESIDUAL CERTIFICATES" IN THIS PROSPECTUS.


          OWNERSHIP OF RESIDUAL INTERESTS BY DISQUALIFIED ORGANIZATIONS


        The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Residual Certificate) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) unless such organization is subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

        First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of any portion of the REMIC's residual interest. No residual interest issued pursuant to a pooling and servicing agreement (whether or not such interest is represented by a Residual Certificate) will be offered for sale to Disqualified Organizations. Furthermore, (i) the residual interest in each series REMIC will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of such residual interest (or a percentage interest) may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book-entry system maintained by the Trustee; (ii) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations; and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of its residual interest by Disqualified Organizations.

        Second, the Code imposes a one-time tax on the transferor of a residual interest (including a Residual Certificate or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC provisions of the Code, the anticipated excess inclusions with respect to a transferred residual interest must be


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

based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term "agent" includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest (including a Residual Certificate or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays any amounts that the Secretary of the Treasury may require.


        Third, the Code imposes an annual tax on any pass-through entity (i.e., a RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a Residual Certificate), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year allocable to interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Certificate) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.


        The REMIC provisions of the Code also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for the Servicer or an Affiliate thereof to perform such information services as may be required for the application of the one-time tax. "Affiliate" means, as to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the Servicer or Affiliate thereof may charge such Residual Certificateholder a reasonable fee for providing the information.


               SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS


        DEALERS IN SECURITIES. Residual Certificateholders that are dealers in securities should be aware that, under Treasury regulations (the "Mark-to-Market Regulations") relating to the mark-to-market accounting provisions under section 475 of the Code dealers in securities are not permitted to mark to market any REMIC residual

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interests acquired on or after January 4, 1995. Prospective purchasers of
Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations to such certificates.

        TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre- existing Code provisions, substantially all income on a Residual Certificate (including non-excess inclusion income) is to be treated as UBTI. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAXATION OF RESIDUAL CERTIFICATEHOLDERS" IN THIS PROSPECTUS.

        INDIVIDUALS AND PASS-THROUGH ENTITIES. A Residual Certificateholder who is an individual, trust, or estate will be permitted to deduct its allocable share of the fees or expenses relating to servicing the assets of and administering the related REMIC under section 212 of the Code only to the extent that the amount of such fees and expenses, when combined with the Residual Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of that holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering; (ii) regularly traded on an established securities market; or
(iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. Further, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related series REMIC, are not deductible for purposes of the alternative minimum tax. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

        EMPLOYEE BENEFIT PLANS. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- SPECIaL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS
-- TAX-EXEMPT ENTITIES" AND "ERISA CONSIDERATIONS" IN THIS PROSPECTUS.

        REITS AND RICS. If a Residual Certificateholder is a REIT and the related series REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks; (ii) UBTI in the case of tax-exempt shareholders; and (iii) withholding tax in the case of foreign shareholders. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES --SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS -- FOREIGN RESIDUAL CERTIFICATEHOLDERS" IN THIS PROSPECTUS. Moreover, because Residual Certificateholders may recognize phantom income --- SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAXATION OF RESIDUAL CERTIFICATEHOLDERS" IN THIS PROSPECTUS --- a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

        A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the related series REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as Qualifying REIT Interest to the same extent. If 95% or more of a series REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including Residual Certificates) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. "Qualifying REIT Interest" means interest that is treated as "interest on obligations secured by mortgages on real property" for REIT qualification purposes. The REMIC provisions of the Code provide that payments of principal and interest on assets that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of each series REMIC will be real estate assets throughout such REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

        Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but probably will not be considered a "Government security" for purposes of section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because a series REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates issued by the same series REMIC.

        FOREIGN RESIDUAL CERTIFICATEHOLDERS. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such certificates to or from a foreign person. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAXATION OF CERTAin FOREIGN HOLDERS OF REMIC CERTIFICATES -- RESIDUAL CERTIFICATES" IN THIS PROSPECTUS.

        THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the series REMIC to which they relate would be so treated. However, if 95% or more of the assets of a given series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests (including Residual Certificates) would be treated as qualifying assets. In addition, the REMIC provisions of the Code provide that payments of principal and interest on assets included in a REMIC that are reinvested pending their distribution to the holders of the related REMIC certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of each series REMIC will be qualifying assets for thrift institutions throughout such REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

        Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAX TREATMENT OF RESIDUal CERTIFICATES -- DISPOSITION OF RESIDUAL CERTIFICATES" IN THIS PROSPECTUS.


               DISPOSITION OF RESIDUAL CERTIFICATES


        Upon the sale or exchange of a Residual Certificate, a Residual Certificateholder will recognize gain or loss equal to the difference between the amount realized and its adjusted basis in the Residual Certificate. It is possible that a disqualification of a series REMIC (other than an inadvertent disqualification for which relief may be provided in Treasury regulations) may be treated as a sale or exchange of a related Residual Certificate. If the

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

holder has held the Residual Certificate for the applicable long-term capital gain holding period, gain or loss on its disposition generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions described in section 582 of the Code, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- SPECIAL CONSIDERATIONS FOR CERTAin TYPES OF INVESTORS" IN THIS PROSPECTUS.

        A special version of the wash sale rules of the Code applies to dispositions of Residual Certificates. Under that rule, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such certificates acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economically comparable to a Residual Certificate. Treasury Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.


               LIQUIDATION OF THE REMIC


        A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a "qualified liquidation" if the REMIC (i) adopts a plan of complete liquidation; (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan; and
(iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its certificateholders within that 90-day period. An early termination of a REMIC caused by the redemption of all outstanding classes of certificates issued by such REMIC, and the distribution to the Residual Certificateholders of the excess, if any, of the fair market value of the REMIC's assets at the time of such redemption over the unpaid principal balance and accrued and unpaid interest of such REMIC certificates (and any administrative costs associated with such REMIC), will constitute a complete liquidation as described in the preceding sentence. Under the REMIC provisions of the Code, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.


               TREATMENT BY THE REMIC OF ORIGINAL ISSUE DISCOUNT,
               MARKET DISCOUNT, AND AMORTIZABLE PREMIUM


        ORIGINAL ISSUE DISCOUNT. Generally, a REMIC's deductions for original issue discount expense on its REMIC certificates will be determined in the same manner as for determining the original issue discount income on such certificates as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- Tax TREATMENT OF REGULAR CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS, without regard to the De MINIMIS rule described therein.

        MARKET DISCOUNT. In general, a REMIC will have market discount income with respect to its Qualified Mortgages if the basis of the REMIC in such assets is exceeded by their adjusted issue prices. A REMIC's aggregate initial basis in its Qualified Mortgages (and any other assets transferred to the REMIC on the startup day) equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's Qualified Mortgages based on their relative fair market values. Any market discount that accrues on a REMIC's Qualified Mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the Qualified Mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the Qualified Mortgages. The same prepayment assumptions used in pricing the certificates are used to compute the yield to maturity of a REMIC's Qualified Mortgages.

        PREMIUM. Generally, if the basis of a REMIC in its Qualified Mortgages exceeds the unpaid principal balances of those assets the REMIC will be considered to have acquired such assets at a premium equal to the amount of such excess. A REMIC that holds a Qualified Mortgage as a capital asset may elect under Code section 171 to amortize premium on such asset under a constant interest method, to the extent such asset was originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the

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

deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the obligors on the assets are expected to be individuals, section 171 of the Code will not be available for the amortization of premium on such assets to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such assets. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.


               REMIC-LEVEL TAXES


        Income from certain transactions by a REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of Qualified Mortgages other than pursuant to (a) the repurchase of a defective asset, (b) the substitution for a defective asset within two years of the closing date, (c) a substitution for any Qualified Mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a Qualified Mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable-rate asset the interest rate on which is convertible to a fixed rate of interest upon its conversion for an amount equal to the asset's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of assets or investments that a REMIC is permitted to hold; (iii) the receipt of compensation for services by a REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a Qualified Mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's Qualified Mortgages or (ii) made to facilitate a clean-up call. The REMIC provisions of the Code define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC provisions of the Code also provide that the modification of an asset generally will not be treated as a disposition of that asset if it is occasioned by a default or a reasonably foreseeable default, an assumption of the asset, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable rate asset.

        In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date; (ii) is made to facilitate a clean-up call (as defined in the preceding paragraph) or a qualified liquidation (as defined in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- LIQUIDATION OF THE REMIC" IN THIS PROSPECTUS); (iii) is a payment in the nature of a guarantee; (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund; or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each series REMIC will be designed to avoid the imposition of the 100% tax on contributions.

        To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. Although the relevant law is unclear, it is not anticipated that any series REMIC will receive significant amounts of such income.

        The organizational documents governing the Regular and Residual Certificates of a series REMIC will be designed to prevent the imposition of the foregoing taxes on such REMIC in any material amounts. If any of the foregoing taxes is imposed on a series REMIC, the Trustee will seek to place the burden thereof on the person


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

whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.


               REMIC QUALIFICATION


        The trust underlying a series, or one or more designated asset pools in the trust, will qualify under the Code as a REMIC if a REMIC election is in effect and certain tests concerning (i) the composition of the assets of the REMIC and (ii) the nature of the certificateholders' interests in the REMIC are met on a continuing basis.


               ASSET COMPOSITION


        In order for a trust, or one or more designated asset pools in the trust, to be eligible for REMIC status, substantially all of its assets must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter. Substantially all of a REMIC's assets will be deemed to consist of "Qualified Mortgages" and "permitted investments" if no more than a DE MINIMIS amount of its assets (I.E., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments.

        A "Qualified Mortgage" is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, and that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. Under the REMIC provisions of the Code, a Qualified Mortgage includes any obligation secured by manufactured housing that qualifies as a "single family residence" within the meaning of Code section 25(e)(10). Manufactured housing qualifies as a "single family residence" under Code Section 25(e)(10) if it: (i) is used as a single family residence; (ii) has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches; and (iii) is of a kind customarily used at a fixed location. A Qualified Mortgage also includes a "qualified replacement mortgage," which is any property that would have been treated as a Qualified Mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective asset within a two-year period beginning on the closing date or in exchange for any Qualified Mortgage within a three-month period beginning on that date.

        The mortgage loans of each series REMIC will be treated as Qualified Mortgages. In addition, Oakwood Acceptance will represent and warrant in the related pooling and servicing agreement or sales agreement, as the case may be, that each contract will be secured by a manufactured home that meets the definition of "single family residence" in section 25(e)(10) of the Code. Accordingly the contracts of each series REMIC will be treated as Qualified Mortgages.


        "Permitted Investments" include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to Qualified Mortgages for a temporary period (not to exceed thirteen months) before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets (other than REMIC residual interests) that are part of a qualified reserve fund maintained by the REMIC. A qualified reserve fund is any reasonably required reserve maintained by a REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests or residual interest in such REMIC in the event of (i) defaults or delinquencies on the Qualified Mortgages held by such REMIC; (ii) interest shortfalls on such Qualified Mortgages caused by prepayments of those assets; (iii) lower than expected returns on cash-flow investments; or (iv) unanticipated losses or expenses incurred by the REMIC. A qualified reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more Qualified Mortgages. To the extent that the amount in a qualified reserve fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately." Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a Qualified Mortgage. Foreclosure property may not be held for more than three taxable years

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

after the close of the taxable year of acquisition unless it is established to the satisfaction of the Secretary of the Treasury that an extension of such period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the date which is six years after the date such foreclosure property is acquired.

               INVESTORS' INTERESTS


        In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date (or within a specified 10-day period) and belong to either of the following: (i) one or more classes of regular interests; or (ii) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the Regular Certificates will constitute one or more classes of "regular interests" in that REMIC and the Residual Certificates will constitute the single class of "residual interests" in that REMIC.

        A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms; (ii) it is designated as a regular interest;
(iii) it entitles its holder to a specified principal amount; and (iv) if it pays interest, such interest either (a) constitutes a specified portion of the interest payable on one or more of the REMIC's Qualified Mortgages, and that portion does not vary during the period that the regular interest is outstanding (a "specified nonvarying portion"), (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC provisions of the Code, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC provisions of the Code, the following rates are permissible variable rates for REMIC regular interests:
(i) a qualified floating rate set at a current value as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- VARIABLE RATE CERTIFICATES" IN THIS PROSPECTUS, withouT regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate; (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates (E.G., a rate based on the average cost of funds of one or more financial institutions); or (iii) a rate equal to the weighted average of the interest rates on one or more of the Qualified Mortgages held by the REMIC provided, however, that the Qualified Mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC provisions of the Code, the presence of a ceiling or floor on the interest payable on a variable rate regular interest will not prevent such an interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC provisions of the Code also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's Qualified Mortgages.

        If the interest payable on a REMIC regular interest is disproportionately high relative to the specified principal amount of that interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC provisions of the Code, interest payments (or similar amounts) are considered disproportionately high if the issue price of a regular interest exceeds 125% of its specified principal amount. Under the REMIC provisions of the Code, however, interest payable at a disproportionately high rate will not cause a regular interest to be recharacterized as a residual interest if the interest payable on that regular interest consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages. None of the Regular Certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless the interest payable on those certificates consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages.

        The Code requires certain arrangements to be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests (including the Residual Certificates) by certain organizations that are not subject to federal income tax, are described in "FEDERAL INCOME TAX CONSEQUENCES --


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

REMIC CERTIFICATES -- TAX TREATMENT OF RESIDUAL CERTIFICATES -- OWNERSHIP OF RESIDUAL INTERESTS BY DISQUALIFIED ORGANIZATIONS" IN THIS PROSPECTUS. Each series REMIC will be structured to provide for such arrangements.


               CONSEQUENCES OF DISQUALIFICATION


        If a series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity- level tax would be imposed on the former REMIC. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool. SEE "FEDERAL INCOME TAX CONSEQUENCES --REMIC CERTIFICATES -- TAXABLE MORTGAGE POOLS" IN THis PROSPECTUS. If a series REMIC is treated as a Taxable Mortgage Pool, any residual income of the former REMIC (I.E., interest and discount income from the underlying assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC) would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the Regular Certificates could be treated as stock interests therein, rather than debt instruments. In the latter two cases, Residual Certificates would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.


               TAXABLE MORTGAGE POOLS


        Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a REIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages" (which term, for purposes of this paragraph, includes mortgage loans and contracts), (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. Oakwood Mortgage generally will structure offerings of non-REMIC certificates to avoid the application of the Taxable Mortgage Pool rules.

               TAXATION OF CERTAIN FOREIGN HOLDERS OF REMIC CERTIFICATES


        REGULAR CERTIFICATES


        Interest, including original issue discount, paid on a Regular Certificate to a Foreign Person generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that such interest is not effectively connected with a trade or business in the United States of the certificateholder, and the Trustee, or other person who would otherwise be required to withhold tax, is provided with a Foreign Person Certification. "Foreign Person" means an alien individual that is not a United States resident for federal income tax purposes, a foreign corporation, foreign partnership, certain foreign estates or trusts or holders holding on behalf of any of the foregoing. "Foreign Person Certification" means a written certification signed under penalty of perjury provided by the beneficial owner of a certificate that the person is, INTER ALIA, a Foreign Person. If the holder of a Regular Certificate does not provide the Trustee (or other person who would otherwise be required to withhold tax) with a Foreign Person Certification, interest (including original issue discount) paid on such a certificate may be subject to either a 30% withholding tax or 31%


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

backup withholding. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF CERTAIN FOREIGN HOLDERS OF REMIC CERTIFICATES -- BACKUP WITHHOLDING" IN THIS PROSPECTUS.


               RESIDUAL CERTIFICATES


        Amounts paid to Residual Certificateholders who are Foreign Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by Residual Certificateholders who are Foreign Persons generally would qualify as "portfolio interest" exempt from the 30% withholding tax (as described in the preceding paragraph) only to the extent that (i) the assets held by the related series REMIC were issued in registered form and (ii) such assets were originated after July 18, 1984. Because the assets held by a series REMIC will not be issued in registered form, amounts received by Residual Certificateholders who are Foreign Persons will not be exempt from the 30% withholding tax. Such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (I.E., where the Residual Certificates, as a class, do not have significant value). Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

        Under the REMIC provisions of the Code, the transfer of a Residual Certificate that has tax avoidance potential to a Foreign Person will be disregarded for all federal income tax purposes. A Residual Certificate is deemed to have "tax avoidance potential" under those regulations unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual. A transferor of a Residual Certificate to a Foreign Person will be presumed to have had a reasonable expectation at the time of the transfer that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual, if such distributions would be made under all asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAX TREATMENT OF REGULAR CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS. If a Foreign Person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, that transfer also will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the Foreign Person still owned the Residual Certificate. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective January 1, 2000, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax generally will be required to obtain a taxpayer identification number from the Service in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to those new withholding rules.


               BACKUP WITHHOLDING


        Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number to the Trustee; (ii) furnishes the Trustee an incorrect taxpayer identification number; (iii) fails to report properly interest and dividends; or (iv) under certain circumstances, fails to provide the Trustee or the certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the taxpayer identification number provided to the Trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding applies, under certain circumstances, to a certificateholder who is a foreign


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

person if the certificateholder fails to provide the Trustee or the certificateholder's securities broker with a Foreign Person Certification, as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAXATION of CERTAIN FOREIGN HOLDERS OF REMIC CERTIFICATES -- REGULAR CERTIFICATES" IN THIS PROSPECTUS. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of Regular Certificates or REMIC Residual Certificates. The backup withholding rate for reportable payments made on or after January 1, 1993 is 31%. Backup withholding, however, does not apply to payments on certificates made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.


               REPORTING AND TAX ADMINISTRATION

        REGULAR CERTIFICATES


        Reports will be made at least annually to holders of record of Regular Certificates (other than those with respect to whom reporting is not required) and to the Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates; (ii) original issue discount, if any, accrued on the certificates; and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.


               RESIDUAL CERTIFICATES


        For purposes of federal income tax reporting and administration, a series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee based upon information it receives from the Servicer in its monthly reports delivered pursuant to the pooling and servicing agreement. The REMIC provisions of the Code require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such certificateholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a series REMIC's taxable year will be the calendar year.


        Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.


        The Treasury has issued temporary and final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's tax matters person (the "TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. It is expected that the Servicer or an Affiliate thereof will acquire a portion of the residual interest in each series REMIC in order to permit it to be designated as TMP for the REMIC and will prepare and file the REMIC's federal and state income tax and information returns.

        Treasury regulations provide that a Residual Certificateholder is not required to treat items on its return consistently with their treatment on the REMIC's return if the certificateholder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each Residual Certificateholder is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information


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

received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A series REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the related series REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

               NON-REMIC CERTIFICATES

        TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES

        In the case of series with respect to which a REMIC election is not made, the trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Thus, the owner of a non-REMIC certificate issued by such a trust generally will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the certificate in question) to be received on the assets assigned to a trust for federal income tax purposes.

               TREATMENT OF THE NON-REMIC CERTIFICATES FOR FEDERAL INCOME TAX PURPOSES GENERALLY

        The types of non-REMIC certificates offered in a series may include: (i) Strip Certificates (I.E., IO Certificates, PO Certificates, and Ratio Certificates) and (ii) Participation Certificates. "Participation Certificates" means a non-REMIC certificate evidencing ownership of equal percentages of the principal and interest payments on the assets assigned to the trust. "PO Certificates" means a non-REMIC certificate evidencing ownership of a percentage of the principal payments on some or all of the assets assigned to the trust. The federal income tax treatment of Strip Certificates will be determined in part by section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of Strip Certificates, and potential investors should consult their own tax advisors concerning such treatment.

        Several Code sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code sections, Participation Certificates will be characterized with reference to the assets in the related trust, but it is not clear whether Strip Certificates will be so characterized. The Service could take the position that the character of the assets is not attributable to Strip Certificates for purposes of those Code sections. However, because Strip Certificates represent sole ownership rights in the principal and interest payments on the assets, Strip Certificates, like Participation Certificates, should be characterized with reference to the assets in the trust. Accordingly, all non-REMIC certificates should be treated as qualifying assets for thrift institutions, and as real estate assets for REITs in the same proportion that the assets in the trust would be so treated. Similarly, the interest income attributable to non-REMIC certificates should be considered Qualifying REIT Interest for REIT purposes to the extent that the assets in the trust qualify as real estate assets for REIT purposes.

        One or more classes of non-REMIC certificates may be subordinated to one or more other classes of non-REMIC certificates of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated non-REMIC certificates or the senior non-REMIC certificates. However, to the extent indicated in "DESCRIPTION OF THE CERTIFICATES
-- ALLOCATION Of DISTRIBUTIONS FROM THE ASSETS" IN THIS PROSPECTUS and to the extent provided in the relevant prospectus supplement, holders of such subordinated certificates will be allocated losses prior to their allocation to the holders of more senior classes of certificates. Holders of such subordinated certificates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated certificates. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.


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

               TREATMENT OF PARTICIPATION CERTIFICATES


        The holder of a Participation Certificate issued by a trust generally will be treated as owning a pro rata undivided interest in each of the assets held by such trust. Accordingly, each holder of a Participation Certificate will be required to include in income its pro rata share of the entire income from the Trust's assets, including interest and discount income, if any. Such certificateholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust's assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Participation Certificate directly or through a pass-through entity will be entitled to deduct such fees and expenses under section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 1991, adjusted each year thereafter for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Each Participation Certificateholder generally will determine its net income or loss with respect to the trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the certificateholder otherwise would use the cash receipts and disbursements method.

        The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to non-REMIC certificates generally are the same as those that apply to REMIC Regular Certificates. SEE THE DISCUSSIONS UNDER "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT," " -- VARIABLE RATE CERTIFICATES," " -- MARKET DISCOUNT," AND "
-- AMORTIZABLE PREMIUM" IN THIS PROSPECTUS.

        For instruments to which it applies, Code section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. Unlike in the case of Regular Certificates, Code section 1272(a)(6) technically does not apply to non-REMIC certificates. Although the Treasury has authority to apply that section to certificates such as the non-REMIC certificates, it has not yet done so. Nonetheless, unless and until the release of administrative guidance to the contrary, the Tax Administrator will account for the non-REMIC certificates as though section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a class of non-REMIC certificates in the same manner as it would account for a class of Regular Certificates with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administrator's position.

        The original issue discount rules generally apply to residential mortgage loans originated after March 2, 1984, and the market discount rules apply to any such loans originated after July 18, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. It is anticipated that most or all of the assets securing any series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans and contracts nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the obligors if the discount attributable to such payments exceeds the DE MINIMIS amount. If the trust contains assets purchased for prices below their outstanding principal amounts, holders of Participation Certificates will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if such assets were purchased for less than their adjusted issue prices, Participation Certificateholders generally will be required to take into account market discount, unless the amount of such market discount is DE MINIMIS under the market discount rules. Finally, Participation Certificateholders generally may elect to amortize any premium paid for assets over the aggregate adjusted issue price of such assets. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAX TREATMENT OF REGULAR CERTIFICATES" IN THIS PROSPECTUS.


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

               TREATMENT OF STRIP CERTIFICATES


        Many aspects of the federal income tax treatment of Strip Certificates are uncertain. The discussion describes the treatment that Oakwood Mortgage believes is fair and accurate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of Strip Certificates.

        Under section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any undetached interest payments associated with that principal. The issuance of IO or PO Certificates effects a separation of the ownership of the interest and principal payments on some or all of the assets in the trust. In addition, the issuance of Ratio Certificates effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Therefore, Strip Certificates will be subject to section 1286.

        For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. The regulations issued by the Treasury under section 1286 of the Code (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be DE MINIMIS under rules generally applicable to debt instruments. For purposes of that determination, (i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased; (ii) an aggregation approach similar to the Aggregation Rule (as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THis PROSPECTUS) may be applied; and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. SEE "FEDERAL INCOME TAX CONSEQUENCES --NON-REMIC CERTIFICATES -- TREATMENT OF STRIP CERTIFICATES -- DETERMINATION OF INCOME WITH RESPECT TO STRIP CERTIFICATES" IN THIS PROSPECTUS.

        The application of section 1286 to the Strip Certificates is not entirely clear under current law. It could be interpreted as causing: (i) in the case of an IO Certificate, each interest payment due on the underlying assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Certificate entitled to a disproportionately high share of principal, each excess principal amount (I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Certificateholder would have been entitled if he had held an undivided interest in the underlying assets) to be treated as a separate debt instrument; and (iii) in the case of a Ratio Certificate entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition, section 1286 would require the purchase price of a Strip Certificate to be allocated among each of the rights to payment on the underlying assets to which the certificateholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder as a single debt instrument under an aggregation approach, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Certificates are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Certificates, it anticipates that the Strip Certificates would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the certificate's purchase price to each separate payment on the assets in the trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Certificate is entitled should be treated as a single installment obligation. Although the OID Regulations do not


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

refer directly to debt instruments that are governed by section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator will treat each Strip Certificate as a single debt instrument for income tax accounting purposes.


               DETERMINATION OF INCOME WITH RESPECT TO STRIP CERTIFICATES


        For purposes of determining the amount of income on a Strip Certificate that accrues in any period, the rules described under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT," " -- VARIABLE RATE CERTIFICATES," " -- ANTI-ABUSE RULE," " -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES," " -- MARKET DISCOUNT," AND " -- AMORTIZABLE PREMIUM" will apply. PO Certificates and certain classes of Ratio Certificates will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Certificate that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a Regular Certificate is subject to the same tax accounting considerations applicable to the Regular Certificate to which it corresponds. Thus, as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES," certain aspects of the tax accounting treatment of such a Strip Certificate are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Certificate in the manner described for the corresponding Regular Certificate. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES --INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES."

        If a PO Certificate or a Ratio Certificate that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Certificate") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holder of such a certificate generally will be required to include such original issue discount in income as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS. PO Certificates and Ordinary Ratio Certificates issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related certificate, either (i) the amount of original issue discount on the certificate is considered to be DE MINIMIS under the Stripping Regulations or (ii) the annual stated rate of interest payable on the certificate is no more than 1% lower than the annual stated rate of interest payable on the asset from which the certificate was stripped. The holders of such certificates generally would be required to include market discount in income in the manner described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- MARKET DISCOUNT" IN THIS PROSPECTUs. Some classes of Ordinary Ratio Certificates may be issued at a price that exceeds their stated principal amount. Subject to the discussion of Superpremium Certificates in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT" IN THIS PROSPECTUS, holders of such Ordinary Ratio Certificates generally should be able to amortize that premium as described in "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- AMORTIZABLE PREMIUM" IN THIS PROSPECTUS.

        "IO Certificates" means a non-REMIC certificate evidencing ownership of a percentage of the interest payments, net of certain fees, on the assets assigned to a related trust. IO Certificates do not represent a right to stated principal amounts. Rather, IO Certificates represent rights only to payments of interest which, as a result of prepayments on the assets in the related trust, may never be made. The Tax Administrator will account for IO Certificates in the same manner as for Interest Weighted Certificates. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- ORIGINAL ISSUE DISCOUNT," " -- sVARIABLE RATE CERTIFICATES," AND " -- INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" IN THIS PROSPECTUS.


               PURCHASES OF COMPLEMENTARY CLASSES OF STRIP CERTIFICATES


        Complementary Strip Certificates, when held in combination, provide an aggregate economic effect equivalent to that of a Participation Certificate. "Complementary Strip Certificates" means different classes of Strip Certificates of the same series that, when held in combination, provide an aggregate economic effect equivalent to that of a Participation Certificate. When an investor purchases Complementary Strip Certificates, it appears that, for federal income tax purposes, each such certificate should be treated separately and should be subject to the rules described above. The Service could assert, however, that Complementary Strip Certificates held

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

in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Strip Certificates should consult their own tax advisors as to the proper treatment of such certificates.


               POSSIBLE ALTERNATIVE CHARACTERIZATIONS


        The Service could assert that the Strip Certificates should be characterized for tax purposes in a manner different from that described above. For example, the Service could contend that each Ratio Certificate whose interest rate is higher than the related series Rate is to be treated as being composed of two certificates: (i) a Participation Certificate of the same principal amount as the Ratio Certificate but generating interest at the series Rate; and (ii) an IO Certificate representing the excess of the rate on the Ratio Certificate over the series Rate. Similarly, a Ratio Certificate whose interest rate is lower than the series Rate could be treated as composed of a Participation Certificate with an interest rate equal to the series Rate and a PO Certificate. Alternatively, the Service could interpret section 1286 to require that each individual interest payment with respect to an IO Certificate or a Ratio Certificate be treated as a separate debt instrument for original issue discount purposes. The Service also might challenge the manner in which original issue discount is calculated, contending that (i) the stated maturity should be used to calculate yield on a non-REMIC certificate; (ii) the Contingent Payment Regulations should not apply to IO Certificates; or (iii) the Contingent Payment Regulations should apply to the Ordinary Ratio Certificates. Given the variety of alternative treatments of Strip Certificates and the different federal income tax consequences that could result from each alternative, a potential investor is urged to consult its own tax advisor regarding the proper treatment of such certificates for federal income tax purposes.


               LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP CERTIFICATES


        The holder of a Strip Certificate will be treated as owning an interest in each of the assets of the related trust and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Certificate directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such certificate as are applicable to holders of Participation Certificates. SEE "FEDERAL INCOME TAX CONSEQUENCES --NON-REMIC CERTIFICATES --TREATMENT OF PARTICIPATION CERTIFICATES" IN THIS PROSPECTUS.

               SALE OF A NON-REMIC CERTIFICATE

        A sale of a non-REMIC certificate prior to its maturity will result in gain or loss equal to the difference between the amount received and the holder's adjusted basis in such certificate. The rules for computing the adjusted basis of a Non-REMIC certificate are the same as in the case of a Regular Certificate. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- TAX TREATMENT OF REGULar CERTIFICATES -- GAIN OR LOSS ON DISPOSITION" IN THIS PROSPECTUS. Gain or loss from the sale or other disposition of a non-REMIC certificate generally will be capital gain or loss to the certificateholder if the certificate is held as a "capital asset" within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the certificate has been held for the applicable long-term capital gain holding period. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the certificateholder is a financial institution described in section 582 of the Code. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- GAIN or LOSS ON DISPOSITION" IN THIS PROSPECTUS.

               TAXATION OF CERTAIN FOREIGN HOLDERS OF NON-REMIC CERTIFICATES

        Interest, including original issue discount, paid on a non-REMIC certificate to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If the holder of a non-REMIC certificate does not provide the Trustee (or other person who would otherwise be required to withhold tax) with a Foreign Person Certification, interest (including


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

original issue discount) paid on such a certificate may be subject to either a 30% withholding tax or 31% backup withholding.

        In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of non-REMIC certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate (or lower treaty rate, if applicable). IO Certificates and PO Certificates generally are treated, and Ratio Certificates generally should be treated, as having been issued when they are sold to an investor. In the case of Participation Certificates, however, the issuance date of the certificate is determined by the issuance date of the underlying assets. Thus, to the extent that the interest received by a holder of a Participation Certificate is attributable to assets issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Certificate is characterized as a pass-through type certificate and the underlying assets were issued on or before July 18, 1984, interest generated by the certificate may be subject to the withholding tax. "Ratio Certificate" means a non-REMIC certificate evidencing ownership of a percentage of the interest payments and a different percentage of the principal payments on the assets. SEE "FEDERAL INCOME TAX CONSEQUENCES -- NON-REMIC CERTIFICATES --TREATMENT OF STRIP CERTIFICATES -- POSSIBLE ALTERNATIVE CHARACTERIZATIONS" IN THIS PROSPECTUS. Although recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that such legislation will apply to deny portfolio interest treatment to certificateholders who are Foreign Persons. However, because the scope of the new legislation is not entirely clear, investors who are Foreign Persons should consult their tax advisors regarding the potential application of the legislation before purchasing a certificate.


               BACKUP WITHHOLDING


        The application of backup withholding to non-REMIC certificates generally is the same as in the case of REMIC certificates. SEE "FEDERAL INCOME TAX CONSEQUENCES -- REMIC CERTIFICATES -- BACKUP WITHHOLDING" IN THIS PROSPECTUS.


               REPORTING AND TAX ADMINISTRATION


        For purposes of reporting and tax administration, the holders of non-REMIC certificates will be treated in the same fashion as the holders of Regular Certificates. SEE "FEDERAL INCOME TAX CONSEQUENCES --REMIC CERTIFICATES -- REPORTING AND TAX ADMINISTRATION" IN THIS PROSPECTUS.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO YOU AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE SUGGEST THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                            STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described under "FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

        In considering an investment in a certificate of the assets of any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which these plans, accounts, annuities or arrangements are invested, that are described in or subject to the DOL regulations set forth in 29 C.F.R. 2510.3-101, as amended from time to time (the "Plan Asset

Regulations"), ERISA, or corresponding provisions of the Code (a "Plan"), a fiduciary should consider, among other things,

o       the purposes, requirements, and liquidity needs of the Plan;


o the impact of the plan asset provisions of ERISA and DOL regulations concerning the definition of plan assets;


o       whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; and

o whether the investment is prudent, considering the nature of an investment in a certificate and the fact that no market in which the fiduciary can sell or otherwise dispose of certificates may be created or, if created, will continue to exist for the life of the certificates.

The prudence of a particular investment must be determined by the responsible fiduciary --- usually the trustee or investment manager --- with respect to each Plan taking into account all of the facts and circumstances of the investment.


        Sections 406 and 407 of ERISA and section 4975 of the Code prohibit certain transactions that involve


o a Plan and any "party in interest" or "disqualified person" with respect to the Plan, and


o       plan assets.


The Plan Asset Regulations issued by the DOL define "plan assets" to include not only securities, like the certificates, held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in those Regulations are satisfied. Thus, under the Plan Asset Regulations, a Plan that acquires a certificate could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in the related trust. Such treatment could cause certain transactions with respect to the assets to be deemed "prohibited transactions" under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.


        The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of section 4975 of the Code. Those exemptions include, but are not limited to:


o Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), regarding investments by insurance company general accounts;

o Prohibited Transaction Class Exemption 91-38 ("PTCE 91-38"), regarding investments by bank collective investment funds;

o Prohibited Transaction Class Exemption 90-1 ("PTCE 90-1"), regarding investments by insurance company pooled separate accounts;

o Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), regarding acquisitions by Plans of interests in mortgage pools; and


o       various underwriter exemptions.


Before purchasing any certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of certificates should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated certificates. In addition, PTCE 83-1 will not apply to certificates evidencing interests in a trust estate that contains contracts. Moreover, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

        The Plan Asset Regulations will not apply to a certificate if

o the certificate is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of certificates that is held by more than 100 unrelated investors (the "Publicly Offered Exception") or

o immediately after the most recent acquisition of a certificate of the same series, benefit plan investors do not own 25% or more of the value of any class of certificates in that series (the "Insignificant Participation Exception").

A purchaser of certificates should be aware, however, that determining whether the Insignificant Participation Exception applies is administratively impracticable in many situations. Prior to purchasing a certificate, a Plan should consult with its counsel to determine whether the Publicly Offered Exception, the Insignificant Participation Exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the certificate.

        Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities, like the certificates, are deemed to be plan assets of a Plan investing in the securities, the "holding in trust" requirement of section 403 of ERISA will be satisfied if the securities are held in trust on behalf of the Plan.

        Because the purchase or holding of certificates may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code,

o certain classes of certificates will not be offered for sale to, and are not transferable to, any Plan Investor and

o certain classes of certificates will not be offered for sale to, and are not transferable to, any Plan Investor unless the Plan Investor provides Oakwood Mortgage with a Benefit Plan Opinion.

A "Plan Investor" is any Plan, any person acting on behalf of a Plan, or any person using the assets of a Plan. A "Benefit Plan Opinion" is an opinion of counsel satisfactory to Oakwood Mortgage and the Servicer, and upon which Oakwood Mortgage, the Servicer, the Trustee, the TMP, and their respective counsel are authorized to rely, generally to the effect that the proposed transfer of a Certificate will not cause any of the assets in the related trust to be regarded as "plan assets" for purposes of the Plan Asset Regulations; give rise to any fiduciary duty under ERISA on the part of Oakwood Mortgage, the Trustee, the Servicer, or the TMP; or be treated as, or result in, a prohibited transaction under section 406 or section 407 of ERISA or section 4975 of the Code. The prospectus supplement for an affected series will indicate which classes of certificates are restricted in their availability to benefit plan investors.

        In considering the possible application of the Plan Asset Regulations, potential Plan Investors should be aware that, with respect to certain series and under certain circumstances, the Servicer and the holders of a majority in interest of the related Residual Certificates may have a right to redeem the certificates of the series, at its option. In these cases, the Servicer's purpose for the retention of this redemption right is to enable the Servicer to terminate its administration obligations with respect to the certificates in the event these obligations become unprofitable. The Servicer undertakes no obligation to consider the interests of certificateholders in deciding whether to exercise any redemption right.

        As described in "FEDERAL INCOME TAX CONSEQUENCES", an investment in a certificate may produce UBTI for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither Oakwood Mortgage, Oakwood Acceptance, the Servicer nor the underwriters currently intend to provide valuations to certificateholders.

        Prospective purchasers of certificates that are insurance companies should be aware that the United States Supreme Court interpreted the fiduciary responsibility rules of ERISA in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS BANK AND TRUST. In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers of certificates that are insurance companies should consult with their counsel with respect to the application of the JOHN HANCOCK case and PTCE 95-60 to their purchase of certificates, and should be aware that certain restrictions may apply to their purchase of certificates.

        Due to the complexity of the rules applicable to Plans and Plan fiduciaries, and the considerable uncertainty that exists with respect to many aspects of those rules, Plan Investors contemplating the acquisition of certificates should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the certificates.

                              AVAILABLE INFORMATION

        Oakwood Mortgage observes the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports and other information with the SEC. Reports and other information filed by Oakwood Mortgage with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can be obtained from the Public Reference Section of the SEC at its principal office in Washington, D.C., at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Oakwood Mortgage, that file electronically with the SEC at http://www.sec.gov.

        This prospectus does not contain all the information set forth in the Registration Statement and exhibits relating thereto which Oakwood Mortgage has filed with the SEC in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the pooling and servicing agreement for a series will be filed by Oakwood Mortgage with the SEC, without exhibits, on a Current Report on Form 8-K within 15 days after the applicable closing date.

        Each trust will fill periodic reports with the SEC in compliance with the requirements of the Exchange Act.

        Oakwood Mortgage and the Servicer are not obligated with respect to the certificates. Accordingly, Oakwood Mortgage has determined that financial statements of Oakwood Mortgage and the Servicer are not material to the offering made hereby.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Oakwood Homes has filed the following documents with the SEC for each class of certificates that is supported by a guarantee of Oakwood Homes pursuant to the Exchange Act. These documents are incorporated in this prospectus by reference and are made a part of this prospectus and any prospectus supplement:

     o the Oakwood Homes Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999, and

     o the Oakwood Homes Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

        All documents filed by Oakwood Mortgage or Oakwood Homes pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the certificates shall be deemed, in the case of Oakwood Mortgage, to be incorporated by reference into this prospectus and, in the case of Oakwood Homes, to be incorporated by reference into this prospectus and the prospectus supplement relating to a class of certificates that is supported by a guarantee of Oakwood Homes, from the dates of filing of these documents. Any statement contained in this prospectus or in a document all or any portion of which is incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference in this prospectus or in the prospectus supplement modifies or supersedes that statement. Any modified or superseded statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus and the related prospectus supplement.

        We will provide you without charge, on your request, a copy of any of the documents incorporated in this prospectus by reference, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference. Requests should be directed to Oakwood Mortgage Investors, Inc., in writing at 7800 McCloud Road, Greensboro, North Carolina, 27425-7081 (Telephone (336) 664-2400), Attn: Secretary.

                              PLAN OF DISTRIBUTION

        Oakwood Mortgage may sell the certificates offered hereby either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of the series of certificates and each class within the series, including the name or names of the underwriter(s), the proceeds to and their intended use by Oakwood Mortgage, and either the initial public offering price, the discounts and commissions to the underwriter(s) and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the related underwriter(s) will sell the certificates will be determined.

        The certificates of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the certificates of a series offered pursuant to the related prospectus supplement, if any are purchased. If certificates of a series are offered otherwise than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between Oakwood Mortgage and purchasers of certificates of the series.

        The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be described in the prospectus supplement.

                         LEGAL INVESTMENT CONSIDERATIONS

        The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates of the series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). If so, certificates designated as qualifying as "mortgage related securities" will continue to qualify for as long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of certificates that qualify as "mortgage related securities" under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these entities. Some states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of these entities with respect to "mortgage related securities," in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which this legislation is applicable, the certificates will constitute legal investments for entities subject to this legislation only to the extent provided in the legislation.


        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in "mortgage- related securities"; and national banks may purchase "mortgage-related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject, in each case, to such regulations as the applicable federal regulatory authority may prescribe.


        The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. We suggest that investors consult their own legal advisors in determining whether and to what extent any particular certificates constitute legal investments for them.

        Certificates that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA's provisions pre-empting state "blue sky" laws. In addition, these certificates may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA. The appropriate characterization under various legal investment restrictions of the classes of certificates that do not qualify as "mortgage related securities" under SMMEA and thus the ability of investors subject to these restrictions to purchase these classes of certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the classes of certificates that do not qualify as "mortgage related securities" will constitute legal investments for them.

                                     EXPERTS

        The consolidated financial statements of Oakwood Homes Corporation and its subsidiaries (collectively, "Oakwood Homes Corporation") as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, incorporated in this prospectus by reference to Oakwood Homes Corporation's Annual Report on Form 10-K for the year ended September 30, 1998, have been so incorporated in reliance on the report of Pricewaterhouse Coopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

        Legal matters relating to the certificates and material federal income tax consequences concerning the certificates will be passed upon for Oakwood Mortgage by Hunton & Williams, Richmond, Virginia.

                                 INDEX OF TERMS

 "1986 ACT" ..................................................................53

 "ACCRETION CLASS".............................................................6

 "ADJUSTABLE RATE ASSET" .....................................................14

"ADVANCE" ....................................................................11

"AFFILIATE"...................................................................68

"AGGREGATION RULE"............................................................53

 "ALL OID ELECTION" ..........................................................54

 "BALLOON PAYMENT LOAN" ......................................................15

"BANKRUPTCY CODE".............................................................42

"BENEFICIAL OWNER" ............................................................7

"BENEFIT PLAN OPINION"........................................................85

"BI-WEEKLY LOAN" .............................................................15

"BUY-DOWN LOAN" ..............................................................14

"CAP".........................................................................58

"CAPITAL APPRECIATION CLASS"...................................................6

"CERCLA"......................................................................48

"CERTIFICATE ACCOUNT"..........................................................5

"CERTIFICATE REGISTER".........................................................7

 "CODE" ......................................................................47

"COLLECTION PERIOD" ..........................................................10

"COMPANION CLASS"..............................................................6

 "COMPENSATING INTEREST"......................................................34

"COMPLEMENTARY STRIP CERTIFICATES"............................................81

"COMPOUND INTEREST CLASS"......................................................6

"CONTINGENT PAYMENT OBLIGATION"...............................................59

"CONTINGENT PAYMENT REGULATIONS"..............................................59

 "CONVERTIBLE LOAN" ..........................................................15

 "CURRENT RECOGNITION ELECTION" ..............................................60

"CUSTODIAN" ..................................................................28

"CUT-OFF DATE".................................................................5

 "DEEMED PRINCIPAL PAYMENTS" .................................................53

 "DEPOSITORY PARTICIPANTS" ....................................................7

"DISQUALIFIED ORGANIZATION" ..................................................67

"DISTRIBUTION ACCOUNT" ........................................................5

"DISTRIBUTION DATE"...........................................................18

"DISTRIBUTION PERIOD".........................................................56

 "EARLY PAYMENT"..............................................................33

 "ELIGIBLE ACCOUNT" ..........................................................32

 "ESCROW ACCOUNT".............................................................31

"EVENT OF DEFAULT" ...........................................................37

"EXCESS PREMIUM"..............................................................57

 "FINAL SCHEDULED DISTRIBUTION DATE" .........................................10

"FINANCIAL INTERMEDIARY" ......................................................7

"FIRST DISTRIBUTION PERIOD" ..................................................56

"FLOOR" ......................................................................58

 "FOREIGN PERSON" ............................................................75

"FOREIGN PERSON CERTIFICATION" ...............................................75

 "GOVERNOR" ..................................................................58

 "GROSS MARGIN"...............................................................18

"INCREASING PAYMENT LOAN".....................................................14

 "INTEREST REDUCTION LOAN"....................................................14

"INTEREST WEIGHTED CERTIFICATE"...............................................55

"INVERSE FLOATER CERTIFICATE".................................................59

"IO CERTIFICATE" .............................................................81

"LAND SECURED CONTRACT".......................................................23

"LEVEL PAYMENT LOAN"..........................................................14

"MONTHLY PAYMENT".............................................................10

 "MULTIPLE RATE VRDI CERTIFICATE" ............................................58

 "NON-RECOVERABLE ADVANCE"....................................................33

 "NON-VRDI CERTIFICATE" ......................................................55

"NOTIONAL PRINCIPAL AMOUNT"....................................................6

"NOWA CERTIFICATE" ...........................................................55

 "OID REGULATIONS" ...........................................................53

 "ORDINARY RATIO CERTIFICATE" ................................................80

"PAC CLASS" ...................................................................6

"PARITY PRICE" ...............................................................12

"PARTICIPANTS".................................................................7

"PARTICIPATION CERTIFICATE" ..................................................77

"PASS-THROUGH RATE" ...........................................................9

"PERIODIC RATE CAP" ..........................................................18

 "PLAN" ......................................................................83

"PLAN ASSET REGULATIONS" .....................................................83

"PLAN INVESTOR"...............................................................85

"PO CERTIFICATE"..............................................................77

 "PRE-FUNDED AMOUNT" .........................................................18

"PRE-FUNDING ACCOUNT" ........................................................18

"PRE-FUNDING PERIOD" .........................................................18

"PRE-ISSUANCE ACCRUED INTEREST" ..............................................56

"PRE-ISSUANCE ACCRUED INTEREST RULE"..........................................56

"PREPAYMENT MODEL"............................................................16

"PREPAYMENT PERIOD" ...........................................................9

"PRICING PREPAYMENT ASSUMPTIONS"..............................................53

"PRINCIPAL-ONLY CLASS" ........................................................6

"QUALIFIED BANK"..............................................................36

"QUALIFIED MORTGAGE" .........................................................72

"QUALIFIED STATED INTEREST" ..................................................53

"QUALIFYING REIT INTEREST" ...................................................69

"RATE BUBBLE CERTIFICATE" ....................................................57

"RATING AGENCY" .........................................................../...5

"RATIO CERTIFICATE"...........................................................82

"RCRA" .......................................................................49

 "REALIZED LOSS" ..............................................................9

"REAL PROPERTY" ..............................................................13

"REGULAR CERTIFICATE" ........................................................50

 "REMIC" ......................................................................6

 "REMITTANCE REPORT"..........................................................37

"REO PROPERTY" ...............................................................11

"REPO PROPERTY"...............................................................11

"REPURCHASE PRICE" ...........................................................17

 "RESIDUAL CERTIFICATE" .......................................................6

"RIC".........................................................................51

"SCHEDULED PRINCIPAL BALANCE" ................................................10

"SERVICE" ....................................................................51

"SERVICING ADVANCE" ..........................................................31

"SERVICING FEE" ..............................................................32

"SINGLE RATE VRDI CERTIFICATE"................................................58

"SMMEA" ......................................................................87

"SOLDIERS' AND SAILORS' CIVIL RELIEF ACT"......................................9

"SOLDIERS' AND SAILORS' SHORTFALL" ............................................9

 "STRIP CLASS" ................................................................6

"STRIPPING REGULATIONS" ......................................................79

 "SUPERPREMIUM CERTIFICATE" ..................................................57

"TAXABLE MORTGAGE POOL" ......................................................74

"TAX ADMINISTRATOR" ..........................................................52

"TEASER CERTIFICATE" .........................................................54

"TITLE STATE" ................................................................40

"TITLE V".....................................................................44

"TMP" ........................................................................77

 "TRUSTEE" ....................................................................5

 "UBTI" ......................................................................64

 "UCC STATE" .................................................................40

"VARIABLE RATE CERTIFICATE"...................................................55

 "VRDI" ......................................................................57

"WAM" ........................................................................53

"WEIGHTED AVERAGE CERTIFICATE"................................................55

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Mortgage Pass-Through Certificates being registered under this Registration Statement, other than underwriting discounts and commission:

          SEC Registration.............................................$278
          Printing and Engraving........................................(*)
          Legal Fees and Expenses.......................................(*)
          Accounting Fees and Expenses..................................(*)
          Trustee Fees and Expenses.....................................(*)
          Rating Agency Fees............................................(*)
          Miscellaneous ................................................(*)

                  TOTAL................................................$(*)
(*)To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 8 of the North Carolina Business Corporation Act provides in substance that North Carolina corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with pending or threatened actions, suits or proceedings (whether civil, criminal, administrative, or investigative and whether formal or informal) against liability and expenses incurred in any proceeding arising out of such directors', officers', employees' or agents' status as such or their activities in any one of the foregoing capacities. The North Carolina Business Corporation Act also provides that North Carolina corporations may purchase insurance on behalf of any such director, officer, employee or agent. Article VI of the Registrant's Articles of Incorporation incorporates the indemnification provisions of Article 8 of the North Carolina Business Corporation Act to the fullest extent provided for therein.

    Oakwood Homes Corporation carries an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant, may incur in their capacities as such.

    Under certain sales agreements entered into by the Registrant (as purchaser) with Oakwood Acceptance Corporation ("OAC") as seller of collateral, OAC is obligated to indemnify the Registrant against certain expenses and liabilities.

    Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


ITEM 16.  EXHIBITS.

1.1 Underwriting Agreement Standard Provisions, dated September 1994, together with Form of Underwriting Agreement(2)
1.2 Terms Agreement, dated November 16, 1994, among the Registrant, Oakwood Acceptance Corporation, and CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Underwriters, relating to the Registrant's Series 1994-A Pass-Through Certificates(5)

1.3 Terms Agreement, dated June 16, 1995, among the Registrant, Oakwood Acceptance Corporation, nd CS First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation, as Underwriters, relating to the Registrant's Series 1995-A Pass-Through Certificates(6)
1.4        Underwriting Agreement Standard Provisions (June 1995)(6)
1.5 Terms Agreement, dated October 18, 1995, among the Registrant, Oakwood Acceptance Corporation, and CS First Boston Corporation and First Union Capital Markets Corp., as Underwriters, relating to the Registrant's Series 1995-B Pass-Through Certificates(7)
1.6 Terms Agreement, dated February 16, 1996, among the Registrant, Oakwood Acceptance Corporation, and CS First Boston Corporation, First Union Capital Markets Corp. and NationsBanc Capital Markets, Inc. as Underwriters, relating to the Registrant's Series 1996-A Pass-Through Certificates(10)
1.7 Terms Agreement, dated July 18, 1996, among the Registrant, Oakwood Acceptance Corporation, and CS First Boston Corporation and Greenwich Capital Markets, Inc. as Underwriters, relating to the Registrant's Series 1996-B Pass-Through Certificates(11)
1.8 Terms Agreement, dated October 18, 1996, among the Registrant, Oakwood Acceptance Corporation, and CS First Boston Corporation and Goldman, Sachs & Co., as Underwriters, relating to the Registrant's Series 1996-C Pass-Through Certificates(12)
1.9 Terms Agreement, dated February 21, 1997 among the Registrant, Oakwood Acceptance Corporation, and Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as Underwriters, relating to the Registrant's Series 1997-A Pass-Through Certificates(14)
1.10 Terms Agreement, dated May 15, 1997, among the Registrant, Oakwood Acceptance Corporation, and Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as Underwriters, relating to the Registrant's Series 1997-B Pass-Through Certificates(15)
1.11 Terms Agreement, dated August 14, 1997, among the Registrant, Oakwood Acceptance Corporation, Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as Underwriters, relating to the Registrant's Series 1997-C Pass-Through Certificates(18)
1.12 Terms Agreement, dated November 14, 1997, among the Registrant, Oakwood Acceptance Corporation, Credit Suisse First Boston Corporation, as Underwriter, relating to the Registrant's Series 1997-D Pass Through Certificates(19)
1.13 Terms Agreement, dated February 20, 1998, among the Registrant, Oakwood Acceptance Corporation and Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc., as Underwriters, relating to the Registrant's Series 1998-A Pass-Through Certificates(20)
1.14 Terms Agreement, dated May 28, 1998, among the Registrant, Oakwood Acceptance Corporation and Credit Suisse First Boston Corporation and Prudential Securities Incorporated, as Underwriters, relating to Registrant's Series 1998-B Pass-Through Certificates(21)
1.15 Terms Agreement, dated August 20, 1998, among the Registrant, Oakwood Acceptance Corporation and Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc., as Underwriters, relating to Registrant's Series 1998-C Pass-Through Certificates(22)
1.16 Terms Agreement, dated November 3, 1998, among the Registrant, Oakwood Acceptance Corporation and Credit Suisse First Boston Corporation, as Underwriter, relating to Registrant's Series 1998-D Pass Through Certificates(23)
1.17 Terms Agreement, dated January 14, 1999, among the Registrant, Oakwood Acceptance Corporation and Credit Suisse First Boston Corporation and NationsBanc Montgomery Securities LLC, as Underwriters, relating to Registrant's Series 1999-A Pass Through Certificates(24)
3.1        Articles of Incorporation of Registrant(2)
3.2        By-Laws of Registrant(2)
3.3 Articles of Amendment to the Articles of Incorporation of Registrant, as filed with the North Carolina Secretary of State on December 9, 1994(4)
4.1        Form of Pooling and Servicing Agreement(2)
4.2        Standard Terms to Pooling and Servicing Agreement (September 1994
           Edition)(5)
4.3 Series 1994-A Pooling and Servicing Agreement, dated as of November 1, 1994, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and NationsBank of Virginia, N.A., as Trustee (including exhibits)(5)

4.4 Series 1995-A Pooling and Servicing Agreement, dated as of June 1, 1995, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and NationsBank, N.A., as Trustee (including exhibits)(6)
4.5 Series 1995-B Pooling and Servicing Agreement, dated as of October 1, 1995, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee (including exhibits)(7)
4.6        Standard Terms to Pooling and Servicing Agreement (November 1995
           Edition)(9)
4.7 Series 1996-A Pooling and Servicing Agreement, dated as of February 1, 1996, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(10)
4.8 Series 1996-B Pooling and Servicing Agreement, dated as of July 1, 1996, by and among the Registrant Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(11)
4.9 Series 1996-C Pooling and Servicing Agreement, dated as of October 1, 1996, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(12)
4.10 Series 1997-A Pooling and Servicing Agreement, dated as of February 1, 1997, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(14)
4.11 Series 1997-B Pooling and Servicing Agreement, as amended July 22, 1997, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(15) (17)
4.12 Series 1997-C Pooling and Servicing Agreement, dated as of August 1, 1997, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(18)
4.13 Series 1997-D Pooling and Servicing Agreement, dated as of November 1, 1997, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(19)
4.14 Series 1998-A Pooling and Servicing Agreement, dated as of February 1, 1998, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(20)
4.15 Series 1998-B Pooling and Servicing Agreement, dated as of May 1, 1998, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(21)
4.16 Series 1998-C Pooling and Servicing Agreement, dated as of August 1, 1998, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(22)
4.17 Series 1998-D Pooling and Servicing Agreement, dated as of October 1, 1998, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee(23)
4.18 Series 1999-A Pooling and Servicing Agreement, dated as of January 1, 1999, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and Chase Manhattan Trust Company, National Association, as Trustee(24)
4.19       Standard Terms to Pooling and Servicing Agreement (June 1998
           Edition)(22)
4.20       Form of Guaranty Agreement(13)
4.21 Limited Guarantee, dated as of February 1, 1997, by and between Oakwood Homes Corporation, as Guarantor, and PNC Bank, National Association, as Trustee(14)
4.22 Limited Guarantee, dated as of May 1, 1997, by and between Oakwood Homes Corporation, as Guarantor, and PNC Bank, National Association, as Trustee(15)
4.23 Limited Guarantee, dated as of August 1, 1997, by and between Oakwood Homes Corporation, as Guarantor, and PNC Bank, National Association, as Trustee(18)
4.24 Limited Guarantee, dated as of November 1, 1997, by and between Oakwood Homes Corporation, as Guarantor, and PNC Bank, National Association, as Trustee(19)
4.25 Limited Guarantee, dated as of May 1, 1998, by and between Oakwood Homes Corporation, as Guarantor, and PNC Bank, National Association, as Trustee(21)
4.26 Limited Guarantee, dated as of January 1, 1999, by and between Oakwood Homes Corporation, as Guarantor, and Chase Manhattan Trust Company, as Trustee(24)
5.1        Opinion of Hunton & Williams(*)
8.1        Tax Opinion re: Adequacy of Prospectus Disclosure(*)
8.2        Tax Opinion re: REMIC Certificates(*)
8.3        Tax Opinion re: Non-REMIC Certificates(*)

23.1 Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2 and 8.3
23.2       Consent of Pricewaterhouse Coopers LLP (*)
24.1       Power of Attorney
99.1 Form of Sales Agreement between the Registrant, as Purchaser, and Oakwood Acceptance Corporation, as Seller(2)

----------
        (1)Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-83660) filed September 2, 1994.
        (2)Incorporated herein by reference to Exhibit to the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-83660) filed October 21, 1994.
        (3)Incorporated herein by reference to Exhibit to the Registrant's Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 33-83660) filed November 4, 1995.
        (4)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed December 23, 1994.
        (5)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed December 7, 1994.
        (6)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed June 27, 1995.
        (7)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed November 3, 1995.
        (8)Incorporated herein by reference to Page II-5 of the Registrant's Registration Statement on Form S-3 (No. 33-99320) filed November 14, 1995.
        (9)Incorporated herein by reference to Exhibit to the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-99320) filed January 11, 1996.
        (10)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed March 5, 1996.
        (11)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed August 5, 1996.
        (12)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed November 5, 1996.
        (13)Incorporated herein by reference to Exhibit to the Registrant's Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-99320) filed February 12, 1997.
        (14)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed March 5, 1997.
        (15)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed May 23, 1997.
        (16)Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-31441) filed July 17, 1997.
        (17)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed July 22, 1997.
        (18)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed August 27, 1997.
        (19)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed November 21, 1997.
        (20)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed Februrary 27, 1998.
        (21)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed June 12, 1998.
        (22)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed August 31, 1998.
        (23)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed November 10, 1998.

        (24)Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K filed January 25, 1999.
        (*)To be filed by amendment.
        (**) Previously filed.


ITEM 17.  UNDERTAKINGS.

        (a)The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, County of Guilford, State of North Carolina, on April 16, 1999.

                                            OAKWOOD MORTGAGE INVESTORS,
                                                   INC. (REGISTRANT)


                                            /S/  DOUGLAS R. MUIR*
                                                 ----------------------------
                                                 Nicholas J. St. George
                                                 Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                               Capacity                     Date
             ---------                               --------                     ----
/s/  DOUGLAS R. MUIR*                      Director                           April 16, 1999
-------------------------------
        Nicholas J. St. George


/s/  DOUGLAS R. MUIR*                      Director and President             April 16, 1999
-----------------------------------          (PRINCIPAL FINANCIAL OFFICER
        William G. Edwards                   AND PRINCIPAL EXECUTIVE OFFICER)



/s/  DOUGLAS R. MUIR                       Vice President, Secretary          April 16, 1999
------------------------------------------   and Treasurer
        Douglas R. Muir                      (PRINCIPAL ACCOUNTING OFFICER)



_______________________________            Director                           April __, 1999
        Paul Stephanz


*Attorney-in-Fact, pursuant to a
power of attorney previously filed
with the Securities and Exchange
Commission.